SCHEDULE 14A INFORMATION REQUIRED
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))


[X]   Definitive Proxy Statement


[ ]   Definitive Additional Materials

[ ]   Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                                 LCS GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities  to which  transaction  applies:  N/A

2)    Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4)    Proposed  maximum  aggregate value of transaction:  N/A

5)    Total fee paid: N/A

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                 LCS GROUP, INC.
                               3 Tennis Court Road
                             Mahopac, New York 10541

                             -----------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 2004


To the Stockholders of LCS Group, Inc.:


      You are cordially invited to attend the special meeting of stockholders of LCS Group, Inc. ("LCS, our, we or us"), a Delaware corporation, to be held at Baci Pizzeria and Trattoria, 957 Route 6, Mahopac, New York 10541, on January 19, 2004, at 10:00 a.m. local time, for the following purposes:

      1.    To approve amending our Certificate of Incorporation:

            o to change our name to "Conversion Services International, Inc." (Proposal 1),
            o to increase the number of shares of common stock we are authorized to issue from 50,000,000 to 1,000,000,000(Proposal
                  2),
            o to authorize us to issue up to 20,000,000 shares of preferred stock in such series, each with different rights, preferences and designations and qualifications, limitations and restrictions as may be determined by our board of directors without the approval of our stockholders (Proposal 3); and
            o concerning limitations of our directors' liability and indemnification of our officers and directors (Proposal 4);


      2. To elect three (3) members to our board of directors to serve until their respective successors are elected and qualified (Proposal 5); and

      3.    To adopt our 2003 Stock Incentive Plan (Proposal 6).

      Only stockholders of record at the close of business on November 28, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting.

      On August 21, 2003, we entered into an agreement with Conversion Services International, Inc. ("CSI") pursuant to which CSI will merge into LCS Acquisition Corp., our wholly-owned subsidiary, referred to here in as LCSAC. On November 28, 2003, the parties amended the agreement and all discussions in this proxy statement relating to such agreement refer to the agreement as amended. If the merger between CSI and LCSAC is consummated, the business of CSI shall become our only operating business, we will change our name to Conversion Services International, Inc. and the CSI stockholders will control our board of directors and approximately 84.3% of the shares of our common stock.

      The closing of the merger with CSI is subject to a number of conditions, including, among others, effecting the actions contained in Proposals 1, 2, 5 and 6. The nominees for directors in Proposal 5 consist of Scott Newman and Glenn Peipert, CSI's executive officers, directors and principal stockholders, and Lawrence K. Reisman, a nominee of Messrs. Newman and Peipert. Approval of Proposals 1 and 5 is contingent upon consummation of the merger with CSI within seven (7) business day after this special meeting of our stockholders and the satisfaction of all other conditions precedent to the closing of the merger. In the event that the merger is not consummated within this period, which can be extended by our agreement with CSI, Proposals 1 and 5 will not pass, our name will not change and Dr. Mitchell will remain as our sole director.

      We are authorized to issue 50,000,000 shares of common stock of which 49,220,176 are currently outstanding. If we acquire CSI, we will be required to issue an aggregate of 500 million shares of our common stock to CSI's stockholders. In addition, we are contractually obligated to issue up to an additional 43,779,824 shares when we increase the number of shares we are authorized to issue to an amount sufficient to permit this issuance. 18,313,157 of these shares, except as may be adjusted as described herein, will be issued to Michael Mitchell, our President, Chief Executive Officer and sole director and the person on whose behalf we are soliciting this proxy, and 1,000,000 of these shares will be issued to Alex Bruni, our Chief Financial Officer.


      As of November 28, 2003, our affiliates, sole director and executive officers, including all stockholders who beneficially own more than 5% of our voting securities, own approximately 14.3% of our stock entitled to vote on the proposals. It is anticipated that these individuals will vote their shares to approve all of the proposals.

      A proxy statement and proxy are enclosed with this notice. If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Details of the proposed merger with CSI and the other business to be conducted at the special meeting are described in the enclosed proxy statement. We have also enclosed a copy of our 2003 Annual Report for the fiscal year ended February 28, 2003.

                                         By Order of the Sole Director


                                         /s/ Michael Mitchell
                                         ------------------------------
                                         Michael Mitchell, President

Mahopac, New York
January 2, 2004

                                 LCS GROUP, INC.
                               3 Tennis Court Road
                             Mahopac, New York 10541

                                 PROXY STATEMENT


                         SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 19, 2004


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General


      The enclosed proxy is solicited on behalf of the sole director of LCS Group, Inc., a Delaware corporation, referred herein as "LCS," "our," "we" or "us," as the context requires, in connection with a special meeting of our stockholders to be held at 11:00 a.m. local time at Baci Pizzeria and Trattoria, 957 Route 6, Mahopac, New York 10541, on January 19, 2004, or any continuation or adjournment thereof. At the meeting, our stockholders will be asked to vote on proposals, which are listed in our notice of special meeting of stockholders and described in more detail below.

      This proxy statement and the enclosed proxy card are being mailed on or about January 5, 2004, to all stockholders entitled to vote at the meeting. Our Annual Report on Form 10-KSB for the fiscal year ended February 28, 2003, including financial statements, is being mailed to all stockholders entitled to vote at the special meeting.

      At the meeting, our stockholders will be asked to:

      1.    approve amending our Certificate of Incorporation

            o to change our name to "Conversion Services International, Inc." (Proposal 1),
            o to increase the number of shares of common stock we are authorized to issue from 50,000,000 to 1,000,000,000 (Proposal
                  2),
            o to authorize us to issue up to 20,000,000 shares of preferred stock in such series, each with different rights, preferences and designations and qualifications, limitations and restrictions as may be determined by our board of directors without the approval of our stockholders (Proposal 3); and

            o     concerning   limitation  of  our   directors'   liability  and
                  indemnification of our officers and directors (Proposal 4);

      2. elect three (3) members to our board of directors to serve until their respective successors are elected and qualified (Proposal 5); and

      3.    adopt our 2003 Stock Incentive Plan (Proposal 6).

      On August 21, 2003, we entered into an agreement with Conversion Services International, Inc. ("CSI") pursuant to which CSI will merge into LCS Acquisition Corp., our wholly-owned subsidiary, referred to herein as LCSAC. On November 28, 2003, the parties amended the agreement and all discussions herein relating thereto refer to the agreement as amended. If the merger between LCSAC and CSI is consummated, the business of CSI shall become our only operating business, we will change our name to Conversion Services International, Inc.

and the CSI stockholders will control our board of directors and approximately 84.3% of the shares of our common stock.


      The closing of the merger with CSI is subject to a number of conditions, including, among others, effecting the actions contained in Proposals 1, 2, 5 and 6. The nominees for directors in Proposal 5 consist of Scott Newman and Glenn Peipert, CSI's executive officers, directors and principal stockholders, and Lawrence K. Reisman, a nominee of Messrs. Newman and Peipert. Approval of Proposals 1 and 5 is contingent upon consummation of the merger with CSI within seven (7) business days after this special meeting of our stockholders and the satisfaction of all other conditions precedent to the closing of the merger. In the event that the merger is not consummated within this period, which can be extended by our agreement with CSI, Proposals 1 and 5 will not pass, our name will not change and Dr. Mitchell will remain as our sole director.

      We are authorized to issue 50,000,000 shares of common stock of which 49,220,176 are outstanding. If we acquire CSI, we will be required, pursuant to our reorganization agreement, to issue an aggregate of 500 million shares of our common stock to CSI's stockholders. In addition, we are contractually obligated to issue up to an additional 43,779,824 shares when we increase the number of shares we are authorized to issue to an amount sufficient to permit this issuance as a result of conversion of certain debt, settlement of litigation and for services rendered. As a result of conversion of debt, 18,313,157 of these shares, except as may be adjusted as described herein, will be issued to Michael Mitchell, our President, Chief Executive Officer and sole director and the person on whose behalf we are soliciting this proxy, and 1,000,000 of these shares will be issued to Alex Bruni, our Chief Financial Officer.


      The proposed amendments to our Certificate of Incorporation are set forth in Schedule A and the 2003 Stock Incentive Plan is set forth in Schedule B to this proxy statement.

Summary Information

      This summary highlights the material terms of the proposed transactions described in this proxy statement. We believe that it is necessary for you to understand our proposed acquisition of CSI in order for you to make an informed decision about Proposal Nos. 1, 2 and 5, and we urge you to read this entire proxy statement carefully, including the schedules and the documents to which we refer in this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies

      On July 16, 2003, pursuant to the terms of Section 251(g) of the Delaware General Corporation Law, LCS Golf, Inc. hereafter referred to as Golf, became our wholly-owned subsidiary. Pursuant to this transaction, we acquired all of the assets of Golf, all former stockholders of Golf became our stockholders, our shares of common stock are now publicly traded on the OTC Bulletin Board, and the officers and sole director of Golf became our officers and sole director.

      We were a holding company that until December 31, 2001, operated, through Golf, as a provider of out sourcing of permission e-mail marketing technologies and services. We have terminated all of our revenue generating operations and released all but two of our employees, our two executive officers. On August 21, 2003, we entered into the agreement with CSI pursuant to which CSI will merge into LCSAC, our wholly-owned subsidiary, and become our operating business. We maintain our only office at the residence of Michael Mitchell, our president and sole director, at 3 Tennis Court Road, Mahopac, New York 10541, and our telephone number is (845) 621-3945.

      CSI, a privately held Delaware corporation formed in 1990, is in the business of providing professional services relating to information technology management consulting, data warehousing, business intelligence and e-business. CSI is entering into this merger to become a public company. CSI's offices are located at 100 Eagle Rock Avenue, East Hanover, N.J. 07936, and its telephone number is (973) 560-9400.


The Merger


The Merger with CSI (page 10)


      Our sole director has approved the merger of LCSAC, our wholly-owned subsidiary, with CSI. If we acquire CSI, it will become our wholly owned subsidiary and our only operational business.


Stock to be issued to CSI stockholders (page 38)


      The CSI stockholders will receive shares of our common stock in exchange for shares of their CSI common stock. The CSI stockholders will own, collectively, approximately 84.3% of all of our outstanding common stock immediately following the merger. As a result, the CSI stockholders will control our board of directors and in excess of a majority of our shares of common stock, thus entitling them to control our company and approve or disapprove of all matters voted upon by stockholders.


The Board of Directors (page 48)


      Michael Mitchell will resign as our sole director and be replaced by Scott Newman, Glenn Peipert and Lawrence K. Reisman, who is a nominee of Messrs. Newman and Peipert.


Name Change (page 43)


      Our name will be changed to "Conversion Services International, Inc."


Registration Rights (pages 29, 43 and 44)

      Certain of CSI's stockholders will receive rights to require us to register the shares of our common stock that they will receive in the merger for resale by them. Certain of our stockholders will have the right to demand that we register their shares and "piggy-back" registration rights. Certain of our other stockholders will have only "piggy-back" registration rights.

Conditions to Closing (page 40)


      The obligations of each of the parties to complete the merger are subject to the satisfaction or waiver of numerous conditions, including various customary conditions to closing, and the following conditions:


      o     CSI's stockholders must approve the merger;
      o     Our  stockholders  must  approve,
            (i) amending our Certificate of Incorporation to change our name to "Conversion Services International, Inc." and increase the number of shares of common stock we are authorized to issue from 50,000,000 to 1,000,000,000 (page 43),
            (ii) the election of the slate of directors selected by Messrs. Newman and Peipert on behalf of CSI, and

            (iii) our 2003 Incentive Stock Plan (page 50); and
      o     we must have no material liabilities.

Approval of our sole director (page 37)



      Dr. Mitchell, our sole director, has determined that the merger with CSI is fair to you and in your best interests as an LCS stockholder and he has approved it.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Note on Forward-Looking Statements .......................................     9
Record Date; Outstanding Shares ..........................................    10
Expenses of Soliciting Proxies ...........................................    10
Revocability of Proxies ..................................................    10
Voting And Votes Required for Approval ...................................    10
Tabulation of Votes ......................................................    11
Voting by Street Name Holders ............................................    11
Quorum; Abstentions; Broker Non-Votes ....................................    11
Proposals to Stockholders ................................................    12
Our Current Business and the Acquisition Of CSI ..........................    12
Information about CSI ....................................................    12
Description Of CSI's Property ............................................    15
CSI Legal Proceedings ....................................................    15
CSI Related Party Transactions ...........................................    16
Certain Risk Factors That May Affect CSI's Future Performance ............    17
Information About LCS ....................................................    23
Management of LCS ........................................................    23
Family Relationships .....................................................    23
LCS Board of Directors Meetings and Committees ...........................    24
LCS Board of Directors Compensation ......................................    24
LCS Executive Compensation ...............................................    24
Security Ownership of Certain Beneficial Owners and Management of LCS ....    24
Market For LCS' Common Equity and Related Stockholder Matters ............    26
Certain Relationships and Related Transactions of LCS ....................    27
LCS Legal Proceedings ....................................................    27
Section 16(a) Beneficial Ownership Reporting Compliance of LCS ...........    29
Financial Statements of LCS and CSI ......................................    29
Management's Discussion and Analysis of Financial Condition
         and Results of Operations........................................    29
LCS's Management's Discussion and Analysis of Financial
         Condition and Results of Operations .............................    29
CSI's Management's Discussion and Analysis of Financial
         Condition and Results of Operations .............................    32
Background of the Acquisition ............................................    39
Our Reasons for the Acquisition ..........................................    39
Terms of the Acquisition and Change in Control ...........................    40
Accounting Treatment .....................................................    44
Certain Federal Income Tax Consequences ..................................    44
No Dissenters' Rights of Appraisal .......................................    44
Governmental and Regulatory Approval .....................................    44
Proposal No. 1 - Amendment To Certificate Of
         Incorporation Concerning Name Change ............................    45
Proposal No. 2 - Amendment To Certificate Of Incorporation
         Concerning Increase In Authorization To Issue Common Stock ......    45
Proposal No. 3 - Amendment To Certificate Of Incorporation Concerning
         Authorization To Issue Preferred Stock ..........................    47
Proposal No. 4 - Amendment To Certificate Of Incorporation Concerning
         Limitation of our Directors' Liability and Director and
         Officer Indemnification .........................................    49
Proposal No. 5 - Election Of Directors ...................................    50

Proposal No. 6 - Adoption Of 2003 Stock Incentive Plan ...................    52
General ..................................................................    55
Other Business ...........................................................    56


APPENDIX A - Agreement and Plan of Reorganization with CSI
         and amendment thereto ...........................................  AP-i

SCHEDULE A - Amendment to Certificate of Incorporation ...................   A-1


SCHEDULE B - 2003 Stock Incentive  Plan ..................................   B-1

SCHEDULE C - Audited Financial Statements of CSI for the fiscal years ended December 31, 2001 and 2002 and CSI's unaudited financial statements at and for the nine months ended
         September 30, 2003 ..............................................   C-1

SCHEDULE D - Our unaudited financial statements at and for the six
         months ended August 31, 2003 ....................................   D-1

Note on Forward-Looking Statements

      The statements set forth in this proxy statement concerning the manner in which CSI intends to conduct its future operations, potential trends that may impact future results of operations, and managements' beliefs or expectations about future operations are forward-looking statements. The following statements that CSI makes in this proxy statement, in press releases, on CSI's website, or in other contexts, including statements made by CSI's authorized representatives, either orally or in writing, are or may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934:

      (i)   any  statement  regarding  possible  or  assumed  future  results of
            operations  of  CSI's   business,   the  market  for  its  services,
            anticipated expenditures, regulatory developments or competition;

      (ii) any statement preceded by, followed by or that includes the words "intends," "estimates," "believes," "expects," "anticipates," "should," "could," or the negative or other variations of these or other similar expressions; and

      (iii) other statements regarding matters that are not historical facts.

      Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the factors that are set forth in the prior section as well as:

      o uncertainties regarding CSI's ability to successfully develop and introduce new services on a timely basis in relation to competing services and product introductions;
      o the effects of vigorous competition on commercial acceptance of CSI's services and their pricing;
      o uncertainties regarding continued market acceptance of and demand for CSI's services;
      o potential legislative or regulatory changes affecting the information technology services industry;
      o     uncertainties associated with the licensing of products developed by others and the successful integration of acquired businesses;
      o     CSI's exposure to contingencies associated with of CSI's services;
      o     CSI's ability to attract and retain key personnel; and
      o changes in accounting and related standards promulgated by the accounting profession or regulatory agencies.

      The cautionary statements contained or referred to above should be considered in connection with any subsequent written or oral forward-looking statements that may be made by CSI or by persons acting on its behalf. We undertake no duty to update these forward-looking statements, even though CSI's situation may change in the future.

Record Date; Outstanding Shares

      Only stockholders of record at the close of business on November 28, 2003 are entitled to receive notice of, and vote at our special meeting. As of November 28, 2003, the record date, we had 49,220,176 shares of common stock outstanding and entitled to vote at the meeting. Each share of our common stock is entitled to one vote on all matters. We have no other voting securities.

Expenses of Soliciting Proxies

      We will pay the expenses of soliciting proxies to be voted at the special meeting. Third parties who are holders of our common stock are providing these funds. If we approve the amendment to our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue, these third parties will have the right and ability to convert the funds they loaned to us for this and other purposes at the rate of $0.03 per share. We, and our agents, including our sole director, may also supplement the solicitation of proxies by mail, telephone, Internet, telegraph or in person, following the original mailing of the proxies and other proxy materials. No additional compensation will be paid to our sole director for such services. In addition, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other special meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies


      If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with our President and Chief Executive Officer at our offices, 3 Tennis Court Road, Mahopac, New York 10541, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.


Voting and Votes Required for Approval

      Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. By submitting your proxy, you authorize Michael Mitchell, to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Dr. Mitchell will be authorized to vote your shares at any adjournment or postponement of the meeting.

      To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope, to Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

      In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail.

      Proposals 1 through 4: Amendments to Certificate of Incorporation. The affirmative vote of stockholders owning at least a majority of the issued and outstanding shares of our common stock eligible to vote at the meeting is necessary to approve the amendments to our Certificate of Incorporation contained in proposals 1 through 4.

      Proposal 5: Election of Directors. Directors are elected by a plurality vote and the three nominees who receive the most votes will be elected. In the election of directors, votes may be cast in favor of or withheld with respect to each nominee.

      Proposal 6: Adoption of 2003 Stock Incentive Plan. The affirmative vote of at least a majority of the shares represented and voting at the special meeting at which a quorum is present, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for the adoption of our 2003 Incentive Plan.


      We and LCSAC have entered into an agreement with CSI pursuant to which CSI will merge into LCSAC, our wholly-owned subsidiary. As a result of the merger with CSI, the business of CSI shall become our only operating business and we will change our name to Conversion Services International, Inc. The closing of the merger with CSI is subject to a number of conditions, including, among others, effecting the actions contained in Proposals 1, 2, 5 and 6. The nominees for director in Proposal 5 consist of Messrs. Newman and Peipert, CSI's executive officers, directors and principal stockholders, and Lawrence K. Reisman, a nominee of Messrs. Newman and Peipert. Approval of Proposals 1 and 5 is contingent upon consummation of the merger within seven (7) days after this special meeting of our stockholders. In the event that the merger with CSI is not consummated within this period, which can be extended by our agreement with CSI, Proposals 1 and 5 will not pass, our name will not change and Dr. Mitchell will remain as our sole director.


Tabulation of Votes

      The votes will be tabulated and certified by our transfer agent, Olde Monmouth Stock Transfer Co., Inc.

Voting by Street Name Holders

      If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the special meeting is 51% of the issued and outstanding shares of our common stock present at the special meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the special meeting with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

                            PROPOSALS TO STOCKHOLDERS

      We  believe  that  it  necessary  for  you  to  understand   our  proposed
acquisition of CSI in order for you to make an informed decision about Proposal Nos. 1, 2, and 5.

Our Current Business and the Acquisition of CSI

      On July 16, 2003, pursuant to the terms of Section 251(g) of the Delaware General Corporation Law, Golf became our wholly-owned subsidiary. Pursuant to this transaction, we acquired all of the assets of Golf, all former stockholders of Golf became our stockholders, our shares of common stock are now publicly traded on the OTC Bulletin Board, and the officers and sole director of Golf became our officers and sole director.

      We were a holding company that, until December 31, 2001, operated, through Golf, as a provider of out sourcing of permission e-mail marketing technologies and services. Over the next three months we terminated almost all of our revenue generating operations and determined that it was unlikely that we would be able to resume our previous business. As a result, we began investigating the possibility of acquiring or otherwise affiliating with a revenue generating business.

      On August 21, 2003, we entered into a reorganization agreement with CSI and its two principal stockholders pursuant to which we agreed to acquire all of CSI's outstanding stock in exchange for 500 million shares of our common stock. See pages 25-26 for a discussion of the number of shares of our common stock to be issued to the CSI stockholders, and the number of shares of our common stock that will be outstanding after the merger. The issuance of our common stock may substantially dilute your ownership percentage in us and the value of your shares. You should carefully read this proxy statement and the following documents:

      o the Agreement and Plan of Reorganization as amended (Appendix A hereto),
      o our Form 10-KSB for the year ended February 28, 2003 (delivered herewith),
      o the audited financial statements of CSI for the fiscal years ended December 31, 2001 and 2002 and CSI's unaudited financial statements at and for the nine months ended September 30, 2003 (Schedule C hereto), and
      o our unaudited financial statements at and for the quarter ended August 31, 2003 (Schedule D hereto).

Information About CSI

CSI's Corporate History, Management and Ownership Structure

      CSI is in the business of providing professional services relating to information technology management consulting, data warehousing, business intelligence and e-business. Its clients are primarily in the financial services, pharmaceutical and telecommunications industries, although CSI has clients in other industries as well. CSI's clients are primarily located in the Greater New York/New Jersey area.

CSI was incorporated in Delaware in 1990 and its offices are located at 100 Eagle Rock Avenue, East Hanover, N.J. 07936, where its telephone number is (973) 560-9400.

         Scott Newman and Glenn  Peipert,  who own 90% of CSI's  stock,  operate
CSI. CSI's board of directors consists of Messrs. Newman and Peipert. Its current executive management and officers are as follows:

Name                        Position
----                        --------
Scott Newman                President and Chief Executive Officer

Glenn Peipert               Executive Vice President and Chief Operating Officer

Mitchell Peipert            Chief Financial Officer and Secretary

      For biographical information on Scott Newman and Glenn Peipert, see "Proposal No. 5; Election of Directors."

      MITCHELL PEIPERT, 45, has been CSI's Chief Financial Officer and Secretary since January 2001. From April 1992 until January 2001, Mr. Peipert served as Senior Vice President of Operations and Controller of TSR Wireless LLC, where he directed the accounting, operations and human resources functions. He also assisted the chief executive officer in strategic planning, capital raising, and acquisitions. Prior to his employment by TSR, he held various managerial roles for Anchin, Block & Anchin, certified public accountants, Merrill Lynch and Grant Thornton. Mr. Peipert is a Certified Pubic Accountant and graduated from Pace University with an MBA in Finance. Mr. Peipert is the brother of Glenn Peipert.

CSI's Business

Overview

      CSI, The Center For Data Warehousing, is a leading provider of best practices data warehousing and business intelligence solutions. CSI enables
organizations  to  leverage  their  corporate   information  assets  to  provide
opportunities for its clients to achieve returns on their investments in data warehousing.

      As a data warehousing and business intelligence specialist, CSI approaches business intelligence from a management consulting perspective. It provides integrated strategies and technology implementation services to clients that are attempting to leverage their most valuable corporate asset, enterprise information. CSI offers a variety of services, including strategy consulting, data warehousing architecture and implementation and best practices solutions.

      CSI delivers innovative business strategies by leveraging the integration of emerging or existing technologies. CSI has developed a methodology that provides a framework for each stage of a client engagement, from helping the client conceive its strategy, to structuring, engineering and extending the client's information. CSI believes that its integrated methodology allows it to deliver reliable, robust, scalable, secure and extensible business intelligence solutions in rapid timeframes.

      During the fiscal year ended December 31, 2002, two of CSI's customers collectively accounted for approximately 59% of total sales. During the fiscal year ended December 31, 2001, two customers accounted collectively for approximately 65% of total sales. Except as described below, CSI does not have long-term contracts with any of these customers. The loss of any of CSI's largest customers could have a material adverse effect on CSI's business.

CSI's Services

      CSI is a full service data warehousing and business intelligence services firm. It offers services in the following solutions:

      o     Return on Investment (ROI) justifications;
      o     architecture design/reviews;
      o     implementations;
      o     product comparisons;
      o     benchmarking;
      o     best practices recommendations;
      o     mentoring;
      o     training; and
      o     seminars.

Additionally, clients employ CSI's resources in the form of professional services.

Intellectual Property

      CSI's intellectual property includes methodologies and management systems. CSI also owns the trademark "Tech Smart - Business Wise." CSI uses non-disclosure agreements with its employees, independent contractors and customers.

Marketing


      CSI currently  markets its services through a sales force comprised of ten
(10) employees and also receives business through client referrals. CSI is in the process of engaging an advertising and public relations firm in order to expand CSI's brand awareness, and is further engaging, or expects to engage, in the following sales related programs and activities:

      >> Web site promotion: The CSI web site has recently been reformatted to reflect CSI's vision and business plan. CSI will be promoting its website through various Internet search engines.


      >> Trade show participation: CSI expects that high exposure in trade shows should further solidify CSI's position in its industry. In the proper setting, the trade show can be viewed as a mobile mini-showroom concept to demonstrate CSI's services.

      >> Seminars with vendors: CSI expects that joint seminars with leading software vendors should stimulate new business lead generations. It also expects to enhance the perception of CSI as an expert in individual product areas.

      >> Vendor relations: CSI is identifying key vendor relationships. With the ability to leverage CSI's thirteen-year history, CSI intends to continue to forge and maintain relationships with technical, service and industry vendors.

      >> Expanded direct sales activities: CSI is developing a campaign for its sales personnel that will include lead generation, cross selling and up selling.

Competition

      CSI competes against numerous large companies that have substantially greater market presence, longer operating histories, more significant customer bases, and financial, technical, facilities, marketing, capital and other resources than it has. These competitors include national, regional and local information technology consulting service providers, software development firms and multi-national and other major accounting and consulting firms such as

      o     Accenture,
      o     Cap Gemini Ernst & Young,
      o     IBM Global Services,
      o     Keane,
      o     Bearing Point, and
      o     Answerthink.

      CSI competes on the basis of the quality of its services, industry reputation and price.

Employees

      CSI currently has 59 full time employees and also regularly utilizes the services of independent consultants.

Protection Against Disclosure of Customer Information

      CSI has implemented policies to prevent customer information from being disclosed to unauthorized parties or used inappropriately. CSI's employee handbook, which every employee receives and signs an acknowledgement of, mandates that it is strictly prohibited for employees to disclose customer information to third parties and further mandates that disciplinary action be taken against those who violate such policy, including possible termination. Further, background checks are made on all employees prior to hire.

Insurance

      CSI attempts to contractually limit its damages arising from negligent acts, errors, mistakes or omissions in rendering services and also maintains general liability insurance coverage, including coverage for errors and omissions. CSI's current insurance policy provides for $7,000,000 "umbrella" coverage with $1,000,000 of coverage per occurrence.

Description of CSI's Property

      CSI owns no real property and rents approximately 15,000 square feet of space in East Hanover, New Jersey pursuant to an amended lease that expires on December 31, 2005. These premises serve as the corporate headquarters and are comprised of office space and a large computer room.

CSI Legal Proceedings

      CSI is not currently a party to any material legal proceedings.

CSI Related Party Transactions


Loans to Stockholders, Officers and Directors


      As of December 31, 2002 and September 30, 2003, Messrs. Newman and Peipert owed CSI an aggregate of approximately $182,000. These loans are non-interest bearing and have no stated terms of repayment. All of these loans will be forgiven at or prior to the closing of the merger with CSI.

Leases

      CSI's future minimum rental payments due under all operating leases as of December 31, 2002, were as follows:

      Years Ending December 31            Office     Automobiles        Total
      ------------------------            ------     -----------        -----
      2003                            $  172,546     $    40,702      $ 213,248
      2004                               172,546           9,668        182,214
      2005                               172,546              --        172,546
                                      ----------     -----------      ---------

                                      $  517,638     $     50,370     $ 568,008
                                      ==========     ============     =========

      CSI is also obligated under capital leases for an aggregate annual rental of approximately $50,000 payable through 2006. These leases are secured by computer equipment originally costing $365,000.

Guarantees

      CSI currently has a line of credit with Fleet Bank pursuant to which it may borrow up to $2,250,000 against eligible accounts receivable. This line is collateralized by all of CSI's assets and guaranteed by Messrs. Newman and Peipert. As of September 30, 2003, approximately $940,000 was outstanding under this line.

Market Price of and Dividends on CSI's Common Equity and Related Stockholder Matters


      CSI has one class of common stock, 0.001 par value, of which 1 million shares are currently issued and outstanding. The following table sets forth as of November 28, 2003, the number and percentage of outstanding shares of common stock beneficially owned by:


      o Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of CSI's issued and outstanding common stock;
      o     each of CSI's directors and Executives; and
      o     all of CSI's officers and directors as a group.

The address of each of the principal stockholders is care of CSI.

                                          Shares              % Of Share
Name of Beneficial Owner             Beneficially Owned    Beneficially Owned
--------------------------------------------------------------------------------
Scott Newman                              600,000                60.0%
Glenn Peipert                             300,000                30.0%

All directors and executive
officers as a group (2 persons)           900,000                90.0%

      On September 30, 2003, the holders of CSI notes in the principal amount of $1,500,000 million converted their notes into an aggregate of 100,000 shares of CSI common Stock. None of these holders have any familial or business relationship with either Mr. Newman or Mr. Peipert or any of their respective affiliates.

      CSI's stock has never been publicly traded and, other than distributions resulting from CSI's status as a Subchapter S corporation for tax purposes, no dividends have ever been paid to the holders thereof. In connection with the issuance of new shares on September 30, 2003 discussed above, CSI changed its tax status to that of a Subchapter C corporation. On October 29, 2003, CSI made arrangements with a group of private lenders to obtain a $2,000,000 unsecured line of credit note. This note is convertible, at the option of CSI or such lenders, into shares of CSI common stock at a rate equal to 75% of the average bid price of the stock of LCS and its successors for the 10 trading days prior to the date of conversion. CSI does not have any equity compensation plans in place, nor does it have any outstanding options, warrants or, except as described above, securities convertible into its common stock.

Certain Risk Factors That May Affect CSI's Future Performance

      In addition to other information included in this proxy statement, the following factors should be considered in evaluating CSI's business and future prospects:

      Because CSI depends on a small number of key customers, non-recurring revenue and contracts terminable on short notice, its business could be adversely affected if it fails to retain these customers and/or obtain new customers at a level sufficient to support its operations and/or broaden its customer base.


      For the year ended December 31, 2002, two customers accounted for approximately $9,540,000 of CSI's revenues, which equaled 59% of these revenues. For the year ended December 31, 2001, two customers accounted for approximately $15,900,000 of CSI's revenues, which equaled approximately 65% of these revenues. In addition, CSI's contracts provide that CSI's services are terminable upon relatively short notice, typically not more than 30 days. Non-renewal or termination of contracts with these customers without adequate replacements could have a material and adverse effect on CSI. In addition, a large portion of CSI's revenues are derived from consulting services that are generally non-recurring in nature. There can be no assurance that CSI will


      o obtain additional contracts for projects similar in scope to those previously obtained from its principal customers or any other customer,
      o     be able to retain existing customers or attract new customers, or
      o broaden its customer base so that it will not remain largely dependent on a limited number of customers that will continue to account for a substantial portion of its revenues.

CSI may be subject to additional risks relating to its customers that could adversely affect its business.

      CSI may be subject to

      o     delays in customer funding;
      o     lengthy customer review processes for awarding contracts;

      o delay, termination, reduction or modification of contracts in the event of changes in customer policies or as a result of budgetary constraints; and/or
      o increased or unexpected costs resulting in losses under fixed-fee contracts,

which factors could also adversely affect its business.

CSI's revenues are difficult to forecast.

      CSI may increase its corporate overhead expenses in the event that it increases its business and/or acquires other businesses, while its operating expenses for sales, marketing and technical personnel to sell, provide and support its services also increases. Additionally, although most of CSI's customers are large, creditworthy entities, at any given point in time, CSI may have significant accounts receivable balances with customers that expose it to credit risks if such customers are unable to pay such obligations. If CSI has an unexpected shortfall in revenues in relation to its expenses, or significant bad debt experience, its business could be materially and adversely affected.

CSI's business could be adversely affected if CSI fails to adapt to emerging and evolving markets.

      The markets for CSI's services are changing rapidly and evolving and, therefore, the ultimate level of demand for CSI's services is subject to substantial uncertainty. Any significant decline in demand for programming and applications development and information technology consulting services could materially and adversely affect CSI's business and prospects.

      CSI's success in meeting growth targets is dependent on its ability to maintain existing customers and to continually attract and retain new customers to replace those who have not renewed their contracts. CSI's ability to achieve significant market acceptance will require substantial efforts and expenditures on CSI's part to create awareness of CSI's services.

If CSI should experience rapid growth, such growth could strain its managerial and operational resources, which could adversely affect its business.

      Any rapid growth that CSI may experience would most likely place a significant strain on its managerial and operational resources. If CSI is successful in acquiring other companies, it will be required to manage multiple relationships with various customers, strategic partners and other third parties. Further growth or an increase in the number of strategic relationships may increase this strain on existing managerial and operational resources, inhibiting CSI's ability to achieve the rapid execution necessary to successfully implement CSI's growth strategy without incurring additional corporate expenses.

CSI faces intense competition and its failure to meet this competition could adversely affect its business.

      Competition for CSI's information technology consulting services is significant and CSI expects that this competition will continue to intensify due to the low barriers to entry. CSI may not have the financial resources, technical expertise, sales and marketing or support capabilities to successfully meet this competition. CSI competes against numerous large companies, including, among others, multi-national and other major accounting firms. These firms have substantially greater market presence, longer operating histories, more significant customer bases and financial, technical, facilities, marketing, capital and other resources than CSI has. If CSI is unable to compete against such competitors, its business will be adversely affected.

      CSI's competitors may respond more quickly than CSI to new or emerging technologies and changes in customer requirements. Its competitors may also devote greater resources than CSI can to the development, promotion and sale of their services. They may develop services that are superior to or have greater market acceptance than CSI's. Competitors may also

      o     engage in more extensive research and development,
      o     undertake more extensive marketing campaigns,
      o     adopt more aggressive pricing policies, and
      o     make  more  attractive   offers  to  CSI's  existing  and  potential
            employees and strategic partners.

In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties that could be detrimental to CSI's business.

      New competitors, including large computer hardware, software, professional services and other technology and telecommunications companies, may enter CSI's markets and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in the industry, CSI could encounter significant pricing pressures. These pricing pressures could result in substantially lower average selling prices for its services. CSI may not be able to offset the effects of any price reductions with an increase in the number of customers, higher revenue from consulting services, cost reductions or otherwise. In addition, professional services businesses are likely to encounter consolidation in the near future, which could result in decreased pricing and other competition.

If CSI fails to adapt to the rapid technological change constantly occurring in the areas in which it operates, its business could be adversely affected.

      The market for information technology consulting services is rapidly evolving. Significant technological changes could render CSI's existing services obsolete. CSI must adapt to this rapidly changing market by continually improving the responsiveness, functionality and features of its services to meet customers' needs. If CSI is unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely manner, its business could be materially and adversely affected.

CSI could be subject to systems failures that could adversely affect its business.

      CSI's business depends on the efficient and uninterrupted operation of CSI's computer and communications hardware systems and infrastructure. CSI currently maintains its computer systems in its facilities at its offices in New Jersey. Although CSI has taken precautions against systems failure, interruptions could result from natural disasters as well as power losses, telecommunications failures and similar events. CSI also leases telecommunications lines from local and regional carriers, whose service may be interrupted. Any damage or failure that interrupts or delays network operations could materially and adversely affect CSI's business.

CSI's business could be adversely affected if CSI fails to adequately address security issues.

      CSI has taken measures to protect the integrity of its infrastructure and the privacy of confidential information. Nonetheless, its infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person or entity circumvents its security measures, they could jeopardize the security of confidential information stored on CSI's systems, misappropriate proprietary information or cause interruptions in its operations. CSI may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage CSI's reputation and expose it to a risk of loss or liability.

CSI faces intense competition for acquisition candidates.

      There is a high degree of competition among companies seeking to acquire interests in information technology service companies such as those CSI may target for acquisition. CSI is and following the merger is expected to continue to be an active participant in the business of seeking business relationships with, and acquisitions of interests in, such companies. A large number of established and well-financed entities, including venture capital firms, are active in acquiring interests in companies that CSI may find to be desirable acquisition candidates. Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial capabilities than CSI does. Consequently, CSI may be at a competitive disadvantage in negotiating and executing possible investments in these entities as many competitors generally have easier access to capital, on which entrepreneur-founders of privately-held information technology service companies generally place greater emphasis than obtaining the management skills and networking services that CSI can provide. Even if CSI is able to compete with these venture capital entities, this competition may affect the terms and conditions of potential acquisitions and, as a result, CSI may pay more than expected for targeted acquisitions. If CSI cannot acquire interests in attractive companies on reasonable terms, its strategy to build its business on acquisitions may not succeed.

CSI will encounter difficulties in identifying suitable acquisition candidates and integrating new acquisitions.

      A key element of CSI's expansion strategy is to grow through acquisitions. If CSI identifies suitable candidates, it may not be able to make investments or acquisitions on commercially acceptable terms. Acquisitions may cause a disruption in CSI's ongoing business, distract management, require other resources and make it difficult to maintain CSI's standards, controls and procedures. CSI may not be able to retain key employees of the acquired companies or maintain good relations with their customers or suppliers. It may be required to incur additional debt and to issue equity securities, which may be dilutive to existing stockholders, to effect and/or fund acquisitions.

We cannot assure you that any acquisitions CSI will make will enhance its business.

      We cannot assure you that any completed acquisition will enhance CSI's business. Since we anticipate that acquisitions will be made with both cash and our common stock, if CSI consummates one or more significant acquisitions, the potential impacts are:

      (a)   a  substantial  portion  of our  available  cash  could  be  used to
            consummate  the  acquisitions   and/or  we  could  incur  or  assume
            significant amounts of indebtedness, and

      (b) our stockholders could suffer significant dilution of their interest in our common stock.

      Also, we are required to account for acquisitions under the purchase method, which would likely result in our recording significant amounts of goodwill. The inability of a subsidiary to sustain profitability may result in an impairment loss in the value of long-lived assets, principally goodwill, property and equipment, and other tangible and intangible assets, which would adversely affect our financial statements.

If CSI fails to retain key personnel, its business could be adversely affected.

      There is intense competition for qualified personnel in the areas in which CSI operates. The loss of existing personnel or the failure to recruit additional qualified managerial, technical and sales personnel, as well as expenses in connection with hiring and retaining personnel, could adversely affect its business. CSI also depends on the performance of its executive officers and key employees, none of whom, including Messrs. Newman and Peipert, have entered into employment agreements with CSI. In addition, the Company has not obtained "key man" life insurance on the lives of either Mr. Newman or Mr. Peipert and, as such, the death of either of these individuals could have a material adverse effect on CSI.

      CSI will need to attract, train and retain more employees for management, engineering, programming, sales and marketing, and customer service and support positions. As noted above, competition for qualified employees, particularly engineers, programmers and consultants, continues to be intense. Consequently, CSI may not be successful in attracting, training and retaining the personnel it needs to continue to offer solutions and services to current and future customers in a cost effective manner, if at all.

If, following the merger, we fail to raise the capital CSI may need to support and increase its operations, its business could be adversely affected.

      CSI's future capital uses and requirements will depend on numerous factors, including:

      o the extent to which CSI's solutions and services gain market acceptance;
      o the level of revenues from current and future solutions and services;
      o     the expansion of  operations;
      o the costs and timing of product and service developments and sales and marketing activities;
      o     the costs related to acquisitions of technology or businesses; and
      o     competitive developments.

      We may require additional capital in order to continue to support and increase CSI's sales and marketing efforts, continue to expand and enhance the solutions and services CSI is able to offer to current and future customers and fund potential acquisitions. This capital may not be available on terms acceptable to us, if at all. In addition, CSI may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of its business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank facilities or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require CSI to delay, scale back or eliminate some or all of its expansion programs or to limit the marketing of its services. This could have a material and adverse effect on its business.

CSI could have potential liability to its customers that could adversely affect its business.

      CSI's services involve development, implementation and maintenance of computer systems and computer software that are critical to the operations of CSI's customers' businesses. If CSI fails or is unable to satisfy a customer's expectations in the performance of its services, its business reputation could be harmed or it could be subject to a claim for substantial damages, regardless of its responsibility for such failure or inability. In addition, in the course of performing services, CSI's personnel often gain access to technologies and content that include confidential or proprietary customer information. Although CSI has implemented policies to prevent such customer information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. CSI's business could be adversely affected if one or more large claims are successfully asserted against CSI that are uninsured, exceed available insurance coverage or result in changes to its insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements. Although CSI maintains general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims.

We do not intend to pay dividends on our common stock in the foreseeable future.

      CSI has never paid cash dividends on its common stock other than distributions resulting from CSI's status as a Subchapter S corporation for tax purposes. Following the merger, the principals of CSI do not anticipate that LCS will pay cash dividends in the foreseeable future. Instead, we intend to retain future earnings for reinvestment in CSI's business and/or to fund future acquisitions.

Ownership of LCS common stock will be concentrated following consummation of the merger.

      Following consummation of the merger, Scott Newman and Glenn Peipert, the principal stockholders of CSI who will become our executive officers and two of our directors, will beneficially own approximately 50.6% and 25.3%, respectively, of our outstanding common stock. As a result, each of them will possess significant influence over LCS' decision making on business matters, including the election of directors. This concentration of ownership of our common stock may:

      o     delay or prevent a change in the control of LCS;
      o impede a merger, consolidation, takeover, or other transaction involving LCS; or
      o discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of LCS.

Future growth is dependent on producing revenue sufficient to cover increasing expenses.

      CSI's expenses will increase in order for CSI to build an infrastructure to implement its acquisition strategy. In support thereof, CSI expects that it will be required to hire additional employees and expand its information technology systems. CSI also may increase its operating expenses to:

      o     broaden its support capabilities for any companies it may acquire;
      o     explore   acquisition   opportunities   and  alliances   with  other
            companies; and o facilitate business arrangements among companies it may acquire.

CSI's earnings will be adversely affected if higher expenses are not accompanied by increased revenue.

The authorization and issuance of "blank check" preferred stock could have an anti-takeover effect detrimental to the interests of our stockholders.

      The amendment to our certificate of incorporation proposed in the proxy statement includes a proposal to allow of board of directors to issue preferred stock with rights and preferences set by our board without further stockholder approval. The issuance of shares of this "blank check preferred" under particular circumstances could have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to endeavor to impede the attempt by issuing shares of blank check preferred, thereby diluting or impairing the voting power of the other outstanding shares of common stock and increasing the potential costs to acquire control of us. Upon approval, our board of directors will have the right to issue blank check preferred without first offering them to holders of our common stock, as the holders of our common stock have no preemptive rights.

CSI has until now been a private company, and we will incur expenses and face potential regulatory scrutiny following the merger in attempting to comply with new corporate governance regulations.

      CSI is currently a private company and the transition to being a public company will impose new burdens on CSI. Beginning with the enactment of the Sarbanes-Oxley Act of 2002 in July 2002, a significant number of new corporate governance requirements have been adopted or proposed by the Securities and Exchange Commission. Complying with such requirements will be costly. Although CSI will attempt to comply with all current and future requirements, it may not be successful in complying with these requirements at all times in the future and therefore may become subject to regulatory scrutiny. In addition, these requirements will require CSI to make changes to our corporate governance practices.

Information About LCS

Management of LCS

      The following table sets forth the names and ages of all of our current officers along with their current positions.

      Name                               Age            Position
      ----                               ---            --------
      Dr. Michael Mitchell               49             President, CEO and sole
                                                        Director

      Alex Bruni                         44             Chief Operating
                                                        and Financial Officer

      DR. MICHAEL MITCHELL has been our President, Chief Executive Officer and Chairman of the Board of Directors since 1994. He obtained a degree in biology from Jacksonville University in 1976. In 1980 he obtained his M.D. degree from the University of Dominica. From 1985 through the end of 1999 he was a physician at Greenwich Village Pediatrics. He is board certified in pediatrics and has memberships in the Academy of Pediatrics and the New York County Medical Society. Dr. Mitchell does not devote his full attention to our activities. He is currently employed by Riverside Pediatrics in Croton on Hudson, New York were he practices pediatric medicine on a part time basis.

      ALEX BRUNI has served as our Chief Operating Officer since 1999. He obtained a BBA in Accounting and a MS in Taxation from Hofstra University. From 1988 through 1998 Mr. Bruni worked at American Express as the Director of
International Taxes, managing a staff of five tax accountants while also managing and planning American Express international operations. From March 1998 through February 1999 Mr. Bruni was the President of PlayGolfNow, Inc., which was acquired by the Company in 1999. Mr. Bruni currently owns and operates A&J Marketing, Inc, an Internet marketing company he established approximately two years ago and that acquired certain of our websites and domain names. He devotes only minimal time to our activities.

Family Relationships

      There are no family relationships between our two executive officers.

LCS Board of Directors Meetings and Committees

      We have one director and no committees of the board.

LCS Board of Directors Compensation

      During our fiscal year ended February 28, 2003 our sole director received no fees for acting as a director.

LCS Executive Compensation

      We paid no cash compensation to our executive officers during our fiscal years ended February 28, 2002 and February 28, 2003, but on June 27, 2001 we issued 1,800,000 shares of our common stock to Dr. Mitchell that we valued at $362,000 and 500,000 shares of our common stock to Mr. Bruni that we valued at $100,000 for services rendered by them to us. On March 22, 2002, we issued an additional 250,000 shares of our common stock to Mr. Bruni valued at $10,000 for services rendered by him to us.



      On June 1, 1998, we entered into an employment agreement with Dr. Mitchell for his services as our President and Chief Executive Officer, which, by its terms, ended on May 31, 2003. Dr. Mitchell's duties included all those customary for such positions, as well as any duties reasonably imposed or removed from such customary duties under our discretion. Dr. Mitchell was required to perform such services at least 20 hours per week. As consideration for these services, we agreed to pay Dr. Mitchell an annual salary of $260,000, payable in weekly installments of $5,000. This salary was to be increased each year by at least 4% percent during the term of the agreement. Since we were unable to pay Dr. Mitchell pursuant to the terms of his agreement with us, we issued 2,000,000 restricted shares of our common stock to Dr. Mitchell in January 1999. Such shares had a market value of $1,925,000 at the time of issuance, based on the trading price of free-trading shares of the same class. Because Dr. Mitchell's shares were restricted and illiquid, we determined that these securities were equivalent in value to the amounts owed to Dr. Mitchell under the terms of his employment agreement through December 31, 1998. Dr. Mitchell did not receive cash compensation pursuant to the terms of his employment agreement during the fiscal years ended February 28, 2002 and February 28, 2003 because we operated at a loss and did not have sufficient cash flow to make these payments. We accrued such compensation in the amount of approximately $301,000 for our fiscal year ended February 28, 2003 and $289,000 for our fiscal year ended February 28, 2002, in our financial statements. As noted above, this amount increased each year by 4%.

Security Ownership of Certain Beneficial Owners and Management of LCS

      The  following  table  sets  forth  as  of  November  28,  2003,   certain
information with respect to the beneficial ownership of our voting securities by

      (a) any person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act, known by us to be the beneficial owner of more than 5% of our voting securities,
      (ii)  each director and nominee,

      (iii) each executive officer,
      (iv) our two current executive officers and our sole director as a group, and
      (v)   each principal stockholder, executive officer and director of CSI.

      The table also sets forth the respective general voting power of such persons.

      In addition, the table sets forth information with respect to the beneficial ownership of the voting securities, assuming we had increased our authorized number of shares of common stock to one billion and the acquisition of CSI had closed as of November 28, 2003.


                           Post Authorization Increase
                             and Acquisition of CSI

                                   Amount                                       Amount
                                 and Nature           Percentage of           and Nature
Name and Address               of Beneficial          Voting Stock          of Beneficial            Percentage where
 of Beneficial                  Ownership of         Outstanding (1)         Ownership of                   of
     Owner                      Common Stock          Common Stock          Outstanding (2)            Voting Stock
----------------               -------------         ---------------        ---------------          ----------------
Dr. Michael Mitchell           5,918,309 (3)              12.1             24,231,466 (3) (4)           4.1 (3) (4)
3 Tennis Court Road
Mahopac, NY 10541

Alex Bruni                       1,100,000                 2.2                 2,100,000                     *
19 Farnum Street
Lynbrook, NY 11563

All Current Executive          7,018,309 (3)            14.3 (3)          26,331,466 (3) (4)            4.4 (3) (4)
Officers and Directors
as a group (2 people)

Scott Newman                       50,000                   *                 300,050,000                  50.6
100 Eagle Rock Avenue
East Hanover, N.J. 07936

Glenn Peipert                       -0-                    -0-                150,000,000                  25.3
100 Eagle Rock Avenue
East Hanover, N.J. 07936

Mitchell Peipert                    -0-                    -0-                    -0-                       -0-
100 Eagle Rock Avenue
East Hanover, N.J. 07936

----------
*     Less than 1%

(1) The percentages of beneficial ownership under this column are calculated based on the number of shares outstanding as of November 28, 2003. On such date we had 49,220,176 voting shares issued and outstanding. Each share of common stock possesses one vote per share. A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person, but not held by any other person, and that are exercisable or convertible within 60 days from the record date have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, to our knowledge, each of the persons named has sole voting and investment power with respect to shares shown as beneficially owned.

(2) The percentage of beneficial ownership under this column assumes that the increase in our authorized shares had been effected, the acquisition of CSI had closed and we had issued the additional shares of our common stock we are contractually obligated to issue upon the increase in authorization as of November 28, 2003 and, as a result, that 500 million shares of common stock had been issued to the CSI stockholders and the 43,779,824 shares we are contractually obligated to issue, including the shares issuable to Dr. Mitchell upon conversion of his indebtedness, had been issued. Aside from the number of shares deemed outstanding, the same rules in footnote 1 relating to the determination of beneficial ownership are applicable. As a result of the foregoing, there will be 593,000,000 shares issued and outstanding.

(3)   This  amount  includes  200,000  shares  issued  to  Lynn  Mitchell,   Dr.
      Mitchell's wife. Dr. Mitchell disclaims beneficial ownership of these shares.

(4) To the extent that certain lenders advance more than $650,000 to LCS prior to the closing of the merger, the number of shares Dr. Mitchell is to receive at the closing of the merger will decrease at the rate of $0.03 per share.

Market For LCS's Common Equity and Related Stockholder Matters

Market Information

      From mid-1998 through the date hereof our common stock has traded on the Over-The-Counter Bulletin Board, except as indicated below, and/or the Pink Sheets LLC under the symbol "LCSG" through July 16, 2003 and "LCSI" since that date. The following chart sets forth the high and low bid prices for each quarter from January 1, 2001 to the latest practicable date.


2001 by Quarter                              High                  Low
---------------                              ----                  ---
January 1 - March 31                        $0.56                $0.14
April 1 - June 30                           $0.35                $0.08
July 1 - September 30                       $0.16                $0.05
October 1 - December 31                     $0.10                $0.05

2002 by Quarter
---------------
January 1 - March 31                        $0.37                $0.03
April 1 - June 30                           $0.51                $0.04
July 1 - September 30                       $0.10                $0.04
October 1 - December 31                     $0.05                $0.01

2003 by Quarter
---------------
January 1 - March 31                        $0.04                $0.01
April 1 - June 30                           $0.085               $0.081
July 1 - September 30                       $0.19                $0.06
October 1 - December 31                     $0.18                $0.12

      On January 19, 2000, we were de-listed from the Over the Counter Bulletin Board for failure to comply with the new listing standards set forth by the NASD before our phase-in date. During this time, our stock was quoted in the National Quotation Bureau pink sheets. On February 16, 2001, we were relisted on the OTC Bulletin Board. On December 31, 2003, the high and low bid prices for our common stock were $0.18 and $0.12, respectively.


      No prediction can be made as to the effect, if any, that future sales of shares of our common stock or the availability of our common stock for future sale will have on the market price of our common stock prevailing from time-to-time. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

Holders

      As of November 28, 2003, there were 451 registered holders of our common stock, including shares held in street name.

Certain Relationships and Related Transactions of LCS

      See "Executive Compensation" for information relating to shares of our common stock that we issued to Dr. Mitchell and Mr. Bruni for services rendered by them to us.


      As of the end of our February 28, 2003 fiscal year, Dr. Mitchell had loaned an aggregate of $930,707 to us of which approximately $40,000, $260,000 and $359,000 had been advanced during our 2003, 2002 and 2001 fiscal years, respectively. During our fiscal year ended February 28, 2002, Mr. Bruni loaned us $26,500. During our fiscal year ended February 28, 2003, Mr. Bruni loaned us approximately $10,000. These loans are not reflected in any written agreement but they are reflected in our financial statements and we are accruing interest on them at annual rates ranging between 8% and 10%. All of these loans will be converted into LCS common stock at the closing of the merger with CSI.

      On March 22, 2002, we issued 500,000 shares of our common stock to two of our former directors, which we valued at $0.04 per share.


      During our fiscal year ended February 28, 2003, A&J Marketing, Inc., a company owned by Mr. Bruni, acquired the Golfpromo.net and PlayGolfNow.com domain names after we had lost our right to these names because we were unable to pay the fees needed to retain these rights. A&J Marketing subsequently opened websites using these names and is now operating these websites. We generated approximately $32,000 in revenue from websites using these domain names before we lost them and the websites were shut down because we were unable to pay the hosting fees.


      We have agreed to convert all debt owed to Dr. Mitchell and Mr. Bruni into common stock upon the increase in our authorized shares and granted them certain registration rights. For more information, see "Proposal No. 2" below.


      Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family of such parties.


LCS Legal Proceedings


      On May 1, 2002, Daniel W. Gorman filed a complaint in the Circuit Court for the Fifteenth Judicial Circuit, Palm Beach County, Florida naming LCS Golf, Inc., Dr. Mitchell, Alex Bruni and two other individuals as defendants. The title of the action is Daniel W. Gorman v LCS Golf Inc., Michael D. Mitchell, Alex Bruni, Scott Eurich, and Michele Haas. The complaint alleges breach of a contract. It also claims entitlement to relief under theories of quantum meruit for work done, tortious interference with contract, misrepresentation and conspiracy. Although the ad damnum clause in the complaint contains no specific amount as a damage demand, the body of the complaint contains allegations of losses of $1,625,000 plus securities and other compensation in amounts not susceptible of conversion to dollar figures.

      This litigation was settled on September 25, 2003, when we agreed to pay Mr. Gorman's designee $10,000.00 and issue to his designee 100,000 shares of our common stock and he executed general releases to all defendants and agreed to refrain from certain actions relating to LCS and Dr. Mitchell. The shares were issued pursuant to the exemption from the registration provisions of the Security Act provided by Section 4(2) thereof.


      On or about August 28, 2002, Fairway One, L.L.C. the lessor of the premises formerly occupied by our subsidiary, Golf, in Palm Beach Florida, commenced litigation in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against Golf for damages resulting from Golf's breach of the lease on these premises. On December 16, 2002, the plaintiff entered a default judgment against Golf for $169,370.62. The name of the case is Fairway One, L.L.C. v. LCS Golf, Inc., Case No. CA `02 - 10450AD.


      On November 6, 2003, Traffix, Inc. filed a complaint in the New York State Supreme Court in Rockland County, New York, Index No. 7499/03 against Dr. Mitchell and LCS, Golf, Inc. The title of the action is Traffix, Inc. against LCS Golf, Inc. and Michael Mitchell. The complaint alleges a breach of agreement, a breach of guarantee by Dr. Mitchell and reliance by Traffix on false statements, and seeks aggregate damages of approximately $1,500,000 plus interest, legal fees and expenses.


      On November 14, 2003, the parties signed a settlement agreement pursuant to which Golf paid Traffix $30,000 and agreed to pay an additional $32,500 when the closing of the merger with CSI is consummated. We agreed to issue Traffix 250,000 shares of our common stock within five (5) days after the closing. Traffix agreed to immediately withdraw the complaint without prejudice. In the event that the closing is not consummated within 150 days after November 14, 2003, the settlement agreement will be terminated, Traffix will retain the $30,000 and be permitted to reinstitute the litigation, Golf will have no obligation to pay the additional $32,500, we will have no obligation to issue the 250,000 shares to Traffix, and Dr. Mitchell and Golf will retain all defenses and counterclaims they may have against Traffix.

      On November 4, 2002, Littman Krooks & Roth P.C. filed a complaint in the New York State Supreme Court in New York County, New York, Index No. 604014/02 against our subsidiary, Golf, Dr. Mitchell and Alex Bruni. The title of the action is Littman Krooks & Roth P.C. pro se against LCS Golf, Inc., Alex Bruni and Michael Mitchell. The complaint alleges a breach of contract to pay legal fees, legal fees due for quantum meruit for services rendered, account stated for legal fees due for services rendered, and reliance by the plaintiff on false statements, and seeks aggregate damages of approximately $54,772.06 plus interest, legal fees and expenses. On November 25, 2003, Dr. Mitchell and Golf were served with a Notice of Application of Default Judgment against all defendants returnable, as adjourned, on January 15, 2004 in the New York State Supreme Court in New York County, New York, which seeks a default judgment against the defendants for failure to respond timely to the complaint. We plan to oppose the motion and defend against the action.

Section 16(a) Beneficial Ownership Reporting Compliance of LCS

      To our knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of our officers, directors or beneficial holders of more than ten percent of our issued and outstanding shares of Common Stock has failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended February 28, 2003, except that Charles Gargano and Kenneth Greenblatt, two of our directors in March 2002, may not have filed Forms 4 with regard to issuances of shares to them in March 2002.

Financial Statements of LCS and CSI

      CSI's audited financial statements for the fiscal years ended December 31, 2001 and 2002 and CSI's unaudited financial statements at and for the nine months ended September 30, 2003 are attached hereto as Schedule C.

      Our unaudited financial statements at and for the six months ended August 31, 2003 are attached hereto as Schedule D.

      For our audited financial statements for the fiscal years ended February 28, 2002 and 2003, see our Form 10-KSB which is being provided with this proxy statement.

Management's Discussions and Analysis of Financial Condition and Results of Operations

LCS's Management's Discussion and Analysis of Financial Condition and Results of Operations

      The following LCS management's discussion and analysis should be read in conjunction with our audited financial statements for our two fiscal years ended February 28, 2003 and related notes to those financial statements and our unaudited financial statements at and for the six months ended August 31, 2003 and related notes to those financial statements (attached hereto as Schedule D).

Overview

      On July 16, 2003, pursuant to the terms of Section 251(g) of the Delaware General Corporation Law, LCS Golf, Inc. became our wholly-owned subsidiary. Pursuant to this transaction, we acquired all of the assets of Golf, all former stockholders of Golf became our stockholders, our shares of common stock are now publicly-traded on the OTC Bulletin Board, and the officers and sole director of Golf became our officers and sole director. The historical and financial information that we have set forth in this section relates to Golf except were the context indicates that it refers to us.

      We were a holding company that, until December 31, 2001, operated, through Golf, as a provider of out sourcing of permission e-mail marketing technologies and services. Over the next three months we terminated almost all of our revenue generating operations and determined that it was unlikely that we would be able to resume our previous business. As a result, we began investigating the possibility of acquiring or otherwise affiliating with a revenue generating business.

      On August 21, 2003, we and our subsidiary LCSAC entered into an agreement with CSI pursuant to which CSI will merge into LCSAC. If the merger between LCSAC and CSI is consummated, the business of CSI shall become our only operating business, we will change our name to Conversion Services International, Inc. and the CSI stockholders will control our board of directors and approximately 84.3% of the shares of our common stock.

Results of Operations

Six Months Ended August 31, 2003, Compared to Six Months Ended August 31, 2002

      Revenues: We had no revenues for the six months ended August 31, 2003 as compared to $31,908 for the six months ended August 31, 2002. This decrease resulted from our suspension of operations.

      Cost of Revenue: We had no cost of revenues for the six months ended August 31, 2003 or the six months ended August 31, 2002.

      Selling,  General  and  Administrative  Expenses:   Selling,  general  and
administrative expenses were $361,641 for the six months ended August 31, 2003 compared to $271,298 for the six months ended August 31, 2002.

      Interest Expense: Interest expense consists of interest on debt obligations and common stock issued or issuable in connection with debt obligations. Interest expense was $49,864 for the six months ending August 31, 2003 compared to $604,766 for the six months ending August 31, 2002.

      Income Taxes: No provision for federal or state income taxes was recorded as we have incurred net operating losses since inception through August 31, 2003. The tax benefit of the net operating losses has been reduced by a 100% valuation allowance.

      Loss: Our net loss for the six-month period ended August 31, 2003 was ($411,505), compared with a net loss of ($844,156) for the six-month period ended August 31, 2002. For the six-month period ended August 31, 2003, net loss per common share, basic and diluted, was ($0.01) per share. For the six-month period ended August 31, 2002, net loss per common share, basic and diluted, was ($0.02) per share.

Results of Operations

Twelve Months Ended February 28, 2003 and February 28, 2002

      Revenues: Our revenues for the 12 months ended February 28, 2003 were $31,908 on a consolidated basis as compared to $242,806 for the prior 12 months ended February 28, 2002. This decrease resulted from the suspension of all of our revenue generating operations.

      Cost of Revenue: Cost of revenues was -0- for the 12 months ended February 28, 2003 as compared to $69,946 for the prior 12 months ended February 28, 2002. This decrease resulted from the suspension of all of our revenue generating operations.

      Selling, General and Administrative: Selling, general and administrative expenses were $601,755 for the year ended February 28, 2003 compared to $3,757,834 for the year ended February 28, 2002. This decrease resulted from the suspension of all of our revenue generating operations.

      Interest   Expense:   Interest   expense  consists  of  interest  on  debt
obligations. Interest expense was $682,341 for the twelve months ending February 28, 2003 compared to $746,213 for the year ending February 28, 2002.

      Income Taxes: No provision for federal or state income taxes was recorded as we have incurred net operating losses since inception through February 28, 2003. The tax benefit of the net operating losses has been reduced by a 100% valuation allowance.

Liquidity and Capital Resources

Cash Balance, Working Capital and Cash Flows from Operating Activities

      We had negative cash flow from operations of $(143,477) during the six month period ended August 31, 2003 because we had no revenue generating operations.

      Over the 24-month period ending March 31, 2002, we continuously reduced our operations so that as of that date we had suspended almost all of our revenue generating operations because the income generated by our business was not sufficient to sustain these operations. Since that date we have terminated all of our revenue generating operations.


      During the past six months independent parties, who are holders of our common stock and CSI's common stock, have advanced funds on our behalf that, as of the date of this proxy statement, approximate $582,500. These advances bear no interest and are repayable on demand. They will be converted into our common stock at the rate of $0.03 per share after we have amended our certificate of incorporation to increase the number of shares of common stock we are authorized to issue upon the closing of the merger. We have used these funds to repay certain indebtedness and for professional fees and intend to use them to solicit proxies. We have granted these lenders demand and "piggy-back" registration rights.


      On May 28, 2002, Golf entered into a loan agreement with an unaffiliated party pursuant to which it borrowed $75,000. The loan bore no interest and was repayable by July 23, 2002. We issued 200,000 shares of our common stock to the lender. The loan agreement provided that if the loan was not repaid by the due date, we would be obligated to issue 10,000 shares of our common stock to the lender for each day that the loan remained unpaid.

      On May 1, 2003, we repaid the $75,000 loan to the lender and agreed to issue him 1,000,000 shares of our common stock as soon as we amend our certificate of incorporation to increase the number of shares we are authorized to issue, which will then permit us to issue these shares. We also agreed to issue him an additional 100,000 shares in the event that we fail to commence the procedure to effect this amendment prior to six months after the repayment of the loan, and granted him certain "piggy-back" registration rights with respect to his shares. The lender released to Dr. Mitchell 2,000,000 shares of our common stock owned by Dr. Mitchell that he was holding as collateral for the repayment of the loan. In addition, the lender, Dr. Mitchell and Golf exchanged general releases.

      We continue to have a significant working capital deficiency and to generate substantial losses.

Off-Balance Sheet Transactions

      We  do  not  have  any  transactions,   agreements  or  other  contractual
arrangements that constitute off-balance sheet arrangements.

CSI's Management's Discussion and Analysis of Financial Condition and Results of Operations

      The following CSI management's discussion and analysis should be read in conjunction with CSI's combined audited Financial Statements for the fiscal years ended December 31, 2002 and 2001 and related Notes to those financial statements and CSI's unaudited financial statements at and for the nine months ended September 30, 2003 and related Notes to those financial statements (attached here to as Schedule C).

Overview

      CSI is a leading provider of best practices data warehousing and business intelligence solutions for the Global 1000 and other large companies in the Greater New York-New Jersey area. CSI provides integrated data warehousing and business intelligence strategies and technology implementation services to clients that are attempting to leverage their most valuable corporate asset, enterprise information. CSI offers a variety of services, including strategic consulting, data warehousing architecture and implementation and best practices solutions.

      CSI began operations in 1990. Its services were primarily focused on e-business solutions and data warehousing. In the late 1990's, CSI strategically repositioned itself to capitalize on its data warehousing expertise and is now poised to capture market share in the fast growing business intelligence/data warehousing space.

      Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. CSI's services range from providing customers with a single consultant to multi-personnel full-scale projects. CSI's contracts provide that its services are terminable upon relatively short notice, typically not more than 30 days. There can be no assurance that CSI's customers will continue to enter into contracts with CSI or that existing contracts will not be terminated. CSI provides its services directly to end-user organizations.

      During the fiscal year ended December 31, 2002, two of CSI's customers collectively accounted for approximately 59% of total revenues. During the fiscal year ended December 31, 2001, two customers accounted collectively for approximately 65% of total revenues. During the nine months ended September 30, 2003, CSI had sales to one major customer, which totaled approximately 30% of total revenues for the period and amounts due from this customer of approximately $398,000 are included in accounts receivable.

      CSI's most significant costs are personnel expenses, which consist of consultant fees, benefits and payroll-related expenses.

Results of Operations

Nine Months Ended September 30, 2003 Compared To Nine Months Ended September 30, 2002

      The following table sets forth for the periods indicated certain financial data expressed as a percentage of total revenue, from continuing operations:

                                                    PERCENTAGE OF REVENUE
                                                      NINE MONTHS ENDED
                                                         (unaudited)
                                                      -----------------
                                                        SEPTEMBER 30,
                                                      -----------------
                                                        2003      2002
                                                        ----      ----

Revenue..............................................  100.0%    100.0%
Cost of sales........................................   68.9%     64.5%
                                                       -----     -----
    Gross profit.....................................   31.1      35.5
                                                       -----     -----
Selling, general and administrative
  Expenses...........................................   32.0      30.2
Depreciation and amortization expenses...............    0.8       1.0
                                                       -----     -----
    Total operating expenses.........................   32.8      31.2
                                                       -----     -----
    Operating income (loss)..........................   (1.7)      4.3
Interest expense.....................................    0.8       0.9
                                                       -----     -----
Income (loss) from continuing operations before
   Income tax provision..............................   (2.5)      3.4
Income tax provision.................................    0.0       0.1
                                                       -----     -----
Income (loss) from continuing operations.............   (2.5)%     3.3%
                                                       ======    =====

      The following discussion compares the combined results of CSI from continuing operations for the nine months ended September 30, 2003 and the nine months ended September 30, 2002. Results are combined with those of Doorways, Inc., an affiliate of CSI that will be merged in to CSI at or prior to closing of the merger.

      Revenue: Total revenue decreased by $1.9 million from $12.5 million for the nine months ended September 30, 2002, to $10.6 million for the nine months ended September 30, 2003. The decrease was attributable primarily to the continued soft market in information technology consulting services.

      Gross profit: CSI's gross profit decreased from 35.5% of sales for the nine months ended September 30, 2002 to 31.1% for the nine months ended September 30, 2003. In the fourth quarter of 2002, CSI acquired certain assets of Scosys, Inc., a provider of highly specialized Integrated Business Solutions personnel to other companies similar to CSI, for $82,277. Although broadening CSI's client base, this transaction had the effect of lowering CSI's gross profit for the nine month's ended September 30, 2003. The Scosys-related employees have continued to service their existing, lower margin engagements following the transaction. CSI expects that the gross profit margins will rise in future quarters, as CSI begins to transition the Scosys-related employees to new engagements priced more traditionally to those historically enjoyed by CSI. Utilization, a measure that shows the relative efficiency of consultant usage, also decreased from 96% for the nine months ended September 30, 2002, to 92% for the nine months ended September 30, 2003.

      Selling, general and administrative expenses: Selling, general and administrative expenses decreased by 10.0% or $400,000, to $3.4 million for the nine month's ended September 30, 2003, from $3.8 million for the nine months ended September 30, 2002, and increased as a percentage of revenue to 32.0% from 30.2%, respectively. The increase in selling, general and administrative expenses, as a percentage of revenue, was related primarily to CSI's strategic decision to capitalize on the projected upturn in information technology consulting services. CSI hired a seasoned Vice President of Sales and additional experienced sales executives. These expenses had the effect of increasing sales salaries and commissions by $300,000 for the nine month's ended September 30, 2003 compared with the nine months ended September 30, 2002. The long-term impact should be realized through an augmented pipeline of new business.

      Depreciation and amortization: Depreciation and amortization expenses decreased to $90,000 for the nine month's ended September 30, 2003, compared to $120,000 for the nine months ended September 30, 2002. Depreciation is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. The decrease in depreciation expense is attributable to the reduction in the basis of the assets due to the accelerated depreciation method mentioned above.

      Interest expense: CSI incurred $90,000 and $110,000 in interest expense during the nine months ended September 30, 2003 and 2002, respectively, related primarily to borrowings under its line of credit. Borrowings under the line of credit were used to fund operating activities, and the decrease in interest expense reflects the reduced outstanding borrowings and a lower variable rate of interest charged in 2003.

Fiscal year ended December 31, 2002 compared to December 31, 2001

      The following table sets forth for the periods indicated certain financial data expressed as a percentage of total revenue, for continuing operations:

                                                    PERCENTAGE OF REVENUE
                                                         YEARS ENDED
                                                    ---------------------
                                                         DECEMBER 31,
                                                    ---------------------
                                                        2002      2001
                                                        ----      ----

Revenue..............................................  100.0%    100.0%
Cost of sales........................................   65.7%     69.4%
                                                       -----     -----
    Gross profit.....................................   34.3      30.6
                                                       -----     -----
Selling, general and administrative
  expenses...........................................   28.6      26.5
Depreciation and amortization expenses...............    0.9       0.7
                                                       -----     -----
    Total operating expenses.........................   29.5      27.2
                                                       -----     -----
    Operating income (loss)..........................    4.8       3.4
Interest expense.....................................    0.8       0.9
Write-off of interest in closely held business........   0.0       0.6
                                                       -----     -----
Income (loss) from continuing operations before
   income tax provision..............................    4.0       1.9
Income tax provision.................................    0.1       0.2
                                                       -----     -----
Income (loss) from continuing operations.............    3.9%      1.7%
                                                       =====     =====

      The following discussion compares the combined results from continuing operations for the fiscal year ended December 31, 2001 and the fiscal year ended December 31, 2002.

      Revenue: For the year ended December 31, 2002, revenues decreased by $8.1 million from $24.3 million for the year ended December 31, 2001 to $16.2 million for the year ended December 31, 2001. The decrease was attributable primarily to the soft market in information technology consulting services.

      Gross profit: CSI's gross profit increased from 30.6% of revenues for the fiscal year ended December 31, 2001 to 34.3% for the fiscal year ended December 31, 2002. This is a result of increased Utilization, a measure that shows the relative efficiency of consultant usage, which improved from 89% in 2001 to 96% in 2002.

      Selling,  general  and  administrative  expenses:   Selling,  general  and
administrative expenses decreased by $1.8 million, to $4.8 million for the fiscal year ended December 31, 2002, compared to the same period in 2001 predominately due to the reduction in sales and sale support personnel and their related expenses. These expenses increased as a percentage of revenues from 26.5% to 28.6% for the same periods. This is a result of a decrease in revenues, due to the softer information technology services market, while certain fixed expenses were maintained.

      Depreciation and amortization: Depreciation and amortization expenses decreased by $40,000 for the fiscal year ended December 31, 2002, compared to the same period in 2001. Depreciation is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. The decrease in depreciation expense is attributable to the reduction in the basis of the assets due to the accelerated depreciation method mentioned above.

      Interest expense: CSI incurred $140,000 and $220,000 in interest expense during the fiscal years ended December 31, 2002 and 2001, respectively, related primarily to borrowings under its line of credit. Borrowings under the line of credit were used to fund operating activities, and the decrease in interest expense reflects the reduced outstanding borrowings and a lower variable rate of interest charged in 2002.


Liquidity and Capital Resources


      Since its inception, CSI has funded its operations primarily from cash generated by operations and, to a lesser extent, such cash has been augmented with funds from borrowings under CSI's credit facilities.

      CSI had cash of $140,000 at September 30, 2003. It had working capital (deficit) of $270,000 at September 30, 2003 and ($90,000) and ($260,000) at
December 31, 2002 and 2001, respectively.


      Net cash used in operating activities was ($620,000) and ($60,000) for the nine months ended September 30, 2003 and fiscal year ended December 31, 2002, respectively. Net cash provided by operating activities for the fiscal year ended December 31, 2001 was $2,300,000 million. Net cash used in operations for the nine months ended September 30, 2003 is primarily attributable to the net loss from operations of approximately ($270,000) and an increase of approximately $360,000 in the amounts due from customers resulting from a change in payment policy from due on receipt to "net 30" day payment. Net cash provided by operating activities for the fiscal year ended December 31, 2001 was primarily attributable to a $1.8 million decrease in the amounts due from customers.

      Net cash provided by (used in) investing activities was ($25,000), $90,000 and ($250,000) for the nine months ended September 30, 2003 and fiscal years ended December 31, 2002 and 2001, respectively. Net cash used in investing activities for the nine months ended September 30, 2003 was attributable to the acquisition of property and equipment of approximately $250,000. Net cash provided by investing activities for the fiscal year ended December 31, 2002 was attributable to the collection of the note receivable issued in 2001 for approximately $210,000 offset by the acquisition of property and equipment of approximately $40,000 and intangible assets acquired in the Scosys transactions of approximately $80,000. Net cash used in investing activities for the fiscal year ended December 31, 2001 was attributable to the acquisition of property and equipment of approximately $40,000 and the issuance of a note receivable ($210,000).

      Net cash provided by (used in) financing activities for the nine months ended September 30, 2003 and fiscal years ended December 31, 2002 and 2001 was $780,000, ($50,000) and ($2,100,000), respectively. Net cash provided by financing activities in the nine months ended September 30, 2003 was predominately attributable to the issuance of $1,500,000 of convertible debt offset by $770,000 of distributions to stockholders. Net cash used in financing activities for the fiscal year ended December 31, 2002, was primarily attributable to an increase in net borrowings under existing credit facilities of approximately $150,000 and approximately $180,000 in distributions to stockholders. Net cash used in financing activities for the fiscal year ended December 31, 2001, was primarily attributable to repayments under existing credit facilities of $2,100,000.

      CSI has a credit facility with Fleet Bank (the "Bank"), which provides for a maximum borrowing of $2,250,000, based upon eligible accounts receivable. The interest rate is at the bank's prime rate plus one. The line is collateralized by all corporate assets, guaranteed by CSI's two principal stockholders, and expires on June 30, 2004. As of September 30, 2003, the outstanding balance was $939,699.

      CSI has two term loans with the Bank. One note is payable in monthly installments of $8,333, plus interest at the Bank's prime rate plus 1/4% and is due in November 2005. The note is collateralized by all corporate assets and is guaranteed by CSI's two principal stockholders. As of September 30, 2003, the outstanding balance was $216,667.

      The other note is payable in monthly installments of $11,667, plus interest at LIBOR plus 200 basis points and is due in November 2005. The note is collateralized by all corporate assets, pledged securities and is guaranteed by CSI's stockholders. As of September 30, 2003, the outstanding balance was $303,334.


      In October 2003, CSI informed the Bank that CSI was in violation of certain financial covenants in connection with CSI's Line of Credit and Note payable facilities. CSI has requested that the bank provide a waiver to the credit agreement. It is uncertain if the bank will take any action regarding the default. On October 29, 2003, CSI made arrangements with a group of private lenders and has obtained a $2,000,000 Unsecured Convertible Line of Credit Note. The terms of this new note provide for interest accruing on advances at 7% per annum with a maturity date of October 28, 2008, unless converted into common stock at CSI or the lenders' option at the rate of 75% of the 10 day average closing price of LCS' common stock prior to the date of conversion. There is currently no outstanding balance on the Bank line but it may be drawn on at any time. If the Bank waives CSI's violations, CSI will use this line for additional working capital and/or acquisition related costs.


Income Tax Status


      CSI accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in CSI's financial statements or tax returns. In estimating future tax consequences, CSI generally considers all expected future events other than enactments of changes in the tax laws or rates. On January 1, 2001, CSI elected to be an S Corporation whereby, the stockholders account for their share of CSI's earnings, losses, deductions and credits on their federal and various state income tax returns. CSI is subject to New York City and various state income taxes. On September 30, 2003, CSI's "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into shares of CSI common stock. On a prospective basis, CSI would expect to have an effective income tax rate of approximately 40%.


      CSI believes that, together with available funds, existing credit facilities and the cash flow expected to be generated from operations will be adequate to satisfy its current and planned operations for at least the next 12 months.

Off-Balance Sheet Transactions

      CSI does not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Recent Accounting Pronouncements

      In January 2002, CSI adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and indefinite-lived intangibles will not be amortized into results of operations, but instead will be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and indefinite-lived intangibles is more than its fair value.

      SFAS 142 requires, among other things, that goodwill not be amortized but should be subject to impairment testing at the "reporting unit level" at least annually and more frequently upon the occurrence of certain events, as defined by SFAS 142. A reporting unit is the same level as or one level below an operating segment, as defined by Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information."

      In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 establishes standards for long-lived assets to be disposed of, and redefines the valuation and presentation of discontinued operations. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of SFAS 144 did not have a material effect on CSI's financial position, results of operations, and cash flows.

      In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Previous accounting guidance was provided by EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 replaces EITF 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. CSI adopted SFAS No. 146 as of January 1, 2003 and this adoption had no material impact on CSI's combined financial statements for the nine months ended September 30, 2003 (unaudited).

Background of the Acquisition

      We were a holding company that, until December 31, 2001, operated, through our now wholly-owned subsidiary, LCS Golf, Inc., as a provider of out-sourcing of permission e-mail marketing technologies and services. Over the next three months we terminated almost all of our revenue generating operations and determined that it was unlikely that we would be able to resume our previous business. As a result, we began investigating the possibility of acquiring or otherwise affiliating with a revenue generating business. From April 2002 through the early part of 2003 we had discussions with a number of possible acquisition candidates but we reached no agreement with any of them.

      On or about February 2003, Dr. Mitchell, our sole director and only active executive officer, met with Scott Newman, CSI's Chief Executive Officer and Glenn Peipert, CSI's Chief Operating Officer, and began a number of meetings and telephonic discussions that resulted in CSI executing a non-binding letter of intent with us on July 24, 2003 pursuant to which we would acquire CSI. Prior thereto, there were no discussions among the parties relating to the merger. On August 21, 2003, we entered into the definitive reorganization agreement for the acquisition of CSI with CSI, Mr. Newman and Glenn Peipert, CSI's executive officers and principal stockholders. Messrs. Newman and Peipert are sometimes referred to herein collectively as the "Affiliated CSI Stockholders."

Our Reasons for the Acquisition

      In concluding that the transaction with CSI was fair to, and in the best interest of all our stockholders, including unaffiliated stockholders, our sole director considered the following information and factors:

      1. He believed that the acquisition of CSI was in the best interests of LCS and our stockholders due to CSI's historical growth rate and the potential for future growth. He noted that CSI has experienced revenue growth from $2.3 million in 1993 to $28.2 million in 2000, representing a compounded annual growth rate of 43.4%.

      2. He believed that the acquisition of CSI was in the best interests of LCS and our stockholders due to CSI's historical profitability. He noted that CSI's net income for the year 2000 was approximately $145,000, for the year 2001 was approximately $400,000, for the year 2002 was approximately $623,000.

      3. In contrast to CSI's historical performance, he considered that we have had no material revenue generating operations since approximately March 2002, no funds to commence new operations and no viable prospects for new business operations other than the merger.

      4. Our sole director also considered other information concerning CSI's historical financial performance, business operations, financial condition and prospects.

      Our sole director also considered potentially negative factors relating to the merger, including

      (i)   the dilutive effect on our current stockholders,

      (ii) the risk factors and uncertainties that are described above in the description of CSI's business,

      (iii) the decrease in CSI's annual revenue from approximately $28.2 million in 2000 to $24.3 million in 2002 and the decrease in revenue from $12.5 for the nine months ended September 30, 2002 to $10.6 million for the nine months ended September 30, 2003,

      (iv) the net loss of approximately $272,000 that CSI's business incurred for the nine months ended September 30, 2003 compared with the net income of approximately $414,000 generated for the nine months ended September 30, 2002, and

      (v) CSI's dependence on a small number of non-recurring customers for a major portion of its revenues.

      Our sole director concluded that these potentially negative factors were outweighed by the potential benefits to be gained by the merger. Thus, after taking into consideration all of the factors set forth above, our sole director determined that the merger was in the best interests of LCS and our stockholders, and that we should complete the transaction with CSI.

      We have not obtained any expert third party opinion of the fairness of the merger terms to LCS and our stockholders. Our sole director determined that the costs of obtaining a "fairness opinion" would be disproportionately higher than any corresponding benefit that would be realized by obtaining such an opinion.

      The foregoing discussion of these factors is not meant to be exhaustive, but includes all of the material factors considered by our sole director. He did not quantify or attach any particular weight to the various factors that he considered in reaching his determination that the acquisition of CSI and the terms of the reorganization agreement are fair to and in the best interests of LCS and our stockholders. Rather, our sole director viewed his determination as being based upon his business judgment in light of our lack of revenue generating operations and our financial position and the totality of the information presented and considered, and the overall effect of the acquisition of CSI.

      The acquisition of CSI is not a "going private" transaction under SEC Rule 13e-3 in that our securities are not listed on a national stock exchange and the merger is not being effected with the purpose of, and is not reasonably likely to cause, a deregistration of our stock under the registration provisions of the Exchange Act.

Terms of the Acquisition and Change in Control

      Pursuant to the terms of the reorganization agreement, each CSI stockholder will exchange all of his CSI stock for shares of our common stock at the rate of 4.5 shares of our common stock for each share of CSI stock, making CSI our wholly owned subsidiary. Immediately following the exchange, the CSI stockholders will own an aggregate of 500 million shares, which will then equal approximately 84.3% of the total outstanding number of shares of our common stock. The Affiliated CSI Stockholders will colletively own 450 million of such shares. As a result, there will be a change in control of LCS as the CSI stockholders will own a majority of our outstanding voting stock and will control our board of directors, and your ownership percentage in LCS will be substantially diluted. If the CSI stockholders were to sell the common stock they receive at closing and sell these securities into the market, such sales could have a negative effect on the market price of our common stock and could dilute the value of your shares.

      Closing. Pursuant to the reorganization agreement, the closing of the merger will take place on a date to be agreed upon by the parties. The parties have agreed to select a closing date within seven (7) days after the date of the stockholders meeting. The reorganization agreement provides, however, that either party may terminate the agreement if the closing is not effected prior to January 31, 2004.

      Representations and Warranties. In the reorganization agreement, LCS on the one hand and CSI and the Affiliated CSI Stockholders, on the other hand, make customary representations and warranties to each other , including representations and warranties regarding the following:

      (a)   organization;
      (b)   qualification to do business;
      (c)   capitalization;
      (d)   authority regarding the reorganization agreement;
      (e) consents and approvals and absence of violations of or conflicts with certain laws and agreements;
      (f)   the accuracy of the respective financial statements of LCS and CSI;
      (g)   material contracts and absence of defaults thereunder;
      (h)   absence of undisclosed liabilities;
      (i) absence of material events since the last financial statements reviewed by the parties;

      (j)   licenses;
      (k)   taxes;
      (l)   compliance with laws;
      (m)   litigation;
      (n)   subsidiaries;
      (o)   employee, employee benefit and labor matters;
      (p)   organizational documents, stock ledgers and minute books;
      (q)   intellectual property;
      (r)   disclosure of material information;
      (s)   legality of contributions and payments;
      (t)   internal controls;
      (u)   bank accounts and powers of attorney;
      (v)   real property;
      (w)   environmental matters;
      (x)   transactions with affiliates;
      (y)   insurance matters; and
      (z)   accuracy of information to be provided in this Proxy Statement.

      In addition, the Affiliated CSI Stockholders make representations to us regarding the acquisition by them of our common stock for investment purposes and the non-affiliated CSI stockholders who approve the merger are also required to provide similar investment representations to us regarding the LCS common stock they will receive.

      We also make customary representations to CSI and the Affiliated CSI Stockholders in the reorganization agreement regarding

      (a)   the  accuracy  of our  filings  with  the  Securities  and  Exchange
            Commission,
      (b)   the valid issuance of our stock,
      (c)   compliance with securities laws,
      (d) matters relating to the trading of our securities on the over the counter bulletin board, and
      (e)   outstanding stock options and warrants.

      Conduct Pending Closing. The reorganization agreement provides that, except as expressly contemplated thereby, during the period from the date of the agreement and continuing until the closing, CSI will conduct its business in the ordinary course and we will not conduct any business.

      CSI and we also agreed that, except as contemplated in the reorganization agreement, neither of us will

      (a)   amend our charter or by-laws,
      (b)   (i) split, combine or reclassify any of our securities,
            (ii) declare, set aside or pay any dividends with respect to our capital stock, or
            (iii) make,  agree or commit to make any exchange for or  redemption of any securities,
      (c)   issue or agree to issue any additional shares of our capital stock,
      (d)   incur  any  indebtedness  for  money  borrowed  or make or commit to capital expenditures, except in the ordinary course of business,
      (e)   adopt  or  amend  employee  benefits  or  agreements  or  materially increase the compensation to our officers, directors or employees,
      (f)   enter into any material contracts,
      (g)   provide access to records and  information  to the other party,

      (h)   comply with  applicable  law, or
      (i)   preserve in tact or respective business organizations.

      We each also agreed that pending the closing or the termination of the reorganization agreement, neither of us will, directly or indirectly, solicit, encourage or initiate any discussions with, negotiate with or provide any information to any other party regarding any merger or acquisition of such party or any similar transaction.

      Conditions. CSI's obligations to effect the merger are subject to the satisfaction of the following conditions:

      (a) the receipt of all approval, consents, authorizations and waivers from governmental agencies and third parties, if any, required to consummate the merger;
      (b) no injunction or other order of any court which prohibits the merger shall be in effect;
      (c) we shall have performed in all material respects our obligations contained in the reorganization agreement and complied with all material requirements, rules and regulations relating to the merger;
      (d) no material adverse effect on our business or financial condition since August 31, 2003 shall have occurred, other than those permitted in the reorganization agreement;
      (e) our representations and warranties set forth in the reorganization agreement shall be true in all material respects as of the closing and as if made at the time of the closing;
      (f)   the  total   number  of  shares  of  our  common  stock  issued  and
            outstanding shall not exceed 93,000,000, assuming that our stockholders have approved the increase in the number of shares of common stock we are authorized to 1,000,000,000 so that the total number of shares of our common stock issued and outstanding upon consummation of the merger shall not exceed 593,000,000;
      (g) we shall have no material liabilities and we shall have disposed of Golf in a manner reasonably satisfactory to CSI and the Affiliated CSI Stockholders; and
      (h) the receipt by CSI and the Affiliated CSI Stockholders of an opinion of our counsel covering certain matter relating to our obligations under the reorganization agreement.

      The term "material adverse effect" is defined in the reorganization agreement as a material adverse effect on the properties, assets, liabilities, financial condition, business or operating earnings of a party, taken as a whole, or an effect which is reasonably likely to prevent or materially delay or materially impair the ability of such party to consummate the transactions contemplated by the reorganization agreement.

      Similarly, our obligations to effect the transactions contemplated by the reorganization agreement are subject to the satisfaction of the following conditions:

      (b) the receipt of all approval, consents, authorizations and waivers from governmental agencies and third parties, if any, required to consummate the merger;
      (c) no injunction or other order of any court which prohibits the merger shall be in effect;
      (d) CSI and the Affiliated CSI Stockholders shall have performed in all material respects their obligations contained in the reorganization agreement and complied with all material requirements, rules and regulations relating to the merger;
      (e) no material adverse effect on the business or condition of CSI, other than those permitted in the reorganization agreement, shall have occurred;
      (f) the representations and warranties of CSI and the Affiliated CSI Stockholders set forth in the reorganization agreement shall be true in material respects as of the closing and as if made at the time of the closing;

      (g) no material adverse effect on CSI's business or financial condition since June 30, 2003 shall have occurred, other than those permitted in the reorganization agreement;
      (h)   the Affiliated CSI Stockholders shall have approved the merger; and
      (i) our receipt of an opinion of counsel to CSI and the Affiliated CSI Stockholders covering certain matter relating to the obligations of CSI and the Affiliated CSI Stockholders under the reorganization agreement.

      Stockholder Meeting. Pursuant the reorganization agreement, we agreed to duly call and give notice of a stockholder meeting, ensure that all proxies solicited in connection with the meeting are solicited in compliance with all applicable laws and to use our reasonable efforts to obtain the approval of our stockholders, as soon as practical to

      (a)   change our name to Conversion Services International, Inc.,
      (b) increase the number of shares of common stock we are authorized to issue from 50,000,000 to 1,000,000,000,
      (c)   elect the slate of directors nominated by CSI's principals,  and
      (d)   approve our 2003 Stock Incentive Plan.


We also agreed to prepare and file with the Securities and Exchange Commission a proxy statement relating to these matters, and CSI agreed to deliver as soon as practical its audited annual financial statements for the fiscal years ended December 31, 2002 and 2003, and reviewed financial statements for the nine month period ended September 30, 2003, for inclusion in the proxy statement.


         Termination. The reorganization agreement may be terminated at any time prior to the closing:

      (a)   by mutual consent of LCS, CSI and the Affiliated CSI Stockholders;
      (b) by CSI and the Affiliated CSI Stockholders if the conditions set forth in "Conditions" above as they relate to their obligations to consummate the merger have not been met by the time of the closing;
      (c) by us if the conditions set forth above in "Conditions" above as they relate to our obligations to consummate the merger have not been met by the time of the closing;
      (d) by CSI and the Affiliated CSI Stockholders if there is a material breach in any of our representations, warranties, covenants, agreements or obligations;
      (e) by us if there is a material breach in any representation, warranty, covenant, agreement or obligation of CSI and the Affiliated CSI Stockholders;
      (f) by either LCS or CSI if the merger has not been effected on or before January 31, 2004, unless it has not been effected by such date because of the terminating party's failure to comply with its obligations under the reorganization agreement; or
      (g) by either LCS or CSI if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the merger or the other transactions contemplated by the reorganization agreement shall have been entered.

      If the reorganization agreement is terminated as provided therein, none of the parties will have any liability or further obligation to the other parties, except to keep confidential certain information received from the other parties.

      Indemnification. Pursuant to the reorganization agreement, LCS on the one hand and CSI and the Affiliated CSI Stockholders on the other hand, agreed to indemnify the other party for damages caused by certain acts of the indemnifying party relating to the reorganization agreement.

Accounting Treatment

      We have no operating assets, only general corporate liabilities and no operations. Accordingly, the transaction will be treated as a reverse merger in the form of a recapitalization of CSI. As a result, the financial statements of CSI will become our historical financial statements. Our consolidated pro forma balance sheet upon consummation of the merger includes CSI's assets and liabilities on an historical cost basis, less our liabilities, which, pursuant to the terms of the merger agreement, are anticipated to be $0 at the closing of the merger.

Certain Federal Income Tax Consequences

      The merger will have no federal income tax effect on the current holders of our stock. For federal income tax purposes, the merger will be treated as a tax-free reorganization under Section 368(A)(2)(D) of the Internal Revenue Code.

      Section 382 of the Internal Revenue Code provides that our use of any net operating loss carryover and similar tax corporate attributes we may have is limited if there is an "ownership change" as defined in that section. In general, the post-ownership limitation is an amount equal to the fair market value multiplied by a deemed rate of return on the investment of that fair market value. The selected deemed rate of return is the federal "long-term tax exempt rate" reflecting the rate of return on the value had we sold our assets and invested the proceeds in long-term tax exempt bonds. We will have an ownership change if the merger with CSI is consummated. Accordingly, the application of this limitation will severely limit our ability to use any net operating loss carryover we may have to offset any taxable income we may earn in future years.

No Dissenters' Rights of Appraisal

      Under Delaware law, our stockholders will not be entitled to dissenters' rights of appraisal in connection with the acquisition of CSI or any of the proposals to be voted upon at the meeting. Approval of our stockholders to the merger with CSI is not required.

Governmental and Regulatory Approval

      No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the acquisition of CSI as of the date hereof.

                                 PROPOSAL NO. 1

        AMENDMENT TO CERTIFICATE OF INCORPORATION CONCERNING NAME CHANGE

      This amendment to our Certificate of Incorporation will change our name from "LCS Group, Inc." to "Conversion Services International, Inc." The parties agreed in the reorganization agreement to effect this change as of the closing of the acquisition of CSI. As a result of the reorganization, our sole business operations will be those of our then wholly-owned subsidiary, CSI. As a result, our sole director has determined that the name change will better reflect our business operations. The full text of the proposed amendment to our certificate of incorporation is attached hereto as Schedule A.

      The affirmative vote of at least a majority of the shares of our issued and outstanding common stock is necessary for approval of Proposal No. 1.

      THE SOLE DIRECTOR DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LCS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NAME CHANGE.

                                 PROPOSAL NO. 2

              AMENDMENT TO CERTIFICATE OF INCORPORATION CONCERNING
                 INCREASE IN AUTHORIZATION TO ISSUE COMMON STOCK

      Our sole director has determined that it is advisable to amend our Certificate of Incorporation to increase the number of shares we are authorized to issue from 50,000,000 to 1,000,000,000.

Reasons For This Change To Our Common Stock

      We are authorized to issue 50,000,000 shares of common stock of which 49,220,176 shares are currently outstanding. The increase in the number of shares we are authorized to issue is required because it is a condition to closing the acquisition of CSI and to provide sufficient authorized but unissued shares of our common stock to permit:

      o issuing the 500,000,000 shares to the CSI stockholders that will be required to consummate the acquisition of CSI;

      o issuing an aggregate of up to 43,779,824 shares of common stock in accordance with the contractual commitments we have as described below;

      o using our common stock to acquire additional businesses in the industry in which CSI is engaged after CSI has been acquired; and

      o     raising additional funds through the sale of our securities.

      Through October 30, 2003, Dr. Mitchell had advanced an aggregate of approximately $930,000 to Golf, our wholly-owned subsidiary. He has agreed to convert this debt into an aggregate of 18,313,157 shares of our common stock as soon as we amend our certificate of incorporation to increase the number of shares we are authorized to issue, which will then permit us to issue these shares. This number may decrease as described in the next succeeding paragraph. We also have granted him certain demand and "piggy-back" registration rights with respect to all of his shares, which include the shares to be issued to him when the authorization increase is effected.

      Commencing on or about April 17, 2003, independent parties who are also owners of our common stock and CSI's common stock, have advanced funds on our behalf that, as of the date of this proxy statement, approximate $582,500. These advances bear no interest and are repayable on demand. They will be converted into our common stock at the rate of $0.03 per share after we have amended our certificate of incorporation to increase the number of shares of common stock we are authorized to issue upon the closing of the merger. We have used these funds to repay certain indebtedness and for professional fees and filing and related expenses and will use them to solicit proxies. We anticipate that prior to the consummation of our acquisition of CSI, up to an additional $67,500 may be advanced to us by these lenders, on the same terms an conditions, to pay for certain of our outstanding indebtedness and for professional fees and other expenses related to the this proxy statement and other corporate matters. If the lenders advance $650,000 to us, they will receive an aggregate of 21,666,667 shares of our common stock after we have increased the number of shares of common stock we are authorized to issue. To the extent that the lenders advance less than $650,000 to us, the number of shares they will receive will be reduced at a rate of $0.03 per share. To the extent that the lenders advance more than $650,000, the number of shares that Dr. Mitchell will receive when the authorization increase is effected will be reduced at the rate of $0.03 per share. We have granted these lenders demand and "piggy-back" registration rights.

      Alex Bruni, our Chief Operating Officer, has agreed to convert approximately $275,000 in accrued salary and $36,500 of outstanding debt into an aggregate of 1,000,000 as soon as we amend our certificate of incorporation to increase the number of shares we are authorized to issue, which will then permit us to issue these shares. We also have granted him certain "piggy-back" registration rights with respect to all of his shares, which include the shares to be issued to him when the authorization increase is effected.


      On May 28, 2002, LCS Golf entered into a loan agreement with an unaffiliated party pursuant to which we borrowed $75,000. The loan bore no interest and was repayable by July 23, 2002. We issued 200,000 shares of our common stock to the lender. The loan agreement provided that if the loan was not repaid by the due date, we would be obligated to issue 10,000 shares of our common stock to the lender for each day that the loan remained unpaid.

      On or about May 1, 2003, we repaid the $75,000 loan to the lender and agreed to issue him one million shares of our common stock as soon as we amend our certificate of incorporation to increase the number of shares we are authorized to issue, which will then permit us to issue these shares. We also agreed to issue him an additional 100,000 shares because we were unable to file a proxy statement with the Commission requesting stockholder approval for this amendment prior to six months after the repayment of the loan, and granted him certain "piggy-back" registration rights with respect to his shares. The lender released to Dr. Mitchell two million shares of our common stock owned by Dr. Mitchell that he was holding as collateral for the repayment of the loan. In addition, the lender, Dr. Mitchell and Golf exchanged general releases.

      On November 14, 2003, we entered into an agreement settling certain litigation instituted by Traffix, Inc. against LCS Golf and Dr. Mitchell pursuant to which, among other things, we agreed to issue 250,000 shares of our common stock to Traffix within five days after the closing of the merger with CSI. We also granted Traffix certain "piggy-back" registration rights with respect to these shares. See "Legal Proceedings" above for information relating to this litigation and the settlement agreement.


      We have agreed to issue an aggregate of 2,800,000 shares in connection with other loans made to us and for legal services as soon as we amend our certificate of incorporation to increase the number of shares we are authorized to issue, which will then permit us to issue these shares. We have also granted the recipients of these shares certain "piggy-back" registration rights with respect to these securities.


      We will incur an expense as of the date that the authorization is increased equal to the number of shares issued on that date times the amount that the per share fair market price of our common stock exceeds the price for which these shares are being issued.

      Except as set forth above, we have no specific plans with regard to the use of the authorized but unissued shares. In no event will the number of shares of our common stock outstanding upon the closing of the merger with CSI exceed 593,000,000.

General Effect Of The Increase In Our Authorization To Issue Common Stock

      Stockholders will not realize any dilution in their percentage of ownership of LCS or their voting rights as a result of increasing our authorization to issue common stock but will experience dilution to the extent that shares are issued as described above if the authorization increase is approved. Accordingly, if the authorization increase is approved and the shares are issued as described above, all of our current stockholders, including Dr. Mitchell and Mr. Bruni, will own an aggregate of approximately 15.7% of the then outstanding shares of our common stock. Dr. Mitchell's percentage ownership will decrease from approximately 12.1% to 4.1%, although the number of shares he will own will increase from 5,918,309 to 24,231,466 and Mr. Bruni's percentage ownership will decrease from approximately 2.2% to less than 1%, although the number of shares he will own will increase from 1,100,000 to 2,100,000.

      Issuances of significant numbers of additional shares of our common stock in the future (i) will dilute stockholders' percentage ownership of LCS and,
(ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders' shares. In addition, our board of directors could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

      The affirmative vote of at least a majority of the shares of our issued and outstanding common stock is necessary for approval of Proposal No. 2.

OUR SOLE DIRECTOR DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF LCS AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 1,000,000,000.

                                 PROPOSAL NO. 3

              AMENDMENT TO CERTIFICATE OF INCORPORATION CONCERNING
                     AUTHORIZATION TO ISSUE PREFERRED STOCK

      Our sole director has recommended that we amend our Certificate of Incorporation to authorize 20,000,000 shares of preferred stock, $0.001 par value. He believes such action to be in our best interests for the reasons set forth below.

      The preferred stock to be authorized is commonly referred to as "blank check" preferred stock ("Blank Check Preferred") because the preferred stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as our board of directors may designate for each series issued from time to time. As such, the Blank Check Preferred would be available for issuance without further action by our stockholders, except as may be required by applicable law or pursuant to the requirements of any exchange upon which our securities are then trading.

      Our sole director believes that the creation of Blank Check Preferred is advisable and in the best interests of us and our stockholders for several reasons. The authorization of the Blank Check Preferred would permit our board of directors to issue such stock without stockholder approval and, thereby, provide us with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The Blank Check Preferred would enable us to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance.

      We do not view the authorization of the Blank Check Preferred as part of any "anti-takeover" strategy and we are not advancing it as the result of any known effort by any party to accumulate additional shares of our Blank Check Preferred or common stock or to obtain voting control of us. However, the issuance of shares of Blank Check Preferred under particular circumstances could have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to endeavor to impede the attempt by issuing shares of Blank Check Preferred, thereby diluting or impairing the voting power of the other outstanding shares of common stock or Blank Check Preferred and increasing the potential costs to acquire control of us. We may issue Blank Check Preferred without first offering them to holders of our common stock, as the holders of our common stock have no preemptive rights.

      The actual effect of the issuance of any shares of Blank Check Preferred upon the rights of holders of our common stock cannot be stated until the board determines the specific rights of the holders of such Blank Check Preferred. However, the effects might include, among other things,

      o     restricting dividends on our common stock,
      o     diluting the voting power of our common stock,
      o     reducing the market price of our common stock, or
      o     impairing the liquidation rights of our common stock,

without further action by our stockholders.

      Although we may consider issuing Blank Check Preferred in the future for purposes of acquiring other businesses, raising additional capital or for other reasons, we currently have no arrangements, understandings, agreements or commitments with respect to the issuance of the Blank Check Preferred, and we may never issue any of these securities.

      The affirmative vote of at least a majority of the shares of our issued and outstanding common stock is necessary for approval of Proposal No. 3.

OUR SOLE DIRECTOR DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF LCS AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE BLANK CHECK PREFERRED STOCK.

                                 PROPOSAL NO. 4

       AMENDMENT TO CERTIFICATE OF INCORPORATION CONCERNING LIMITATION OF
                 DIRECTORS' LIABILITY AND DIRECTOR AND OFFICER
                                 INDEMNIFICATION

      Our sole director has recommended that we amend our Certificate of Incorporation to add provisions related to limiting our directors' liability as well as provisions relating to indemnification by us of our directors and officers. He believes such action to be in our best interests for the reasons set forth below.

      The limitation of directors' liability provision is intended to facilitate our ability to attract and retain qualified directors to serve on our Board of Directors. The provision gives our directors the full protection against personal liability that is permitted under the Delaware General Corporation Law by eliminating the personal liability of our directors to us and our stockholders for monetary damages for breach of duties as a director, except as otherwise provided for in the Delaware General Corporation Law.

      The provision limiting the liability of directors will not be applicable to any act or omission occurring prior to its adoption.

      Adoption of the provision will limit the remedies otherwise available to a stockholder seeking to challenge a decision by our Board of Directors, including, for example, a decision relating to an acquisition proposal or a similar transaction, even if such a decision was grossly negligent. While the provision will limit our directors' liability for monetary damages for breach of fiduciary duty, it would not limit the availability of equitable remedies, such as an injunction or rescission based on a director's breach of those duties, nor apply to claims against a director arising out of actions taken as our officer or limit a stockholder's ability to seek relief under any other law, including the federal securities laws. Although equitable remedies such as injunction and rescission would continue to be available, the provision may nevertheless reduce the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from instituting a lawsuit against our directors for breach of duty, even though such an action, if successful, might have benefited us and our stockholders. Our sole director believes that the limitation of directors' liability provision strikes the proper balance between the need to attract and retain highly qualified directors and the need to hold directors accountable to us and our stockholders for actions that are not in our best interest. Stockholders should note, however, that because our sole director may benefit from the added protection the provision provides, he has a personal interest in its adoption.

      Our bylaws currently require us to indemnify our officers and directors. The amendment to our certificate of incorporation to provide for indemnification makes it clear that the amendment or repeal of this provision in the bylaws will not affect the indemnification rights of any individual with respect to actions or occurrences prior to that amendment or repeal. The amendment provides for indemnification of officers, directors, employees and agents to the fullest extent of the law.

      In recent years, investigations, claims, actions, suits or proceedings (including shareholder derivative actions) seeking to impose liability on, or involving as witnesses, directors and officers of corporations have become the subject of much public discussion. These proceedings are often extremely expensive regardless of their eventual outcome. Even in proceedings in which a director or officer is not named as a defendant, an individual may incur substantial expenses or attorneys' fees if he or she is called as a witness or becomes involved in the proceeding in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved exceeds any benefit to him or her from serving as one of our directors or officers. Our sole directors believes that this proposed amendment, which further ensures the availability of indemnification rights, is desirable so that we can attract and retain well qualified individuals to serve as our directors and officers in light of the risks of substantial expense in defending against, or becoming involved with, litigation regarding the position.

      We have not received notice of any proceedings against any officer or director to which the protections and benefits afforded by this new article may apply. Additionally, the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any current or potential director or officer.

      The affirmative vote of at least a majority of the shares of our issued and outstanding common stock is necessary for approval of Proposal No. 4.

OUR SOLE DIRECTOR DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF LCS AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF DIRECTORS AND AUTHORIZE US TO INDEMNIFY OUR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

      If our stockholders approve the proposed Amendments to our Certificate of Incorporation, these Amendments will become effective upon filing it with the Delaware Secretary of State.

                                 PROPOSAL NO. 5

                              ELECTION OF DIRECTORS


      A board of directors consisting of three (3) directors is to be elected at the meeting. Unless otherwise instructed, Dr. Mitchell, the proxy holder, will vote the proxies received by him for Messrs. Newman and Peipert and Mr. Reisman, who is a nominee of Messrs. Newman and Peipert. In the event that any of the nominees is unable or declines to serve as a director at the time of the special meeting, the proxies will be voted for any nominee who shall be designated by Mr. Newman to fill the vacancy. In the event that Proposals 1, 2, 5 and 6 are approved and the merger is consummated, it is not expected that any nominee will be unable or will decline to serve as a director. If the merger is not consummated within seven (7) business days after the special meeting, Messrs. Newman, Peipert and Reisman will not be elected and immediately after the special meeting of stockholders, Dr. Mitchell will remain as our sole director. In the event that additional persons are nominated for election as directors, Dr. Mitchell, as the proxy holder, intends to vote all proxies received by him in a manner that will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by him. The term of office of each person elected as a director will continue until the next annual meeting of our stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

      Dr. Mitchell, the proxy holder, intends to vote the proxies for the election of the nominees named below, unless otherwise specified.

      The following table sets forth the names and ages of all persons nominated or chosen to become directors, none of whom currently are directors or hold any positions with LCS:

         Name of Nominee                                      Age
         ---------------                                      ---
         Scott Newman                                         44

         Glenn Peipert                                        42

         Lawrence K. Reisman                                  44


      Set forth below is certain information with respect to each of the nominees for director of LCS. As noted above, Dr. Mitchell will remain our sole director in the event that Messrs. Newman, Peipert and Reisman are not elected. Dr. Mitchell's biographical information is set forth in "Management of LCS" above.


      SCOTT NEWMAN, President, Chief Executive Officer and Chief Technology Officer of CSI since inception. Mr. Newman is the founder and the majority owner of CSI. He has over twenty years of experience providing technology solutions to major companies internationally. Mr. Newman has direct experience in strategic planning, analysis, design, testing, and implementation of complex big-data solutions. He possesses a wide range of software and hardware architecture/discipline experience, including:

      o     client/server,
      o     data discovery,
      o     distributed systems,
      o     data warehousing,
      o     mainframe,
      o     scaleable solutions, and
      o     e-business.

      Mr. Newman has been engaged as a technology advisor to CIO's for Fortune 1000 companies including AT&T Capital, Jaguar Cars, Cytec, and Chase. While at CSI, he has been the architect and lead designer of several successful commercial software products used by Chase, Citibank, Merrill Lynch, and Jaguar Cars.

      GLENN PEIPERT, Senior Vice President and Chief Operating Officer of CSI since inception. Mr. Peipert has over two decades of experience consulting to major organizations about leveraging technology to enable strategic change. He has advised clients representing a broad cross-section of rapid growth industries worldwide. Mr. Peipert has hands on experience with the leading web and data warehousing products. His skills include architecture design, development and project management. He routinely participates in architecture reviews and recommendations for CSI's fortune 500 clients. Mr. Peipert has managed major technology initiatives at Chase, Tiffany, Morgan Stanley, Cytec and the United States Tennis Association. He speaks nationally on applying data warehousing technologies to enhance business effectiveness and has authored multiple white papers regarding business intelligence. Mr. Peipert is the brother of Mitchell Peipert, CSI's Chief Financial Officer and Secretary.

      LAWRENCE K. REISMAN, Director Nominee. Mr. Reisman is a Certified Public Accountant who has been the principal of his own firm, The Accounting Offices of L.K. Reisman, since 1986. Prior to forming his company, Mr. Reisman was a tax manager at Coopers & Lybrand and Peat Marwick Mitchell. He routinely provides accounting services to small and medium-sized companies, which services include auditing, review and compilation of financial statements, corporate, partnership and individual taxation, designing accounting systems and management consulting services.

      Directors are elected by a plurality vote and the three (3) nominees who receive the most votes of our common stock holders will be elected. In the election of directors, votes may be cast in favor of or withheld with respect to each nominee.

OUR SOLE DIRECTOR DEEMS PROPOSAL NO. 5 TO BE IN THE BEST INTERESTS OF LCS AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL THREE OF THE ABOVE-NAMED NOMINEE DIRECTORS TO THE LCS BOARD.

                                 PROPOSAL NO. 6

                      ADOPTION OF 2003 STOCK INCENTIVE PLAN

Summary of the 2003 Stock Incentive Plan

      The following summary of our 2003 Incentive Plan, referred to hereinafter as the Plan, is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Schedule B.


      Our sole Director adopted the 2003 Incentive Plan, referred to hereinafter as the Plan, on December 1, 2003. The Plan authorizes us to issue 100,000,000 shares of our common stock for issuance upon exercise of options. It also authorizes the issuance of stock appreciation rights, referred to herein as SARs. The Plan authorizes us to grant


      o     incentive stock options to purchase shares of our common stock,
      o     non-qualified stock options to purchase shares of common stock, and
      o     SARs and shares of restricted common stock.

Objectives

      The objective of the Plan is to provide incentives to our officers, other key employees, consultants, professionals and non-employee directors to achieve financial results aimed at increasing stockholder value and attracting talented individuals to LCS. Persons eligible to be granted incentive stock options under the Plan will be those employees, consultants, professionals and non-employee directors whose performance, in the judgment of a Committee of our Board of Directors, can have a significant effect on our success.

Oversight

      The Board, acting as a whole, or a Committee thereof appointed by our Board, will administer the Plan by making determinations regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. The Board or such committee also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations.

Types of grants

         The Plan allows us to grant incentive stock options, non-qualified stock options, shares of restricted stock, SARs in connections with options and independent SARs. The Plan does not specify what portion of the awards may be in the form of any of the foregoing. Incentive stock options awarded to our employees are qualified stock options under the Internal Revenue Code.

Eligibility

         Under the Plan, we may grant incentive stock options only to our officers and employees band we may grant non-qualified options to officers and employees as well as our directors, independent contractors and agents. We have made no grants under the Plan as of the date of this proxy statement.

Statutory Conditions On Stock Options


Exercise Price
--------------


         To the extent that Options designated as incentive stock options become exercisable by an optionee for the first time during any calendar year for Stock having a fair market value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as nonqualified stock options.. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary of ours, must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.


Expiration Date
---------------


         Any option granted under the Plan will expire at the time fixed by the Board or its committee, which cannot be more than ten (10) years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any parent or subsidiary corporation, not more than five years after the date of grant.


Exerciseability
---------------


         The Board or its committee may also specify when all or part of an option becomes exercisable, but in the absence by such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the Board or its committee may accelerate the exerciseability of any option at its discretion.

Assignability

         Options granted under the Plan are not assignable, except by the laws of descent and distribution or as may be otherwise provided by the Board or its committee.

Payment Upon Exercise Of Options

      Payment of the exercise price for any option may be in cash, by withheld shares that, upon exercise, have a fair market value at the time the option is exercised equal to the option price, plus applicable withholding tax, or in the form of shares of our common stock.

Stock Appreciation Rights

      A Stock Appreciation Right is the right to benefit from appreciation in the value of our common stock. A SAR holder, on exercise of the SAR, is entitled to receive from us in cash or our common stock an amount equal to the excess of

      (x) the fair market value of our common stock covered by the exercised portion of the SAR, as of the date of such exercise, over

      (y) the fair market value of our common stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

      The Board or its committee may grant SARs in connection with all or any part of an option granted under the Plan, either concurrently with the grant of the option or at any time thereafter, and may also grant SARs independently of options.

Tax Consequences

      An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Plan.

      An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

      An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of:

      (i)   two years from the date of award of the option or

      (ii)  one year from the date of exercise.

      If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price such employee paid for an incentive stock option is exceeded by the option's fair market value at the time his or her rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.

General


      The Plan became effective on December 1, 2003, the date it was approved by our sole Director, such action being subject to the approval of the Plan by the stockholders as provided below, and shall continue until terminated or suspended by the Board. The Plan may be amended, terminated or modified by our Board at any time, subject to stockholder approval as required by law, rule or regulation. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award.


      Our sole Director believes that the Plan should be approved so that shares of our common stock will be available for grant to our key employees, officers and directors as well as independent contractors and agents upon whose performance and contribution our long-term success and growth is dependent.

      The affirmative vote of at least a majority of the shares represented and voting at the special meeting at which a quorum is present, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for approval of Proposal No. 6.

OUR SOLE DIRECTOR DEEMS PROPOSAL NO. 6 TO BE IN THE BEST INTERESTS OF LCS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 6.

                                     GENERAL

      Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are voted, will be voted FOR Proposal Nos. 1, 2, 3, 4, 5 and 6.

      The Annual Report to Stockholders (LCS's Annual Report on Form 10-KSB) for the fiscal year ended February 28, 2003 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

                                 OTHER BUSINESS

      Our sole director knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, Dr. Mitchell, who is designated as the proxy, will vote the shares of common stock represented by the proxies in accordance with his judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE LCS FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                                 By Order of the Sole Director,


                                                 /s/ Michael Mitchell
                                                 ---------------------------
                                                 Michael Mitchell
                                                 President

Mahopac, New York
January 2, 2004

                                                                      Appendix A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                                LCS GROUP, INC.,

                             LCS ACQUISITION CORP.,
                 (A WHOLLY OWNED SUBSIDIARY OF LCS GROUP, INC.)

                     CONVERSION SERVICES INTERNATIONAL, INC.

                                       AND

                    THE AFFILIATED STOCKHOLDERS OF CONVERSION
                          SERVICES INTERNATIONAL, INC.

                                   DATED AS OF
                                 August 21, 2003

                      AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                              RECITALS; DEFINITIONS

SECTION  1.1      Recitals                                                    1
SECTION  1.2      Definitions                                                 1
SECTION  1.3      Rules of Construction                                       1

                                   ARTICLE II
                                   THE MERGER

SECTION  2.1      The Merger                                                  2
SECTION  2.2      Effective Time                                              2
SECTION  2.3      Closing                                                     2
SECTION  2.4      Effects of the Merger                                       2
SECTION  2.5      Certificate of Incorporation and Bylaws                     2
SECTION  2.6      Directors                                                   2
SECTION  2.7      Conversion of
                  LCS, Merger Sub and CSI Securities                          3
SECTION  2.8      Exchange Procedures                                         3
SECTION  2.9      No Further Ownership Rights in
                  CSI Common Stock                                            4
SECTION  2.10     Stock Transfer Books                                        4
SECTION  2.11     Approval of Merger and Declination of
                  Appraisal Rights                                            4

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF CSI
                       AND THE AFFILIATED CSI STOCKHOLDERS

SECTION  3.1      Corporate Organization                                      4
SECTION  3.2      Qualification                                               4
SECTION  3.3      Authorization                                               5
SECTION  3.4      Approvals                                                   5
SECTION  3.5      Absence of Conflicts                                        5
SECTION  3.6      Subsidiaries; Equity Investments                            6
SECTION  3.7      Capitalization                                              6
SECTION  3.8      Financial Statements                                        6
SECTION  3.9      Undisclosed Liabilities                                     7
SECTION  3.10     Licenses                                                    7

SECTION  3.11     Tax Matters                                                 7
SECTION  3.12     Litigation                                                  7
SECTION  3.13     Compliance with Law                                         8
SECTION  3.14     Employee Benefit Plans and Policies                         8
SECTION  3.15     Labor Matters                                               8
SECTION  3.16     Insurance                                                   8
SECTION  3.17     Affiliate Interests                                         9
SECTION  3.18     Hazardous Materials                                         9
SECTION  3.19     Intellectual Property                                       9
SECTION  3.20     Disclosure                                                  9
SECTION  3.21     Certain Agreements                                         10
SECTION  3.22     Absence of Changes                                         10
SECTION  3.23     Contracts and Commitments                                  10
SECTION  3.24     Title to Property

                                   ARTICLE IV
                  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                         THE AFFILIATED CSI STOCKHOLDERS

SECTION  4.1      Authorization of Agreement                                 11
SECTION  4.2      Investment Intent                                          12

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF LCS AND MERGER SUB

SECTION  5.1      Corporate Organization                                     13
SECTION  5.2      Qualification                                              13
SECTION  5.3      Authorization                                              13
SECTION  5.4      Approvals                                                  13
SECTION  5.5      Capitalization                                             14
SECTION  5.6      Absence of Conflicts                                       14
SECTION  5.7      Authorization For LCS Securities                           14
SECTION  5.8      SEC Documents                                              15
SECTION  5.9      Merger Sub                                                 15
SECTION  5.10     Undisclosed Liabilities                                    15
SECTION  5.11     Certain Agreements                                         15
SECTION  5.12     Absence of Changes                                         16
SECTION  5.13     Litigation                                                 16
SECTION  5.14     Tax Matters                                                16
SECTION  5.15     Compliance with Law                                        17
SECTION  5.16     Affiliate Interest                                         17
SECTION  5.17     Hazardous Material                                         17
SECTION  5.18     Intellectual Property                                      17
SECTION  5.19     Disclosure                                                 18
SECTION  5.20     Listing                                                    18
SECTION  5.21     Permits                                                    18

SECTION  5.22     Employee Benefit Plans and Policies                        18
SECTION  5.23     Labor Matters                                              18
SECTION  5.24     Insurance                                                  18
SECTION  5.25     Subsidiaries                                               19
SECTION  5.26     Contracts and Commitments                                  19

                                   ARTICLE VI
                              COVENANTS OF CSI AND
                         THE AFFILIATED CSI STOCKHOLDERS

SECTION  6.1      Acquisition Proposals                                      19
SECTION  6.2      Access                                                     20
SECTION  6.3      Conduct of Business by CSI
                  Pending the Merger                                         20
SECTION  6.4      Confidentiality                                            21
SECTION  6.5      Press Releases                                             21
SECTION  6.6      Consents                                                   21
SECTION  6.7      Agreement to Defend                                        22
SECTION  6.8      Intellectual Property Matters                              22
SECTION  6.9      Notification of Certain Matters                            25

                                   ARTICLE VII
                                COVENANTS OF LCS

SECTION  7.1      Confidentiality                                            22
SECTION  7.2      Press Releases                                             22
SECTION  7.3      Conduct of Business by LCS
                  Pending the Merger                                         22
SECTION  7.4      Consents                                                   24
SECTION  7.5      Agreement to Defend                                        24
SECTION  7.6      Delivery of Certificates and Warrants                      24
SECTION  7.7      Access                                                     24
SECTION  7.8      Intellectual Property Matters                              25
SECTION  7.9      Acquisition Proposals                                      25
SECTION  7.10     Notification of Certain Matters                            25

                                  ARTICLE VIII
                                   CONDITIONS

SECTION  8.1      Conditions Precedent to Obligation
                  of Each Party to Effect the Merger                         25
SECTION  8.2      Additional Conditions Precedent to
                  Obligations of LCS                                         26
SECTION  8.3      Additional Conditions Precedent to
                  Obligations of CSI and The Affiliated CSI
                  Stockholders                                               26

                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION  9.1      Agreement by CSI and the
                  Affiliated CSI Stockholders
                  to Indemnify                                               28
SECTION  9.2      Agreement by LCS to Indemnify                              30
SECTION  9.3      Conditions of Indemnification                              31
SECTION  9.4      Applicability                                              31

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION  10.1     Termination                                                32
SECTION  10.2     Effect of Termination                                      32
SECTION  10.3     Brokers; Expenses                                          33
SECTION  10.4     Restrictions on Transfer of LCS Securities                 33
SECTION  10.5     Waiver and Amendment                                       33
SECTION  10.6     Public Statements                                          34
SECTION  10.7     Assignment                                                 34
SECTION  10.8     Notices                                                    34
SECTION  10.9     Governing Law                                              35
SECTION  10.10    Severability                                               35
SECTION  10.11    Counterparts                                               35
SECTION  10.12    Headings                                                   35
SECTION  10.13    Entire Agreement; Third Party Beneficiaries                35

Schedules
---------

Schedule 3.1(a) - List of CSI Subsidiaries
Schedule 3.1(b) - Corporate Organization
Schedule 3.2 - Qualification
Schedule 3.5 - List of Conflicts
Schedule 3.7(a) - List of Holders of CSI Common Stock
Schedule 3.7(b) - Capitalization
Schedule 3.8 - Financial Statements
Schedule 3.10 - Licenses
Schedule 3.11(a) - Tax Matters
Schedule 3.11b) - Tax Matters
Schedule 3.11(c) - Tax Matters
Schedule 3.12(a) - Litigation
Schedule 3.12(b) - Litigation

Schedule 3.13 - Compliance with the Law
Schedule 3.14 - Employee Benefit Plans and Policies
Schedule 3.16 - Insurance
Schedule 3.17 - Affiliate Interests
Schedule 3.18 - Hazardous Material
Schedule 3.19 - Intellectual Property
Schedule 3.21 - Certain Agreements
Schedule 3.22 - Absence of Changes
Schedule 3.23 - Contracts and Commitments
Schedule 3.24 - Title to Property

Schedule 5.1(a) - List of LCS Subsidiaries
Schedule 5.1(b) - Corporate Organization
Schedule 5.4(a) - Capitalization
Schedule 5.4(b) - Capitalization
Schedule 5.9 - Undisclosed Liabilities
Schedule 5.11 - Absence of Changes
Schedule 5.12(b) - Litigation
Schedule 5.13(a) - Tax Matters
Schedule 5.13(b) - Tax Matters
Schedule 5.13(c) - Tax Matters
Schedule 5.14 - Compliance with the Law
Schedule 5.15 - Affiliate Interests

Annex:
------

Annex A  -   Schedule of Defined Terms

Exhibits
--------

Exhibit A.  Affiliated CSI Stockholders

Exhibit B.  Section 262 of the Delaware General Corporation Law

Exhibit C.  Schedule of Non-Affiliated CSI Stockholders and CSI Note Holders

                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (this "Agreement"), dated as of August 21, 2003, is among LCS GROUP, INC., a Delaware corporation ("LCS"), LCS ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of LCS ("Merger Sub"), each with an office at 3 Tennis Court Road, Mahopac, New York 10541, CONVERSION SERVICES INTERNATIONAL, INC., a Delaware corporation, ("CSI"), with an office at 100 Eagle Rock Avenue, East Hanover, N.J. 07936 and the persons listed on the signature pages hereof under the caption "Affiliated CSI Stockholders" and Exhibit A hereto which also sets forth their respective addresses and the number of shares of CSI common stock (the "CSI Common Stock") owned by each of them (hereinafter defined as the "Affiliated CSI Stockholders").

                                    RECITALS:

      WHEREAS, the Board of Directors of the parties to this Agreement have determined it is in the best long-term interests of the parties to this Agreement and their stockholders to effect a business combination pursuant to which CSI will merge with and into Merger Sub on the terms and subject to the conditions set forth herein (the "Merger");

      WHEREAS, the sole director of LCS and Merger Sub and the Board of Directors of CSI have approved this Agreement and the Merger pursuant to the terms and conditions herein set forth;

      WHEREAS, the Affiliated CSI Stockholders own 100% of the outstanding CSI Common Stock on a fully-diluted basis and each Affiliated CSI Stockholder will agree, subject to the terms and conditions of this Agreement, to vote his shares of CSI Common Stock to approve the Merger;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify to the extent possible as a reorganization within the meaning of
Section 368(A)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

      NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                    ARTICLE I

                              RECITALS; DEFINITIONS

Section 1.1 Recitals. The recitals are hereby incorporated herein and made a part hereof.

Section 1.2. Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

Section 1.3. Rules of Construction. Unless the context otherwise requires, as used in this Agreement, (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement; and (j) section and paragraph headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                                   THE MERGER

Section 2.1. The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), CSI shall be merged with and into Merger Sub. Following the Merger, Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of CSI shall cease.

Section 2.2 Effective Time. As soon as practicable after the Closing, the parties hereto will file with the Secretary of State of the State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the corporation law of such state. The effective time of the filing of the certificate of merger with the Secretary of State of the State of Delaware is the "Effective Time."

Section 2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of LCS, or such other place as the parties hereto may agree upon, within seven (7) business days after all the conditions set forth in Article IX hereof are satisfied or waived but in no event later than December 31, 2003. The date on which the Closing occurs is herein referred to as the "Closing Date."

Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of CSI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of CSI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5 Certificate of Incorporation and Bylaws.

      (a) LCS. The certificate of incorporation and bylaws of LCS in effect immediately prior to the Effective Time shall remain in full force and effect after the Effective Time; provided, however, that Article FIRST of the certificate of incorporation of LCS shall be amended to read in its entirety as follows: "The name of the corporation is Conversion Services International, Inc." until thereafter amended as provided by law.

      (b) Surviving Corporation. Effective immediately following the Closing, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Surviving Corporation until amended in accordance with applicable Law. Effective immediately following the Closing, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

Section 2.6 Directors and Officers.

      (a) LCS. As of the Effective Time, (i) the directors of LCS shall be comprised in accordance with Schedule 2,6 hereto and (ii) the individuals listed on Schedule 2.6 hereto shall have been appointed as the officers of LCS in accordance with Schedule 2.6 hereto.

      (b) Surviving Corporation. The directors of the Surviving Corporation shall be comprised in accordance with Schedule 2.6 hereto and shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 2.7 Conversion of LCS, Merger Sub and CSI Securities.

      (a) At the Effective Time, each outstanding share of the common stock, no par value per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of LCS, Merger Sub or CSI, be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation;

      (b) At the Effective Time, or thereafter as otherwise provided by the DGCL,

      (i) Each share of CSI Common Stock issued and outstanding immediately prior to the Effective Time that shall be owned by an Affiliated CSI Stockholder shall, by virtue of the Merger and without any action on the part of LCS, Merger Sub, CSI or any holder thereof, be converted into and be exchangeable for the right to receive newly issued fully paid and non-assessable shares of LCS Common Stock, par value $0.001 per share, (the "LCS Common Stock," which, together with the shares of LCS Common Stock to be issued to the Non-Affiliated CSI Stockholders as provided in Paragraph 2.7(b)(ii) below, is sometimes hereinafter referred to as the "LCS Securities") at a ratio (the "Exchange Ratio") of shares of LCS Common Stock for each share of CSI Common Stock so that an aggregate of four hundred and fifty million (450,000,000) shares of LCS Common Stock (hereinafter sometimes referred to as the "Purchase Price") shall be issued pursuant to this Paragraph 2.7(b)(i) and Paragraph 2.7(b)(ii) below.

      (ii) Each share of CSI Common Stock issued and outstanding immediately prior to the Effective Time that shall be owned by a holder of CSI Common Stock who is not an Affiliated CSI Stockholder (collectively the "Non-Affiliated CSI Stockholders," all of whom shall be the CSI Note Holders who have converted their CSI Notes as referred to in Paragraph 2.7(c) below) and shall have voted in favor of the Merger or shall not have exercised his or her right of appraisal as provided by Section 262 of the DGCL (an
      "Approving CSI Stockholder" together with the Affiliated Stockholders hereinafter referred to as the "CSI Stock Holders") shall, by virtue of the Merger and without any action on the part of LCS, Merger Sub, CSI or any holder thereof, be converted into and be exchangeable for the right to receive newly issued fully paid and non-assessable shares of LCS Common Stock as set forth in the Schedule of Nonaffiliated CSI Stockholders and CSI Note Holders appended hereto as Exhibit C, subject to such Stockholder providing LCS with reasonably acceptable investment representations and related documentation.

      (iii) Each Non-Affiliated CSI stockholder who shall have voted against the Merger and shall have exercised his or her right of appraisal as provided by Section 262 of the DGCL shall thereafter have such rights as he or she may be granted pursuant to Section 262 of the DGCL.

      (c) At the Effective Time, all options, warrants, convertible notes and other rights, entitling the holders thereof to purchase or otherwise acquire any shares of CSI Common Stock (collectively, "Instruments") shall be canceled, retired and cease to exist at and as of the Effective Time, and those certain convertible notes (the "CSI Notes") as set forth in the Schedule of CSI Stockholders and Note Holders appended hereto as Exhibit C in the aggregate principal amount of One Million Five Hundred Thousand ($1,500,000) Dollars shall have been converted into shares of CSI Common Stock on or before the Effective Date, as long as such conversion does not adversely effect the intention to effectuate the Merger as a reorganization within the meaning of Section 368(a) of the Code. A complete list of the Instruments is set forth on Schedule 2.7(c).

      (d) If, between the date of this Agreement and the Effective Time, the outstanding shares of CSI Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, an anti-dilution adjustment provision contained in CSI's certificate of incorporation or otherwise, the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, change in conversion ratio or such similar event.

      (e) If, between the date of this Agreement and the Effective Time, the outstanding shares of LCS Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or such similar event.

Section 2.8 Exchange Procedures.

      (a) The Surviving Corporation will act as exchange agent in connection with the Merger.

      (b) As soon as reasonably practicable after the Effective Time (and in any event within three (3) business days after the Effective Time), the Surviving Corporation shall use its commercially reasonable efforts to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CSI Common Stock (the "Certificates") (a) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Corporation, and which letter shall be in customary form and have such other provisions as the Surviving Corporation may reasonably specify; and (b) instructions for effecting the surrender of such Certificates in exchange for shares of LCS Common Stock. Upon surrender of a Certificate to the Surviving Corporation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Surviving Corporation, the holder of such Certificate shall be entitled to receive in exchange therefor (i) shares of LCS Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 2.7 (after taking into account any shares of LCS Common Stock then held by such holder) and (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any dividends and other distributions and cash in lieu of fractional shares, and the shares of CSI Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive the LCS Securities issuable upon surrender of the Certificates. No interest will be paid or will accrue on any cash payable. In the event of a transfer of ownership of CSI Common Stock which is not registered in the transfer records of CSI, shares of CSI Common Stock evidencing, in the aggregate, the proper number of shares of CSI Common Stock, a check in the proper amount of cash in lieu of any fractional shares of CSI Common Stock and any dividends or other distributions to which such holder is entitled, may be issued with respect to such shares to such a transferee if the Certificate representing such shares is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid.

      (c) No dividends or other distributions declared or made with respect to shares of LCS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of LCS Securities that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of LCS Common Stock shall be paid to any such holder until such holder shall surrender such Certificate in accordance with Section 2.8(b). Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of LCS Securities issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of LCS Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of LCS Common

Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of LCS Common Stock.

      (d) All shares of LCS Common Stock issued and cash paid upon conversion of the shares of CSI Common Stock in accordance with the terms of Article I and this Article II (including any cash paid) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of CSI Common Stock.

      (e) No certificates or scrip of shares of LCS Common Stock representing fractional shares of LCS Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of LCS or a holder of shares of LCS Securities.

      (f) Notwithstanding any other provision of this Agreement, each holder of shares of CSI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of LCS Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of LCS Common Stock multiplied by (ii) the reported closing sales price of one share of LCS Common Stock on the Over The Counter Bulletin Board (or such other national securities exchange or market on which the LCS Common Stock may then be listed, as applicable) (the "Principal Market") at the Effective Time. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Surviving Corporation shall forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

Section 2.9 No Liability. None of LCS, Merger Sub, CSI or the Surviving Corporation shall be liable to any person in respect to the LCS Securities or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.10 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed Certificate the applicable shares of LCS Common Stock with respect to the shares of CSI Common Stock formerly represented thereby and any unpaid dividends and distributions on LCS Securities deliverable in respect thereof, pursuant to this Agreement.

Section 2.11 Backup Withholding Rights. Each of LCS and the Surviving Corporation shall be entitled to deduct and withhold from the shares of LCS Common Stock and cash in lieu of fractional shares thereto pursuant to this Agreement to any holder of shares of CSI Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a tax Law. To the extent that amounts are so withheld by LCS or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CSI Common Stock in respect to which such deduction and withholding was made by LCS or the Surviving Corporation, as the case may be.

Section 2.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each party hereto shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise unless required to do so by law. The Merger shall be treated as a purchase for accounting purposes.

Section 2.13 No Further Ownership Rights in CSI Common Stock. LCS Securities issued upon conversion of CSI Common Stock in accordance with the terms of this
Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to CSI Common Stock. At the Effective Time, each Share of CSI Common Stock owned prior to the Effective Time shall be canceled and extinguished.

Section 2.14 Stock Transfer Books. The stock transfer books of CSI shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of CSI Common Stock thereafter on the records of CSI. On or after the Effective Time, any Certificates presented to the Surviving Corporation or LCS for any reason shall be converted into LCS Securities with respect to CSI Common Stock formerly represented thereby at the Exchange Ratio.

Section  2.15  Approval of Merger and  Declination  of  Appraisal  Rights.  This
executed Agreement shall constitute agreement and acknowledgment of each Affiliated CSI Stockholder to: (a) vote his or her shares of CSI Common Stock to approve the Merger, and (b) decline any appraisal rights under Section 262 of the DGCL. By executing this Agreement, each Affiliated CSI Stockholder acknowledges receipt of written notice of appraisal rights and a copy of Section 262 of the DGCL at least ten (10) days prior to the date of executing this Agreement. Section 262 of the DGCL is attached hereto as Exhibit B.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                     CSI AND THE AFFILIATED CSI STOCKHOLDERS

CSI and the Affiliated CSI Stockholders, jointly and severally, hereby represent and warrant to LCS and Merger Sub as follows:

Section 3.1 Corporate Organization. CSI and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and CSI has the requisite power to execute, deliver and perform this Agreement and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. Schedule 3.1(a) sets forth a list of the subsidiaries of CSI, all of which are wholly owned by it free and clear of all liens and encumbrances, except as set forth in
Schedule 3.1(a). True and complete copies of the certificate of incorporation and bylaws (or other organizational documents) of CSI and each of its subsidiaries are included in Schedule 3.1(b). The minute books of CSI and each of its subsidiaries previously made available to LCS are complete and accurately reflect all action taken prior to the date of this Agreement by the board of directors of CSI and each of its subsidiaries, as the case may be, and the stockholders thereof in their capacities as such.

Section 3.2 Qualification. CSI and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary and failure to so qualify could have a Material Adverse Effect on the financial condition, results of operations, business or properties of CSI, its subsidiaries or the Surviving Corporation. Schedule 3.2 sets forth a list of the jurisdictions in which CSI and each of its subsidiaries is qualified to do business, if any.

Section 3.3 Authorization. The execution and delivery by CSI of this Agreement, the performance of its obligations pursuant hereto and the execution, delivery and performance of each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing have been duly and validly authorized by all requisite corporate action on the part of CSI and no other corporate proceedings on its part are necessary to authorize this Agreement or any other instrument, document or agreement required hereby to be executed by CSI at, or prior to, the Closing. The Board of Directors of CSI has voted to recommend approval of the Merger to the stockholders of CSI and such determination remains in effect. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by CSI at, or prior to, the Closing will then be, duly executed and delivered by it, and this Agreement constitutes, and, to the extent it purports to obligate CSI, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of CSI, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

Section 3.4 Approvals. Except for the applicable filings with the Secretary of State of the State of Delaware relating to the Merger, to the knowledge of CSI and the Affiliated CSI Stockholders, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Governmental Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit CSI or the Affiliated CSI Stockholders to execute, deliver, perform or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

Section 3.5 Absence of Conflicts. Except to the extent set forth in Schedule 3.5, neither the execution and delivery by CSI or the Affiliated CSI Stockholders of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by any of them at, or prior to, the Closing, nor the performance by CSI or the Affiliated CSI Stockholders of their respective obligations under this Agreement or any such instrument, document or agreement will (assuming receipt of all consents, approvals, authorizations, permits, certificates and orders disclosed as required in Section 3.4) to the knowledge of CSI or any of the Affiliated CSI Stockholders: (a) materially violate or breach the terms of or cause a default under (i) any applicable Law,
(ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) any applicable permits received from any Governmental Authority or Court, (iv) the certificate of incorporation or bylaws or other organizational documents of CSI or any of its subsidiaries, or (v) any contract or agreement to which CSI, any of its subsidiaries or any of the Affiliated CSI Stockholders is a party or by which any of them, or, in the case of CSI and its subsidiaries, any of its properties, is bound and has a Material Adverse Effect on the Merger, or (b) result in the creation or imposition of any Lien on any of the properties or assets of CSI, any of its subsidiaries or the Surviving Corporation, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section.

Section 3.6 Subsidiaries; Equity Investments. Except as set forth in Schedule 3.1(a), CSI has not controlled, directly or indirectly, or had any direct or indirect equity participation in, any Person during the five-year period preceding the date hereof.

Section 3.7 Capitalization.

      (a) Schedule 3.7(a) sets forth with respect to CSI and each of its subsidiaries its authorized and outstanding Common Stock (the "CSI Capital
Stock"). Each outstanding share of the CSI Common Stock and each of its subsidiaries has been duly authorized, is validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any stockholder. Set forth in Schedule 3.7(a) are the names, social security or IRS identification numbers and addresses (as reflected in the corporate records of CSI) of each record holder of the CSI Common Stock, together with the number of shares held by each such Person.

      (b) Except as disclosed in Schedule 3.7(b) or as may be issued in connection with the conversion of the CSI Notes, there is not outstanding any capital stock or other security, including, without limitation, any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of the Common Stock of CSI or any of its subsidiaries, and there are no contracts, agreements, commitments or arrangements obligating CSI, any of its subsidiaries or the Surviving Corporation: (i) to issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of CSI, any of its subsidiaries or the Surviving Corporation, or (ii) to redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of CSI, any of its subsidiaries or the Surviving Corporation.

Section 3.8 Financial Statements. Appended hereto as Schedule 3.8 are true and complete copies of the consolidated financial statements of CSI consisting of
(i) an unaudited consolidated balance sheet (the "CSI Interim Balance Sheet") of CSI as of June 30, 2003 (the "Interim Date") and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six-month period then ended (including the notes thereto) (collectively with the Interim Balance Sheet, the "CSI Interim Financial Statements"); (ii) an audited consolidated balance sheet (the "CSI 2002 Balance Sheet") of CSI as of December 31, 2002 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (including the notes thereto) (collectively with the CSI 2002 Balance Sheet, the "CSI 2002 Financial Statements"); (iii) an audited consolidated balance sheet of CSI as of December 31, 2001 (the "CSI 2001 Balance Sheet") and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (including the notes thereto) (collectively with the CSI 2001 Balance Sheet, the "CSI 2001 Financial Statements"); and (iv) an audited consolidated balance sheet of CSI as of December 31, 2000 (the "CSI 2000 Balance Sheet") and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (including the notes thereto) (collectively with the CSI 2000 Balance Sheet, the "CSI 2001 Financial Statements" and together with the CSI Interim, 2002 and 2001 Financial
Statements, the "CSI Financial Statements"). The CSI Financial Statements present fairly the financial position of CSI and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with GAAP and the applicable rules and regulations of the Commission. The CSI Financial Statements do not omit to state any material liabilities, absolute or contingent, required to be stated therein in accordance with GAAP and the applicable rules and regulations of the Commission. All accounts receivable of CSI reflected in the CSI Financial Statements and as incurred since the CSI Interim Balance Sheet Date, represent sales made in the ordinary course of business, are collectible (net of any reserves for doubtful accounts shown in the CSI Interim Financial Statements) in the ordinary course of business and, except as set forth in Schedule 3.8, are not in dispute or subject to counterclaim, set-off or re-negotiation.

Section 3.9. Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accrued for in the CSI Financial Statements, to the knowledge of CSI and the Affiliated CSI Stockholders, neither CSI nor any of its subsidiaries have any material liabilities or obligations of any nature whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the CSI Interim Balance Sheet are adequate, appropriate and reasonable in accordance with GAAP and the applicable rules and regulations of the Commission.

Section 3.10 Licenses. CSI and each of its subsidiaries has obtained all licenses, certificates of authority, permits, authorizations, orders and approvals of, and has made all registrations or filings with, all Governmental Authorities as required in connection with the conduct of its business other than licenses, certificates, permits, authorizations, orders, approvals, registrations or filings which if not obtained or made would not have Material Adverse Effect on CSI, any of its subsidiaries, or their respective business or financial conditions (collectively, the "Licenses").

Schedule 3.10 sets forth a true and complete list of the Licenses of CSI and its subsidiaries (including the jurisdictions in which they possess Licenses or other approvals to conduct their respective businesses) together with a description of the nature thereof. Neither CSI nor any of its subsidiaries is transacting any business in any jurisdiction in which it is not authorized or permitted to transact such business. All Licenses are valid and in full force and effect. No such License is the subject of a proceeding for suspension or revocation or similar proceedings, and to the knowledge of CSI and the Affiliated CSI Stockholders no such proceeding is threatened.

Section 3.11 Tax Matters.

      (a) Except as set forth in Schedule 3.11(a) (and except for filings and payments of assessments the failure of which to file or pay will not have a Material Adverse Effect on CSI, any of its subsidiaries or the Surviving Corporation), to the knowledge of CSI and the Affiliated CSI Stockholders: (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to CSI and each of its subsidiaries have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to CSI and each of its subsidiaries have been or will be satisfied in full, (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; and (vii) all positions taken in the Tax Returns have been taken with no less than a "more likely than not" expectation of correctness.

      (b) CSI has no knowledge of any claim against CSI or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the knowledge of CSI or the Affiliated CSI Stockholders, proposed with respect to any Tax Return of or with respect to CSI or any of its subsidiaries, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 3.11(b).

      (c) Except as set forth in Schedule 3.11(c), CSI has no knowledge of any extension of time in force with respect to the due date for the filing of any Tax Return of or with respect to CSI or any of its subsidiaries, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to CSI or any of its subsidiaries.

      (d) The total amounts set up as liabilities for current and deferred Taxes in the CSI Financial Statements are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to CSI or any of its subsidiaries, as the case may be, up to and through the periods covered thereby.

Section 3.12 Litigation.

      (a) Except as set forth in Schedule 3.12(a), there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of CSI or the Affiliated CSI

Stockholders, threatened against or affecting CSI or any of its subsidiaries before or by any Court or Governmental Authority.

      (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 3.12(b), CSI and each of its subsidiaries has substantially performed all obligations required to be performed by it to date and is not in default under, and to the knowledge of CSI and the Affiliated CSI Stockholders, no event has occurred which, with the lapse of time or action by a third party, could result in a material default under any contract or other agreement to which CSI or any of its subsidiaries is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

Section 3.13 Compliance with Law. Except as set forth in Schedule 3.13, to the knowledge of CSI and the Affiliated CSI Stockholders, CSI and each of its subsidiaries are in material compliance with all applicable statutes and other applicable Laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

Section  3.14  Employee  Benefit  Plans  and  Policies.  Except  as set forth in
Schedule 3.14, neither CSI nor any of its subsidiaries has any knowledge of an obligation to contribute to, and has at no time since the effective date of ERISA maintained or had an obligation to contribute to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA with regard to any employee, past or present, and neither CSI nor any of its subsidiaries is and has at any time since the effective date of the Multiemployer Pension Plan Amendment Act of 1980 been a party to, or during such period made any contribution to, any "Multiemployer Plan" as defined in Section 3(37) of ERISA (collectively the "Plans") with regard to any employee, past or present.

Section 3.15 Labor Matters. Neither CSI nor any of its subsidiaries is a party to any collective bargaining agreement, and to the knowledge CSI and the Affiliated CSI Stockholders, CSI and each of its subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practices.

Section 3.16 Insurance. Schedule 3.16 sets forth a list of all policies of insurance currently in effect relating to the business or operations of CSI and each of its subsidiaries. Such insurance policies are in full force and effect. CSI and each of its subsidiaries are currently insured, and since the inception of operations by CSI and each of its subsidiaries, as the case may be, has been insured, against such risks as companies engaged in the same or substantially similar business would, in accordance with good business practice, customarily be insured. CSI and each of its subsidiaries, as the case may be, have given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in Schedule 3.16, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Neither CSI nor any of its subsidiaries has received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies.

Section 3.17 Affiliate Interests. Except as set forth in Schedule 3.17, no employee, officer, director or stockholder or former employee, officer, director or stockholder of CSI or any of its subsidiaries has any interest in any property, tangible or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of CSI or any of its subsidiaries, except for the normal rights of employees and stockholders.

Section 3.18 Hazardous Materials.

      (a) To the knowledge of CSI and the Affiliated CSI Stockholders, CSI and each of its subsidiaries are in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (together "Environmental Laws"), and CSI and each of its subsidiaries have all necessary government permits, licenses, certificates and approvals in relation thereto.

      (b) Neither CSI nor any of its subsidiaries has received any complaint, order, directive, claim, citation or notice of, and neither CSI nor the Affiliated CSI Stockholders know of any fact(s) that might constitute a violation(s) of any Environmental Laws.

      (c) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 3.18, to the knowledge of CSI and the Affiliated CSI Stockholders, there has been no emission, spill, release or discharge of Hazardous Material in or at the place of business of CSI or the place of business of any of its subsidiaries, or of any toxic or hazardous substances or wastes into or upon (i) the air; (ii) soils or any improvements located thereon; (iii) the water (including adjacent water and underground water); or (iv) any sewer, septic system or waste treatment, storage or disposal system for which CSI any of its subsidiaries or the Surviving Corporation could be held liable.

Section 3.19 Intellectual Property. Except as set forth in Schedule 3.19, CSI and each of its subsidiaries owns, or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the conduct of the business and operations of CSI and each of its subsidiaries, as the case may be, as currently conducted. To the knowledge of CSI and the Affiliated CSI
Stockholders: (a) the use of the Intellectual Property by CSI and each of its subsidiaries, as the case may be, does not infringe on the rights of any Person, and (b) no Person is infringing on any right of CSI or any of its subsidiaries, as the case may be, with respect to any Intellectual Property. No claims that CSI or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property are pending or, to the knowledge of CSI and the Affiliated CSI Stockholders, threatened. All of the Intellectual Property that is owned by CSI and each of its subsidiaries are owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by CSI and each of its subsidiaries are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property by CSI, any of its subsidiaries or the Surviving Corporation.

Section 3.20 Disclosure. To the best of their knowledge, CSI and the Affiliated CSI Stockholders have disclosed pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of CSI and each of its subsidiaries. To the best of their knowledge, no representation or warranty to LCS by CSI or any of the Affiliated CSI Stockholders contained in this Agreement, and no statement contained in the Schedules attached hereto, no certificate, list or other writing furnished to LCS by CSI or any of the Affiliated CSI Stockholders pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. Each statement contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of CSI and each of the Affiliated CSI Stockholders for all purposes of this Agreement.

Section 3.21 Certain Agreements. Except as set forth in Schedule 3.21, neither CSI nor any of its subsidiaries nor any of their respective officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a non-competition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against CSI any of its subsidiaries or the Surviving Corporation, or any of their respective officers or directors, the scope of the business or operations of CSI, any of its subsidiaries or the Surviving Corporation, or any of their respective officers or directors, geographically or otherwise.

Section 3.22 Absence of Changes. Except as disclosed in Schedule 3.22 or as contemplated by this Agreement, since the date of the CSI Interim Balance Sheet, there has not been: (a) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or likely to have, or which, with or without notice or lapse of time or both, would have, a Material Adverse Effect on CSI or any of its subsidiaries; (b) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on CSI or any of its subsidiaries; (c) any entry into any commitment or transaction material to CSI or any of its subsidiaries (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice, or (d) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of CSI or any of its subsidiaries. Since date of the CSI Interim Balance Sheet neither CSI nor the Affiliated CSI Stockholders are aware of any fact or facts that, with or without notice or lapse of time or both, would, individually or in the aggregate, result in a Material Adverse Effect on CSI or any of its subsidiaries.

Section 3.23 Contracts and Commitments. Schedule 3.23 includes: (a) a list of all written and oral contracts to which CSI or any of its subsidiaries is a party or by which its property is bound that involve consideration or other expenditure in excess of $50,000 or performance over a period of more than six (6) months or that is otherwise material to its business or operations ("Material Contracts"); (b) a list of all real or personal property leases to which CSI or any of its subsidiaries is a party involving consideration or other expenditure in excess of $50,000 over the term of the lease ("Material Leases"); (c) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which CSI or any of its subsidiaries is a party ("Guarantees") and (d) a list of all contracts or other formal or informal understandings between CSI or any of its subsidiaries and any of its respective officers, directors, employees, agents, stockholders or affiliates ("Related Party Agreements"). True and complete copies of each Material Contract, Material Lease, Guarantee and Related Party Agreement, to the extent they are in written form, have been furnished to LCS. Except as may be set forth in Schedule 3,23, each Material Contract is in full forces and effect, valid and binding in accordance with its terms and no notice of any breach or violation thereof has been given to CSI or the Affiliated Stockholders.

Section 3.24 Title to Property. Except as set forth on Schedule 3.24, CSI has good and marketable title to all the real property and good and valid title to all other property included in the CSI Financial Statements other than property disposed of in the ordinary course of business after the date of the CSI Interim Balance Sheet. Except as set forth in Schedule 3.24, CSI's properties are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances, which do not materially interfere with the use of the property in the conduct of CSI's business.

Section  3.25   Contributions   and  Payments.   Neither  CSI  nor  any  of  its
subsidiaries, nor, to the knowledge of CSI or any Affiliated CSI Stockholder, any of their employees, officers, directors or agents, at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

Section 3.26  Internal  Controls.  CSI and each of its  subsidiaries  maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.27 Bank Accounts; Powers of Attorney. Schedule 3.27 hereto sets forth a complete and correct list showing: (a) all banks in which CSI and each of its subsidiaries maintains a bank account or safe deposit box (collectively, "CSI Bank Accounts"), together with, as to each such CSI Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from CSI, true and correct copies thereof which have been delivered to the other.

Section 3.28 Proxy Statement. The information supplied by CSI and the Affiliate CSI Stockholders for inclusion in the proxy statement (the " Proxy Statement") to be sent to the stockholders of LCS in connection with the special meeting of LCS's stockholders to consider the Authorization Increase (the "LCS Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to stockholders of LCS, at the time of the LCS Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the LCS Stockholders' Meeting which has become false or misleading.

                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                       OF THE AFFILIATED CSI STOCKHOLDERS

Each Affiliated CSI Stockholder hereby, severally but not jointly, represents and warrants to LCS that:

Section 4.1 Authorization of Agreement. He or she has full legal right, power, capacity and authority to execute, deliver and perform his or her obligations pursuant to this Agreement and to execute, deliver and perform his or her obligations under each instrument, document or agreement required hereby to be executed and delivered by such Stockholder at, or prior to, the Closing. The execution of this Agreement by CSI represents the consent by 100 percent of the Affiliated CSI Stockholders to the terms and provisions of this Agreement and the transactions contemplated herein. This executed Agreement shall also constitute such Affiliated CSI Stockholder's written waiver of all applicable notice requirements. The date set forth beneath such Affiliated CSI Stockholder's signature is the actual date of execution and delivery of this Agreement by such Affiliated CSI Stockholder to CSI and LCS. This executed Agreement shall be filed in CSI's minute books as evidence of such Stockholder's action.

Section 4.2 Investment Intent. With respect to his or her acquisition of the LCS Securities, he or she represents and warrants to LCS that he or she: (a) will acquire the LCS Securities pursuant to the Merger solely for his or her account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of the LCS Securities in connection with any distribution except in full compliance with all applicable securities laws; (b) is not a party to any agreement or other arrangement for the disposition of any securities of LCS; (c) is an "accredited investor" as defined in Securities Act Rule 501(a); (d) (i) is able to bear the economic risk of an investment in the LCS Securities acquired pursuant to this Agreement, (ii) can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters, and such past participation in investments, that he or she is capable of evaluating the merits and risks of the proposed investment in the LCS Securities, (iv) has received and reviewed the SEC Documents as defined below in Section 5.7, (v) has had an adequate opportunity to ask questions of and receive answers from the officers of LCS concerning any and all matters relating to the transactions contemplated hereby, including the background and experience of the current officers and the sole director of LCS, and the operation and financial condition of LCS and understands that LCS is inactive and has no revenue generating operations, and (vi) has asked all questions of the nature described in the preceding clause (v), and all those questions have been answered to his or her satisfaction; (e) acknowledges that the LCS Securities to be delivered to him or her pursuant to the Merger have not been and will not be registered under the Securities Act or qualified under applicable blue sky laws and therefore may not be resold by him or her without compliance with the registration requirements of the Securities Act or an exemption therefrom and that the certificates he or she will receive will bear a legend substantially in the form set forth in Section
11.4 of this Agreement and stop transfer instructions will be placed on these securities with LCS' transfer agent; (f) acknowledges that, if a corporation or other business entity, it was not formed for the specific purpose of acquiring the LCS Securities; and (g) without limiting any of the foregoing, agrees not to dispose of any portion of the LCS Securities unless a registration statement under the Securities Act is in effect as to the applicable securities and the disposition is made in accordance with that registration statement, or such deposition is made in accordance with an exemption from the registration requirements under the Securities Act and applicable state securities laws.

                         REPRESENTATIONS AND WARRANTIES
                             OF LCS AND MERGER SUB,

LCS and Merger Sub hereby represent and warrant, jointly and severally, to CSI and the Affiliated CSI Stockholders that:

Section 5.1 Corporate Organization. LCS, each of its subsidiaries (except as set forth in Schedule 5.1(a)) and Merger Sub is each a corporation duly organized, validly existing and in good standing under the laws of the State of its organization with all requisite corporate power and authority to own or lease its properties and conduct its business as now owned, leased or conducted and LCS and Merger Sub each has all requisite corporate power and authority to execute, deliver and perform this Agreement and each instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing. Schedule 5.1(a) sets forth a list of LCS's subsidiaries, all of which are wholly owned by LCS free and clear of all liens and encumbrances except as set forth in Schedule 5.1(a). True and complete copies of the certificates of incorporation and bylaws (or other organizational documents) of LCS and Merger Sub are included in Schedule 5.1(b). The minute books of LCS, each of its subsidiaries and Merger Sub previously made available to CSI are complete and accurately reflect all action taken prior to the date of this Agreement by its respective board of directors and stockholders in their capacities as such.

Section 5.2 Qualification. Neither LCS nor any of its subsidiaries is engaged in any business activity. Neither LCS nor any of its subsidiaries is qualified to do business in any jurisdiction except in the jurisdiction of its organization and only to the extent that it currently is in good standing.

Section 5.3 Authorization. The execution and delivery by LCS and Merger Sub of this Agreement, the performance by LCS and Merger Sub of their respective obligations pursuant to this Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered at the Closing have been duly and validly authorized by all requisite corporate action on the part of LCS and Merger Sub, as the case may be, and, except to amend the certificate of incorporation of LCS to increase the number of shares of Common Stock it is authorized to issue to one billion (1,000,000,000) (the "Authorization Increase"). This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by LCS and Merger Sub at, or prior to, the Closing will then be, duly executed and delivered, as the case may be. This Agreement constitutes, and, to the extent it purports to obligate LCS and Merger Sub to each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of LCS and Merger Sub, as the case may be, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

Section 5.4 Approvals. Except for filings with the Secretary of State of the State of Delaware relating to the Merger and filings with the Commission relating to obtaining approval of the stockholders of LCS for the Authorization Increase, to the knowledge of LCS, no filing or registration with, and no consent, approval, authorization, permit, certificate or order of any Court or Government Authority is required by any applicable Law or by any applicable Order or any applicable rule or regulation of any Court or Governmental Authority to permit LCS or Merger Sub, as the case may be, to execute, deliver or consummate the transactions contemplated by this Agreement or any instrument required hereby to be executed and delivered by either of them at or prior to the Closing.

Section 5.5 Absence of Conflicts. Except to the extent set forth in Schedule 5.5, neither the execution and delivery by LCS or Merger Sub of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by either of them at, or prior to, the Closing, nor the performance by LCS or Merger Sub of their respective obligations under this Agreement or any such instrument, document or agreement will (assuming receipt of all consents, approvals, authorizations, permits, certificates and orders disclosed as required in Section 5.4) to the knowledge of the LCS or Merger Sub: (a) materially violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) any applicable permits received from any Governmental Authority or Court, (iv) the certificates of incorporation or bylaws or other organizational documents of LCS, any of its subsidiaries or Merger Sub, or (v) any contract or agreement to which LCS or Merger Sub is a party or by which either of them, or any of their properties, is bound and has a Material Adverse Effect on the Merger, or (b) result in the creation or imposition of any Lien on any of the properties or assets of LCS, any of its subsidiaries, Merger Sub or the Surviving Corporation, or (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental

Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses
(a), (b) or (c) of this Section.

Section 5.6 Capitalization. Schedule 5.6(a) sets forth with respect to LCS its authorized and outstanding capital stock, which includes, without limitation, common, preferred, options, warrants, derivatives, including but not limited to debt convertible into LCS Common Stock, and any other rights a LCS security holder has to shares of LCS Common Stock (collectively, the "LCS Capital Stock"). Each outstanding share of the LCS Capital Stock has been duly authorized, is validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any stockholder or any federal or state securities laws.

      (a) Except as disclosed in Schedule 5.6(a), there is no outstanding any capital stock or other security, including, without limitation, any preferred stock, option, warrant, right, or convertible debt entitling the holder thereof to purchase or otherwise acquire any shares of LCS Capital Stock.

      (b) Except as disclosed in Schedule 5.6(b), there are no contracts, agreements, commitments or arrangements obligating LCS to: (i) issue, sell, pledge, dispose of or encumber any shares of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of LCS Capital Stock, or (ii) redeem, purchase or acquire or offer to acquire any shares of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of, any class of capital stock of LCS.

Section 5.7 Authorization For LCS Securities. All of the shares of LCS Common Stock issuable pursuant to the Merger will be duly authorized and will, when issued, be validly issued, fully paid and non-assessable and not issued in violation of the preemptive rights of any stockholder of LCS.

Section 5.8 SEC Documents. LCS has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the Securities Act and the Exchange Act (the "SEC Documents"). The SEC Documents have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of LCS included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of LCS as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). LCS has not received notification from the Commission and/or any federal or state securities bureaus that any investigation (informal or formal), inquiry or claim is pending, threatened or in process against LCS and/or relating to any of LCS's securities.

Section 5.9 Merger Sub. Merger Sub is a corporation duly incorporated under the laws of the State of Delaware, is validly existing and in good standing under such laws and is a wholly owned subsidiary of LCS. Merger Sub has no assets, liabilities or obligations and has engaged in no business except as contemplated by this Agreement.

Section 5.10 Undisclosed Liabilities. Except as and to the extent of the amounts specifically reflected or accounted for as set forth in Schedule 5.11, to its knowledge LCS has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. The reserves reflected in the SEC Documents are adequate, appropriate and reasonable in accordance with GAAP.

Section 5.11 Certain Agreements. Except as set forth in Schedule 5.11, neither LCS nor any of its subsidiaries nor any of its respective officers or directors, is a party to, or bound by, any contract, agreement or organizational document which purports to restrict, by virtue of a non-competition, territorial exclusivity or other provision covering such subject matter purportedly enforceable by a third party against LCS, any of it subsidiaries or any of its respective officers or directors, the scope of the business or operations of LCS, any of it subsidiaries or any of its respective officers or directors, geographically or otherwise.

Section 5.12 Absence of Changes. Except as set forth in Schedule 5.12, to the knowledge of LCS there has not been, since May 31, 2003, the date of LCS' latest Form 10-QSB filed with the Commission, any material adverse change with respect to the business, assets, results of operations, and prospects or condition (financial or otherwise) of LCS. Except as set forth in Schedule 5.12, since May 31, 2003, neither LCS nor any of its subsidiaries has engaged in any transaction or conduct of any kind that would be proscribed by Section 7.3 herein subsequent to the execution and delivery of this Agreement and up to the Closing Date. Anything to the contrary not withstanding, it is understood and acknowledged by all parties hereto that LCS is inactive and has no revenue generating operations.

Section 5.13 Litigation.

      (a) Except as set forth in Schedule 5.13(a), there are no actions at law, suits in equity, investigations, proceedings or claims pending or, to the knowledge of LCS threatened against or specifically affecting LCS before or by any Court or Governmental Authority.

      (b) Except as contemplated by this Agreement and except to the extent set forth in Schedule 5.13(b), LCS and each of its subsidiaries has performed all obligations required to be performed by it to date and is not in default under, and, to the knowledge of LCS, no event has occurred which, with the lapse of time or action by a third party could result in a material default under any contract or other agreement to which LCS or any of its subsidiaries is a party or by which it or any of its properties is bound or under any applicable Order of any Court or Governmental Authority.

Section 5.14 Tax Matters.

      (a) Except as set forth in Schedule 5.14(a) (and except for filings and payments of assessments the failure of which to file or pay will not have a Materially Adversely Effect on LCS), to the knowledge of the LCS: (i) all Tax Returns which are required to be filed on or before the Closing Date by or with respect to LCS have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to LCS have been or will be satisfied in full, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

      (b) There is no claim against LCS for any Taxes, and no assessment, deficiency or adjustment has been asserted or, to the knowledge of LCS, proposed with respect to any Tax Return of or with respect to LCS, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Schedule 5.14(b).

      (c) Except as set forth in Schedule 5.13(c), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to LCS, or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to LCS. The total amounts set up as liabilities for current and deferred Taxes in the Interim Balance Sheet are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to LCS up to and through the periods covered thereby.

Section 5.15 Compliance with Law. Except as set forth in Schedule 5.15, to its knowledge LCS is in material compliance with all applicable statutes and other applicable Laws and all applicable rules and regulations of all federal, state, foreign and local governmental agencies and authorities.

Section 5.16 Affiliate Interests. Except as set forth in Schedule 5.16, no employee, officer or director, or former employee, officer or director, of LCS has any interest in any property, tangible or intangible, including, without limitation, patents, trade secrets, other confidential business information, trademarks, service marks or trade names, used in or pertaining to the business of LCS, except for the normal rights of employees and stockholders.

Section 5.17 Hazardous Materials.

      (a) LCS and each of its subsidiaries to LCS's knowledge is in compliance in all material respects with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (together

"Environmental Laws"), and LCS and each of its subsidiaries has all necessary government permits, licenses, certificates and approvals in relation thereto.

      (b) Neither LCS nor any of its subsidiaries has received any complaint, order, directive, claim, citation or notice of, and LCS does not know of any fact(s) that might constitute a violation(s) of any Environmental Laws.

      (c) To LCS's knowledge, there has been no emission, spill, release or discharge of Hazardous Material at LCS's place of business or any toxic or hazardous substances or wastes into or upon (i) the air; (ii) soils or any improvements located thereon; (iii) the water (including adjacent water and underground water); or (iv) any sewer, septic system or waste treatment, storage or disposal system for which LCS or any of its subsidiaries will be held liable.

Section 5.18 Intellectual Property. LCS has no intellectual property that has any material value.

Section 5.19 Disclosure. To the best of its knowledge LCS has disclosed in writing, or pursuant to this Agreement and the Schedules attached hereto, all facts material to the business, assets, prospects and condition (financial or otherwise) of LCS. To the best of its knowledge no representation or warranty to CSI or the Affiliated CSI Stockholders by LCS contained in this Agreement, and no statement contained in the Schedules attached hereto, any certificate, list or other writing furnished to CSI and the Affiliated CSI Stockholders by LCS pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. Each statement contained in this Agreement, the Schedules attached hereto, and any certificate, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a representation and warranty of LCS for all purposes of this Agreement.

Section 5.20 Listing. LCS's Common Stock is accepted for trading on the Principal Market.

Section 5.21 Permits. LCS does not own and is not required to own or hold franchises, licenses, permits, consents, approvals and authorizations of Governmental Authorities or Courts necessary for the conduct of its business because it is not engaged in any business.

Section 5.22 Employee Benefit Plans and Policies. Neither LCS nor any of its subsidiaries maintains or has an obligation to contribute to, and has at no time since the effective date of ERISA maintained or had an obligation to contribute to, any "employee pension benefit plan" as defined in Section 3(2) of ERISA with regard to any employee, past or present, and neither LCS nor any of its subsidiaries is or has at any time since the effective date of the Multiemployer Pension Plan Amendment Act of 1980 been a party to, or during such period made any contribution to, any "Multiemployer Plan" as defined in Section 3(37) of ERISA with regard to any employee, past or present.

Section 5.23 Labor Matters. Neither LCS nor any of its subsidiaries is a party to any collective bargaining agreement or has any employees.

Section 5.24 Insurance. Neither LCS nor any of its subsidiaries has any insurance.

Section 5.25 Subsidiaries; Equity Investments. Except as set forth in Schedule 5.1(a), LCS has not controlled directly or indirectly, or had any direct or indirect equity participation in, any Person during the five-year period preceding the date hereof.

Section 5.26 Contracts and Commitments. Schedule 5.26 includes: (a) a list of all written and oral contracts to which LCS is a party or by which its property is bound that involve consideration or other expenditure in excess of $10,000 or performance over a period of more than six months or that is otherwise material to the business or operations of LCS ("Material Contracts"); (b) a list of all real or personal property leases to which LCS is a party involving consideration or other expenditure in excess of $10,000 over the term of the lease ("Material Leases"); (c) a list of all guarantees of, or agreements to indemnify or be contingently liable for, the payment or performance by any Person to which LCS is a party ("Guarantees") and (d) a list of all contracts or other formal or informal understandings between LCS and each of its subsidiaries and any of its respective officers, directors, employees, agents or stockholders or their affiliates ("Related Party Agreements"). True and complete copies of each written LCS Material Contract, Material Lease, Guarantee and Related Party Agreement have been furnished to CSI and the Affiliated CSI Stockholders.

Section 5.27 Contributions and Payments. Neither LCS nor any of its subsidiaries, nor, to the knowledge of LCS, any of their employees, officers, directors or agents, at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

Section 5.28 Internal Controls. LCS maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 5.29 Title to Property. Neither LCS nor any of its subsidiaries has any property that has any material value.

Section 5.30 Bank Accounts; Powers of Attorney. Schedule 5.30 hereto sets forth a complete and correct list showing: (a) all banks in which LCS and Merger Sub maintain a bank account or safe deposit box (collectively, "LCS Bank Accounts"), together with, as to each such LCS Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from LCS and Merger Sub, true and correct copies thereof which have been delivered to the other.

Section 5.31 Proxy Statement. The information supplied by LCS for inclusion in the Proxy Statement to be sent to the stockholders of LCS in connection with the LCS Stockholders Meeting to consider the Authorization Increase and the Stock Option Plan as defined in Section 7.10, shall not, on the date the Proxy Statement is first mailed to stockholders of LCS, at the time of the LCS Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any matter or omit to state any material fact necessary in order to make the statements contained in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the LCS Stockholders' Meeting which has become false or misleading.

                                   ARTICLE VI

              COVENANTS OF CSI AND THE AFFILIATED CSI STOCKHOLDERS

Section 6.1 Acquisition Proposals. Prior to the Closing Date, neither CSI nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents nor any of the Affiliated CSI Stockholders shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in CSI or any of its subsidiaries, other than the transactions contemplated by this Agreement. CSI shall notify LCS of any unsolicited offer.

Section 6.2 Access. CSI shall, and shall cause its subsidiaries to afford LCS's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of their respective properties, books, contracts, commitments and records and, during such period, shall furnish promptly any information concerning their respective businesses, properties and personnel as LCS may reasonably request; provided, however, that no investigation pursuant to this section or otherwise shall affect or be deemed to modify any representation or warranty made by CSI or any Affiliated CSI Stockholder pursuant to this Agreement.

Section  6.3  Conduct  of  Business  by CSI  Pending  the  Merger.  CSI and each
Affiliated CSI Stockholder covenant and agree that, from the date of this Agreement until the Closing Date, unless LCS shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

      (a) The business of CSI and each of its subsidiaries shall be conducted, and none of them shall take any action except, in the ordinary course of business and consistent with past practice.

      (b) CSI agrees that neither it nor any of its subsidiaries will: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) or (B) any assets (other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money); (ii) amend or propose to amend the certificate of incorporation or bylaws (or other organizational documents); (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in stock, property or otherwise with respect to the capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money other than the ordinary course of business; or (vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.3(b);

      (c) CSI shall use its best efforts to: (i) preserve intact its business organization and the business organization of each of its subsidiaries, (ii) perform or cause to be performed all of its obligations and the obligations of each of its subsidiaries in or under any of such leases, agreements and contracts to which it is a party or to which its assets are subject, except for such obligations as it in good faith may dispute, (iii) keep available the services of its current officers and key employees and the current officers and key employees of each of its subsidiaries, (iv) preserve the goodwill of those having business relationships with it and each of its subsidiaries, (v) maintain and keep its and each of its subsidiaries properties in as good a repair and condition as currently exist, except for deterioration due to ordinary wear and tear, (vi) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and each of its subsidiaries, (vii) collect its and each of its subsidiaries accounts receivable, and (viii) preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other agreements which relate to its and each of its subsidiaries assets (other than those expiring by their terms which are not renewable);

      (d) Neither CSI nor the Affiliated CSI Stockholders shall take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming materially untrue or any of the conditions to the Merger set forth in Article VIII not being satisfied;

      (e) Neither CSI nor any of its subsidiaries shall (i) amend or terminate any Plan except as may be required by applicable Law, (ii) increase or accelerate the payment or vesting of the amounts payable under any Plan, or
(iii) adopt or enter into any personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement or any other employee benefit plan, agreement, arrangement, program, practice or understanding (other than the Plans); and

      (f) Neither CSI nor the Affiliated CSI Stockholders shall enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement.

      (g) CSI will not: (1) incur or assume any long-term or short-term debt or issue any debt securities; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(3) make any loans, advances or capital contributions to, or investments in, any other person; (4) pledge or otherwise encumber shares of capital stock of LCS; or (5) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto;

      (h) CSI will not: take any action that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code; and

      (i) CSI will comply with any material  aspect of any Law applicable to CSI
or  its  assets,   the  failure  of  which  would  reasonably  be  expected  to, individually or in the aggregate, have a Material Adverse Effect on LCS.

Section 6.4 Confidentiality. CSI shall, and shall cause its subsidiaries and its and their respective officers, directors, employees, representatives and/or consultants, as the case may be, to, and each Affiliated CSI Stockholder shall, hold in confidence, and not disclose to any Person for any reason whatsoever, any non-public information received by them or their representatives in connection with the transactions contemplated hereby, including, but not limited to, all terms, conditions and agreements related to this transaction and all concepts (including multiples and methodology) used in negotiation of the Purchase Price, except: (a) as required by Law; (b) for disclosure to officers, directors, employees and representatives of CSI as necessary in connection with the transactions contemplated hereby; and (c) for information which becomes publicly available other than through the actions of a party to this Agreement. In the event the Merger is not consummated, CSI and the Affiliated CSI Stockholders will return all non-public documents and other material obtained from LCS or its representatives in connection with the transactions contemplated hereby or certify to LCS that all such information has been destroyed.

Section 6.5 Press Releases. Except as may be required by applicable law, any pubic announcements or press releases to be issued by CSI with respect to the transactions contemplated hereunder shall require LCS's prior written consent, which consent shall not be unreasonably withheld.

Section 6.6 Consents. Subject to the terms and conditions of this Agreement, CSI and the Affiliated CSI Stockholders shall each: (i) obtain all consents, waivers, approvals authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary or proper to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 6.7 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, CSI and the Affiliated CSI Stockholders shall each cooperate and use reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and respond thereto.

Section 6.8 Intellectual Property Matters. CSI and the Affiliated CSI Stockholders shall use their best efforts to preserve CSI's ownership rights and the ownership rights of each of CSI's subsidiaries, as the case may be, to the Intellectual Property free and clear of any Liens and shall use their best efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

Section 6.9 Notification of Certain Matters. CSI and the Affiliated CSI Stockholders shall each give prompt notice to LCS, orally and in accordance with
Section 11.8 hereof, of: (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (b) any failure of CSI or any officer, director, employee or agent thereof, or any Affiliated CSI Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (c) any litigation, or any claim or controversy or contingent liability of which CSI or any Affiliated CSI Stockholder has knowledge of that might reasonably be expected to become the subject of litigation, against CSI or any of its subsidiaries or affecting any of its assets, in each case in an amount in controversy in excess of $10,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

                                   ARTICLE VII

                                COVENANTS OF LCS

Section 7.1 Confidentiality. LCS agrees, and LCS agrees to cause its officers, directors, employees, representatives and consultants, to hold in confidence all, and not to disclose to any Person for any reason whatsoever, any non-public information received by it or its representatives in connection with the transactions contemplated hereby except: (a) as required by Law; (b) for disclosure to officers, directors, employees and representatives of LCS as necessary in connection with the transactions contemplated hereby or as necessary to the operation of LCS's business; and (c) for information which becomes publicly available other than through the actions of LCS. In the event the Merger is not consummated, LCS will return all non-public documents and other material obtained from CSI and the Affiliated CSI Stockholders or their respective representatives in connection with the transactions contemplated hereby or certify to CSI that all such information has been destroyed.

Section 7.2 Press Releases. Except as may be required by applicable law, any pubic announcements or press releases to be issued by LCS with respect to the transactions contemplated hereunder shall require the CSI's prior written consent, which consent shall not be unreasonably withheld.

Section 7.3 Conduct of Business by LCS Pending the Merger. LCS covenants and agrees that, from the date of this Agreement until the Closing Date, unless CSI shall otherwise agree in writing, which agreement shall be timely and not unreasonably withheld, or as otherwise expressly contemplated by this Agreement:

      (a) LCS shall conduct no business operations.

      (b) Except as contemplated by this Agreement, LCS shall not, directly or indirectly, do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock (or securities convertible into capital stock) of its capital stock or (B) any of its assets (other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money); (ii) amend or propose to amend its certificate of incorporation or bylaws (or other organizational documents); (iii) split, combine or reclassify any of its outstanding capital stock, or declare, set aside or pay any dividend payable in stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; (v) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money except in the ordinary course of business; or (vi) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 7.3(b);

      (c) LCS shall use its best efforts to preserve intact its business organization;

      (d) LCS shall not increase the salary, benefits, stock options, bonus or other compensation of any of its officers or its sole director;

      (e) LCS shall not take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming materially untrue or any of the conditions to the Merger set forth in Article IX not being satisfied;

      (f) LCS shall not enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

      (g) LCS shall maintain the right to trade its Common Stock on the Principal Market. It shall file all SEC Documents with the Commission in a timely manner. LCS shall promptly provide to CSI copies of any notices it receives from the Principal Market regarding the continued eligibility of the LCS Common Stock for trading on the Principal Market;

      (h) LCS will not: (1) incur or assume any long-term or short-term debt or issue any debt securities; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (3) make any loans, advances or capital contributions to, or investments in, any other person; (4) pledge or otherwise encumber shares of capital stock of LCS; or (5) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto;

      (i) LCS will not: take any action that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code; and

      (j) LCS will comply with any material  aspect of any Law applicable to LCS
or  its  assets,   the  failure  of  which  would  reasonably  be  expected  to, individually or in the aggregate, have a Material Adverse Effect on LCS.

Section 7.4 Consents. Subject to the terms and conditions of this Agreement, LCS shall: (a) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (b) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.5 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, LCS agrees to cooperate and use reasonable efforts to defend against any such claim, action, suit, investigation or other proceeding and respond thereto.

Section 7.6 Delivery of Certificates. LCS will deliver to each CSI Stockholder the LCS Common Stock certificates contemplated by Article II of this Agreement.

Section 7.7 Access. LCS shall afford the CSI's officers, employees, counsel, accountants and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, LCS shall furnish promptly to CSI any information concerning its business, properties and personnel as CSI may reasonably request; provided, however, that no investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty made by LCS pursuant to this Agreement.

Section 7.8 Acquisition Proposals. Prior to the Closing Date, except as provided in Section 7.3, neither LCS, nor any of its officers, directors, employees or agents nor any party to this Agreement shall agree to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, business combination or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, LCS, any of its subsidiaries or Merger Sub, other than the transactions contemplated by this Agreement. LCS or Merger Sub shall notify CSI of any unsolicited offer.

Section 7.9 Notification of Certain Matters. LCS shall give prompt notice to CSI, orally and in accordance with Section 11.8 hereof, of: (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (b) any failure of LCS, or any of its officer, director, employee or agent thereof, or any party to this Agreement to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, or (c) any litigation, or any claim or controversy or contingent liability of which LCS has knowledge of that might reasonably be expected to become the subject of litigation, against LCS or any of its active subsidiaries or affecting any of its assets, in each case in an amount in controversy in excess of $10,000, or that is seeking to prohibit or restrict the transactions contemplated hereby.

Section 7.10 Authorization Increase and Approval of Stock Option Plan. LCS shall use its best efforts to effect the Authorization Increase and obtain stockholder approval of a stock option plan (the "Stock Option Plan") acceptable to CSI and the Affiliated CSI Stockholders.

Section 7.11 LCS Capitalization after Closing. After the Closing, the aggregate number of shares of LCS Common Stock to be retained by the current stockholders of LCS will be an amount to be agreed upon by the parties.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

Section 8.1 Proxy Statement; Registration Statement.

      (a) As promptly as practicable after the date of this Agreement, LCS shall prepare and cause to be filed with the Commission the Proxy Statement with respect to the Authorization Increase. Each of LCS and CSI shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Proxy Statement. Each of LCS and CSI shall use all reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the Commission and LCS shall respond promptly to any comments of the Commission or its staff relating thereto. LCS will cause the Proxy Statement to be mailed to LCS's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act..

      (b) If at any time prior to the Effective Time any event or circumstance relating to LCS, any LCS subsidiary or their respective directors or officers is discovered by LCS which is required to be set forth in an amendment or supplement to the Proxy Statement, LCS shall promptly inform CSI. All documents that LCS is responsible for filing with the Commission in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

      (c) If at any time prior to the Effective Time any event or circumstance relating to CSI, any CSI subsidiary or their respective directors or officers is discovered by CSI which is required to be set forth in an amendment or supplement to the Proxy Statement, CSI shall promptly inform LCS. All documents that CSI is responsible for filing with the Commission in connection with the transaction contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

      (d) LCS will advise CSI promptly, after it receives notice thereof, of the time when the Commission's staff has notified LCS that it has no additional comments relating to the Proxy Statement, the issuance of any stop order, or any request by the Commission for amendment of the Proxy Statement or comments thereon or responses thereto, or that any supplement or amendment to the Proxy Statement has been filed.

Section 8.2 LCS Stockholders' Meeting.

      (a) LCS shall take all action necessary under all applicable Laws to call, give notice of and hold the LCS Stockholders' Meeting. LCS shall ensure that all proxies solicited in connection with the LCS Stockholders' Meeting are solicited in compliance with all applicable Laws.

      (b) The Proxy Statement shall include a statement to the effect that the sole director of LCS recommends that LCS's stockholders vote to approve the issuance of LCS Common Stock in the Merger (the recommendation of LCS's sole director that LCS's stockholders vote to approve the issuance of LCS Common Stock in the Merger being referred to as the "LCS Board Recommendation"). The LCS Board Recommendation shall not be withdrawn or modified in a manner adverse to CSI, and no resolution by the sole director of LCS or any committee thereof to withdraw or modify the LCS Board Recommendation in a manner adverse to CSI shall be adopted or proposed.

Section 8.3 Commercially Reasonable Efforts.

      (a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Neither CSI, LCS nor Merger Sub will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

      (b) In furtherance and not in limitation of the covenants of the parties contained in Section 8.2 and Section 8.3, each of CSI, LCS and Merger Sub shall use commercially reasonable efforts to resolve such objections if any, as may be asserted by a Governmental Authority or other person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law, or by any dissenting stockholder. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of CSI, LCS and Merger Sub shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 8.3(b) shall limit a party's right to terminate this Agreement pursuant to
Section 11.1 so long as such party has up to then complied in all material respects with its obligations under this Section 8.3(b).

      (c) CSI and LCS agree that in connection with any litigation which may be brought against CSI or its directors or LCS or its directors relating to the transactions contemplated hereby, the party subject to such litigation will keep the other, and any counsel which the other may retain at its own expense, informed of the course of such litigation, to the extent the other is not also a party thereto. The parties agree that they will consult with each other prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 8.4 Antitakeover Statutes. If any antitakeover statute is or may become applicable to the Merger, each of LCS and CSI shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any antitakeover statute on the Merger.

                                   ARTICLE IX

                                   CONDITIONS

Section 9.1 Conditions Precedent to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) No Order shall have been entered and remain in effect in any action or proceeding before any Court or Governmental Authority that would prevent or make illegal the consummation of the Merger;

      (b) There shall have been obtained any and all permits, approvals and consents of securities or "blue sky" commissions of each jurisdiction and of any other Governmental Authority, including the Commission, that reasonably may be deemed to be necessary so that the consummation of the Merger and the transactions contemplated thereby will be in material compliance with all applicable Laws;

      (c) Receipt of all applicable material third party approval of the Merger and the transactions contemplated thereby;

      (d) No pending or threatened material litigation concerning: (i) LCS or CSI; (ii) the acquisition of their respective securities; or (iii) their continued operation after Closing, which would have a Material Adverse Effect on their business;

      (e) Prior to the Closing, there shall not have occurred any Material Adverse Effect, including, but not limited to, fire or other casualty, to any party to the Agreement;

      (f) Each director on the LCS board of directors shall resign as of the Effective Date, and the Affiliated CSI Stockholders shall appoint the entire board of directors of the Surviving Corporation;

Section  9.2  Additional   Conditions  Precedent  to  Obligations  of  LCS.  The
obligation of LCS to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) The representations and warranties of CSI and the Affiliated CSI Stockholders contained in this Agreement shall be true and correct in all material respects as of the date when made and in all material respects as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by CSI and the Affiliated CSI Stockholders on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by the Chief Executive Officer of CSI shall have been delivered to LCS, and a copy of the resolutions of CSI's Board of Directors, certified by the Secretary of CSI as of the Closing Date, approving the terms of this Agreement and all transactions contemplated hereby shall have been delivered to LCS;

      (b) LCS shall have accepted and approved the completed Schedules and shall have been satisfied, in its sole discretion, with the results of its legal, financial, accounting and business due diligence;

      (c) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of CSI or its subsidiaries, taken as a whole, shall have occurred, and CSI or its subsidiaries shall not have suffered any damage, destruction or loss (whether or not covered by insurance) which would have a Material Adverse Effect on the properties or business of CSI or its subsidiaries, taken as a whole, and LCS shall have received a certificate signed by the Chief Executive Officer of CSI dated the Closing Date to such effect;

      (d) CSI shall be merged into Merger Sub;

      (e) LCS shall have received the favorable opinion of Ellenoff Grossman & Schole LLP, counsel to CSI and the Affiliated CSI Stockholders, dated the Closing Date, addressed to LCS and Merger Sub, in form and substance reasonably satisfactory to counsel to LCS, with respect to CSI and each of its subsidiaries except for subparagraphs (iv) and (v) below, which refers only to CSI, that:

            (i) it (A) has been duly organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, (B) is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing except where not having such qualification would not be a Material Adverse Effect, and (C) has all requisite power and authority (corporate and other) and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Agreement and the Exhibits and Schedules attached thereto (collectively for the purposes of the opinion (the "Agreement"); and to the best of counsel's knowledge;

            (ii) To the best of such counsel's knowledge, it does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity except as set forth in the Agreement;

            (iii) it has a duly authorized, issued and outstanding capitalization as set forth in this Agreement and except as set forth therein, to the best of such counsel's knowledge it is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described herein. All of its issued and outstanding securities have been duly authorized and validly issued and are fully paid and non-assessable;? ; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any of its securities or any similar contractual right granted by it;

            (iv) CSI has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and CSI has duly authorized, executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes CSI's legal, valid and binding agreement, enforceable against CSI in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as obligations to indemnify or contribute to losses may be limited by applicable law);

            (v) To the best of such counsel's knowledge, neither the execution nor delivery of this Agreement, CSI's performance hereunder and thereunder, CSI's consummation of the transactions contemplated herein and therein, or the conduct of its business as described in this Agreement, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of CSI pursuant to the terms of the certificate of its incorporation or bylaws;

            (vi) To the best of such counsel's knowledge no consent, approval, authorization or order of, and no filing with, any arbitrator, court, regulatory body, administrative agency, government agency or other body, domestic or foreign (other than such as may be set forth in this Agreement, as to which no opinion need be rendered), is required in connection with its performance of this Agreement and the transactions contemplated hereby and thereby;

            (vii) To the best of such counsel's knowledge it has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property as set forth in this Agreement to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, other than those referred to in this Agreement and liens for taxes not yet due and payable;

            (viii) Except as set forth in this Agreement, it is not, to the best of such counsel's knowledge, in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, lease, deed of trust, voting trust agreement, stockholders' agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it is or may be bound or to which its property or assets (tangible or intangible) are or may be subject; and it is not in violation of any term or provision of (A) its certificate of incorporation or bylaws,
            (B) any authorization, approval, order, license, certificate, franchise or permit of any governmental or regulatory official or body, or (C) any judgment, decree, order, statute, rule or regulation to which it is subject;

            (ix) To the best of such counsel's knowledge it has the requisite licenses or other rights necessary to conduct its business. Such licenses are in full force and effect and, to such counsel's knowledge, there is no action, pending or threatened, with respect to the efficacy of such licenses.

In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to LCS's counsel) of other counsel reasonably acceptable to LCS's counsel, familiar with the applicable laws; and
(b) as to matters of fact, to the extent counsel deems proper, on certificates and written statements of responsible officers of such counsel's client and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of such counsel's client, provided that copies of any such statements or certificates shall be delivered to LCS's counsel, if requested. Such opinion shall state that LCS's counsel is entitled to rely thereon.

      (f) The CSI Note Holders shall have converted their CSI Notes into CSI Common Stock.

      (g) CSI shall have delivered to LCS a certificate, dated the date of the Closing, signed by the President of CSI (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in
Section 9.2(a) and Section 9.2(c).

Section 9.3 Additional Conditions Precedent to Obligations of CSI and the Affiliated CSI Stockholders. The obligation of CSI and the Affiliated CSI Stockholders to effect the Merger is also subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) The representations and warranties of LCS contained in this Agreement shall be true and correct in all respects as of the date when made and in all material respects as of the Closing Date as though such representations and warranties had been made at and as of the Closing Date, all the terms, covenants and conditions of this Agreement to be complied with and performed by LCS on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by a senior corporate officer of LCS shall have been delivered to CSI and the Affiliated CSI Stockholders and a copy of the resolutions of LCS's sole Director, certified by its Secretary as of the Closing date, approving the terms of this Agreement and all transactions contemplated hereby shall be delivered to CSI and the Affiliated CSI Stockholders;

      (b) CSI and the Affiliated CSI Stockholders shall have accepted and approved the completed Schedules and shall have been satisfied, in their sole discretion, with the results of their legal, financial, accounting and business due diligence.;

      (c) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets, operations or prospects of LCS and its subsidiaries, taken as a whole, shall have occurred, and LCS shall not have suffered any damage, destruction or loss (whether or not covered by insurance) which has a Material Adverse Effect on the properties or business of LCS and its subsidiaries, taken as a whole, and CSI and the Affiliated CSI Stockholders shall have received a certificate signed by the Chief Executive Officer of LCS dated the Closing Date to such effect;

      (d) The LCS Common Stock shall be traded on the Principal Market and LCS shall have filed all required SEC Documents with the Commission as of the Closing Date;

      (e) LCS has organized Merger Sub, as a Delaware corporation, which is organized in a manner that will permit it to merge with CSI pursuant to the terms of this Agreement.

      (f) At Closing, LCS shall have effected the Authorization Increase and, excluding all treasury shares, it shall have such number of shares of LCS Common Stock issued and outstanding on a fully-diluted basis as shall be acceptable to CSI and the Affiliated CSI Stockholders.

      (g) The directors and the stock holders of LCS shall have approved the Stock Option Plan.

      (h) LCS shall have no material liabilities.

      (i) The execution and delivery by LCS and Merger Sub of this Agreement, the performance by LCS and Merger Sub of their respective obligations pursuant to this Agreement, and the execution, delivery and performance of each instrument required hereby to be executed and delivered by LCS or Merger Sub at the Closing have been duly and validly authorized by all requisite corporate action on the part of LCS or Merger Sub, as the case may be, and approval by the stockholders of LCS shall have been obtained, or dissenters or appraisal rights are triggered pursuant to section 262 of the DGCL.

      (j) CSI and the Affiliated CSI Stockholders shall have received the favorable opinion of Barry Feiner, Esq., counsel to LCS, dated the Closing Date, with respect to LCS addressed to CSI and the Affiliated CSI Stockholders, in form and substance reasonably satisfactory to counsel to CSI and the Affiliated CSI Stockholders, to the effect that:

            (i) it has been duly organized and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in only in the jurisdiction of its organization;

            (ii) to the best of counsel's knowledge, it does not own, directly or indirectly, an interest in any corporation, partnership, joint venture, trust or other business entity except as set forth in the Agreement;

            (iii) it has a duly authorized, issued and outstanding capitalization as set forth in this Agreement and except as set forth therein, to the best of counsel's knowledge, it is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described herein. All of its issued and outstanding securities have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any of its securities or any similar contractual right granted by it. Assuming that the Authorization Increase has been effected, the LCS Securities to be issued by LCS hereunder are not subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and conform to the descriptions thereof contained in this Agreement; the holders thereof will not be subject to any liability solely as such holders; all corporate action required to be taken for the authorization, issue and sale of the LCS Securities has been duly and validly taken; and the certificates representing these securities are and will be in due and proper form. Upon the issuance and delivery pursuant to this Agreement of the securities to be issued and sold by LCS hereunder, the Affiliated CSI
            Stockholders will acquire good and marketable title to such securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever. No transfer tax is payable by or on behalf of the Affiliated CSI Stockholders in connection with the issuance by LCS of the LCS Securities;

            (iv) it has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and it has duly authorized, executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as obligations to indemnify or contribute to losses may be limited by applicable law);

            (v) to the best of such counsel's knowledge, neither the execution nor delivery of this Agreement, LCS's performance hereunder and thereunder, LCS's consummation of the transactions contemplated herein and therein, or the conduct of its business as described in this Agreement, conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of LCS pursuant to the terms of the certificate of its incorporation or bylaws;

            (vi) to the best of counsel's knowledge, no consent, approval, authorization or order of, and no filing with, any arbitrator, court, regulatory body, administrative agency, government agency or other body, domestic or foreign (other than such as may be set forth in this Agreement, as to which no opinion need be rendered), is required in connection with its performance of this Agreement and the transactions contemplated hereby and thereby, except for the approval by the majority of stockholders to increase the number of shares of LCS Common Stock it is authorized to issue to one billion (1,000,000,000) and for the Stock Option Plan;

In rendering such opinion, such counsel may rely (a) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which he is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the other parties' counsel) of other counsel reasonably acceptable to the other parties' counsel, familiar with the applicable laws; and (b) as to matters of fact, to the extent he deems proper, on certificates and written statements of responsible officers of such counsel's client and certificates or other written statements of officers of departments of jurisdictions having custody of documents respecting the corporate existence or good standing of such counsel's client, provided that copies of any such statements or certificates shall be delivered to the other parties' counsel, if requested. Such opinion shall state that CSI's counsel is entitled to rely thereon.

      (i) LCS shall have delivered to CSI a certificate, dated the date of the Closing, signed by the President of LCS (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in
Section 9.3(a) and Section 9.3(c).

                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1 Agreement by CSI and the Affiliated CSI Stockholders to Indemnify. CSI and the Affiliated CSI Stockholders agree to indemnify, defend and hold LCS and each of its directors, officers, employees, agents and attorneys (collectively the "LCS Indemnitees") harmless (subject to the limitations set forth in Section 10.1(d) below) from and against the aggregate of all CSI Indemnifiable Damages (as defined below).

      (a) For purposes of this Agreement, "CSI Indemnifiable Damages" means, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the LCS Indemnitees, resulting from
(i) any untruth or inaccuracy in or any breach of, a representation or warranty made by CSI or any Affiliated CSI Stockholder as defined in this Agreement in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by CSI or any Affiliated CSI Stockholder in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by CSI or any Affiliated CSI Stockholder pursuant to this Agreement, or (iv) any claim which involves, affects or relates to any assets, properties or operations of CSI or the conduct of the business of CSI prior to the Closing Date.

      (b) Each of the representations and warranties made by CSI or any Affiliated CSI Stockholder pursuant hereto shall survive for a period of one (1) year after the Closing Date, except: (i) that the representations and warranties contained in Sections 3.11 and 3.18 shall survive until all applicable statutes of limitations have expired and (ii) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 3.7, 3.8, 4.1 and 4.2 shall not expire, but shall continue indefinitely. No claim for the recovery of the CSI Indemnifiable Damages may be asserted by LCS against CSI or the Affiliated CSI Stockholders after such representations and warranties have expired; provided, however, that claims for the CSI Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by LCS by investigation, the LCS Indemnitees shall have the right to fully rely on the representations, warranties, covenants and agreements of CSI and the Affiliated CSI Stockholders contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of CSI and the Affiliated CSI Stockholders contained in this Agreement is independent of each other representation, warranty, covenant and agreement;

      (c) In the event that a LCS Indemnitee believes he is entitled to a claim for any CSI Indemnifiable Damages hereunder, he shall promptly give written notice to CSI and the Affiliated CSI Stockholders pursuant to Section 10.8 of this Agreement of such claim, the amount or the estimated amount of such claim and the basis for such claim. If CSI and/or the Affiliated CSI Stockholders do not pay the amount of the claim for the CSI Indemnifiable

Damages to the LCS Indemnitee within ten (10) days, then the LCS Indemnitee may exercise his or her rights under Sections 10.1 and 10.3 and/or take any action or exercise any remedy available to him or her by appropriate legal proceedings to collect the CSI Indemnifiable Damages.

      (d) Notwithstanding anything to the contrary contained in this Section 10.1, the liability of CSI or any Affiliated CSI Stockholder for the CSI Indemnifiable Damages shall be limited as follows:

            (i) A LCS Indemnitee shall have no claim for the CSI Indemnifiable Damages unless and until all CSI Indemnifiable Damages incurred by such LCS Indemnitee exceed an aggregate of $75,000 (the "Basket Amount"), in which event CSI and the Affiliated CSI Stockholders shall be liable for all such CSI Indemnifiable Damages including the Basket Amount.

            (ii) The total amount of CSI Indemnifiable Damages for which CSI and the Affiliated CSI Stockholders shall be liable to the LCS Indemnitees shall not exceed the Purchase Price.

Section 10.2 Agreement by LCS to Indemnify. LCS agrees to indemnify, defend and hold CSI and each of its directors, officers, employees, agents and attorneys, and each Affiliated CSI Stockholder (collectively the "CSI Indemnitees") harmless from and against the aggregate of all LCS Indemnifiable Damages (as defined below).

      (a) For purposes of this Agreement, "LCS Indemnifiable Damages" means, the aggregate of all actual expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the CSI, resulting from (i) any untruth or inaccuracy in or any breach of, a representation or warranty made by LCS as defined in this Agreement in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by LCS in or pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by LCS pursuant to this Agreement, or (iv) any claim which involves, affects or relates to any assets, properties or operations of LCS or the conduct of the business, of LCS prior to the Closing Date.

      (b) Each of the representations and warranties made by LCS in this Agreement or pursuant hereto shall survive for a period of one year after the Closing Date except (i) that the representations and warranties contained in Sections 5.13 and 5.16 survive until all applicable statutes of limitations have expired, and (ii) the representations and warranties contained in Sections 5.1, 5.2, 5.4, and 5.25 shall not expire, but shall continue indefinitely. No claim for the recovery of LCS Indemnifiable Damages may be asserted by CSI against LCS after such representations and warranties have expired; provided, however, that claims for LCS Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by the MLA Indemnitees by investigation, the CSI Indemnitees shall have the right to fully rely on the representations, warranties, covenants and agreements of LCS contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of LCS contained in this Agreement is independent of each other representation, warranty, covenant and agreement;

      (c) In the event that a CSI Indemnitee believes he or she is entitled to a claim for any LCS Indemnifiable Damages hereunder, he or she shall promptly give written notice to LCS pursuant to Section 11.8 of this Agreement of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If LCS does not pay the amount of the claim for the LCS Indemnifiable Damages within ten (10) days, then such the CSI Indemnitee may exercise his or her rights under Sections 10.2 and 10.3 and/or take any action or exercise any remedy available to him or her by appropriate legal proceedings to collect the LCS Indemnifiable Damages;

      (d) Notwithstanding anything to the contrary contained in this Section 10.2, LCS's, liability for the LCS Indemnifiable Damages shall be limited as follows:

            (i) A CSI Indemnitee shall have no claim for the LCS Indemnifiable Damages unless and until all LCS Indemnifiable Damages incurred by such CSI Indemnitee exceed an aggregate of the Basket Amount of $75,000, in which event LCS shall be liable for all LCS Indemnifiable Damages including the Basket Amount;

            (ii) The total amount of LCS Indemnifiable Damages for which LCS shall be liable shall not exceed the value of the Purchase Price based on the closing bid price of the LCS Common Stock on the Closing Date.

Section 10.3 Conditions of Indemnification. The obligations and liabilities of the parties hereto hereunder with respect to their respective indemnities pursuant to this Article X resulting from any claim or other assertion of liabilities by third parties (hereinafter called collectively "Claims"), shall be subject to the following terms and conditions:

      (a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim within ten (10) business days after the Indemnified Party receives notice thereof (provided that failure to give notice within such ten-day period does not relieve the Indemnifying Party of his obligations to indemnify the Indemnified Party hereunder, except to the extent that such Indemnifying Party is harmed by the failure of the Indemnified Party to provide timely notice);

      (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim;

      (c) If the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof); and

      (d) Anything in this Section 10.3 to the contrary notwithstanding, (A) the Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of the Claim, (B) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified
Party of a release from all liability in respect of such Claim, and (C) the Indemnified Party, by counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim, and the Indemnifying Party and the Indemnified Party and their respective counsel shall cooperate with respect to such Claim.

Section 10.4 Applicability. THE PROVISIONS OF THIS ARTICLE X SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS ARTICLE X SHALL CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the
Closing:

      (a) by mutual consent of LCS and CSI;

      (b) by either LCS or CSI if the Merger has not been effected on or before December 31, 2003 unless the Merger has not been effected by such date because of the terminating party's failure to comply with its obligations under this Agreement;

      (c) by either LCS or CSI if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the Merger or the other transactions contemplated hereby shall have been entered;

      (d) by LCS if (i) since the date of this Agreement there has been a material adverse change in the business operations or financial condition of CSI; (ii) there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by CSI and/or any Affiliated CSI Stockholder, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of notice of such breach (unless such breach cannot be cured within such time, reasonable efforts have begun to cure such breach prior to the tenth Business Day and such breach is then cured within thirty (30) days after notice); or (iii) if the Merger is not approved by the Affiliated CSI Stockholders.

      (e) by CSI: (i) if since the date hereof there has been a material adverse change in the business operations or financial condition of LCS; (ii) if there has been a material breach of any representation, warranty, covenant or other agreement set forth in this Agreement by LCS which breach has not been cured within ten (10) Business Days following receipt by LCS of notice of such breach (unless such breach cannot be cured within such time, reasonable efforts have begun to cure such breach prior to the tenth Business Day and such breach is then cured within thirty (30) Business Days after notice); or (iii) if the Authorization Increase is not approved by the stockholders of LCS.

Section 11.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.1, the parties hereto shall have no obligation or liability to each other except that the provisions of Sections 6.4, 7.1 and
11.2 survive any such termination.

Section 11.3 Broker; Expenses. LCS on the one hand and CSI and the Affiliated CSI Stockholders on the other hand each represent and warrant to the other that there is no broker or finder involved in the transactions contemplated hereby. Regardless of whether the Merger is consummated, all costs and expenses in connection with this Agreement and the transactions contemplated hereby incurred by LCS shall be paid by LCS and all such costs and expenses incurred by CSI and the Affiliated CSI Stockholders shall be paid by them.

Section 11.4 Restrictions on Transfer of LCS Securities. Each Affiliated CSI Stockholder (i) acknowledges that the LCS Securities he will receive pursuant to the terms of this Agreement have not and will not be registered under the Securities Act and, therefore, may not be resold without compliance with the Securities Act and (ii) covenants that none of such securities will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the Commission and applicable state securities laws and regulations. All certificates evidencing the LCS Securities issued pursuant to this Agreement will bear a legend in substantially the form below:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT, AND SUCH STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY'S COUNSEL IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

      In addition, these certificates will bear any legend required by the securities or blue sky laws of the state in which the Affiliated CSI Stockholder receiving such securities resides.

Section 11.5 Waiver and Amendment. The party entitled to the benefits thereof may waive, in writing, any provision of this Agreement at any time. This
Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

Section 11.6 Public Statements. Prior to the Closing, CSI and LCS agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law. Anything to the contrary not withstanding, neither CSI nor the Affiliated CSI Stockholders shall issue a press release without the prior written approval of LCS, which consent can be withheld within LCS's absolute discretion.

Section 11.7 Assignment. LCS, CSI and the Affiliated CSI Stockholders each agree that they will not assign this Agreement.

Section 11.8 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, by registered or certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

      if to CSI or any Affiliated CSI Stockholder:

      Scott Newman, President and Chief Executive Officer
      Conversion Services International, Inc.
      100 Eagle Rock Avenue
      East Hanover, New Jersey 07936

      with a copy to:

      Douglas S. Ellenoff, Esq.
      Ellenoff Grossman & Schole LLP
      370 Lexington Avenue
      New York, New York 10017

      if to LCS or Merger Sub:
      3 Tennis Court Road
      Mahopac, New York 10541
      Attention:  Michael Mitchell, President
      with copies to:

      Barry Feiner, Esq.
      170 Falcon Court
      Manhasset, New York 11030

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 11. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five (5) days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

Section 11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Section 11.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

Section 11.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 11.12 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.13 Entire Agreement; Third Party Beneficiaries. This Agreement, including the Annexes, Exhibits and the Schedules hereto, constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof (except as contemplated otherwise by this Agreement) and neither this Agreement nor any document delivered in connection with this, confers upon any Person not a party hereto any rights or remedies hereunder.

                            [signature page follows]

      IN WITNESS WHEREOF, LCS Group, Inc., LCS Acquisition Corp. and Conversion Services International, Inc. have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized, and the Affiliated CSI Stockholders have caused this Agreement to be executed all as of the date first above written.

                                         LCS GROUP, INC.

                                         By: /s/ Michael Mitchell
                                         ---------------------------------------
                                             Name:  Michael Mitchell
                                             Title: President

                                         LCS ACQUISITION CORP.

                                         By: /s/ Michael Mitchell
                                         ---------------------------------------
                                             Name:  Michael Mitchell
                                             Title: President

                                         CONVERSION SERVICES INTERNATIONAL, INC.

                                         By: /s/ Scott Newman
                                         ---------------------------------------
                                             Name:  Scott Newman
                                             Title: President and Chief
                                                    Executive Officer

AFFILIATED CSI STOCKHOLDERS:

/s/ Scott Newman
----------------
Scott Newman

/s/ Glenn Peipert
-----------------
Glenn Peipert

Dated: August 21, 2003

ANNEX A

                            SCHEDULE OF DEFINED TERMS

The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

"Affiliated CSI Stockholders" means the holders of CSI Common Stock whose names are set forth on Exhibit A.

"Agreement" means the Agreement and Plan of Reorganization made and entered into as of August 21, 2003, by and among LCS, Merger Sub, CSI and the Affiliated CSI Stockholders, including any amendments thereto and each Annex (including this Annex A), Exhibit and schedule thereto (including the Schedules).

"Authorization Increase" has the meaning set forth in Section 5.2.

"Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

"CSI" means CSI Technologies, Inc., a Delaware corporation, and all its predecessor entities and its successors from time to time.

"CSI Capital Stock" has the meaning set forth in Section 3.7.

"CSI Indemnifiable Damages" has the meaning set forth in Section 9.1.

"CSI Notes" has the meaning set forth in Section 2.7(c).

"CSI Note Holders" has the meaning set forth in Section 2.7(c).

"CSI Stockholders" has the meaning set forth in Section 2.7(b)(ii).

"Closing" means a meeting, which shall be held in accordance with Section 2.3, of representatives of the parties to the Agreement at which, among other things, all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

"Closing Date" means the date of the Closing as determined pursuant to Section 2.3.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Commission" means the Securities and Exchange Commission..

"Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

"Court" means any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

"DGCL" means Section 262 of the Delaware General Corporation Law as currently enacted and as may be amended from time to time.

"Effective Time" has the meaning set forth in Section 2.2.

"Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, as in effect on the Closing Date, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

"Exchange Act" means the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder.

"GAAP" means accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

"Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

"Guarantees" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Hazardous Material" means any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including, without limitation, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires remediation under any Environmental, Health and Safety Laws in effect on the Closing Date, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss. 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. ss. 1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss. 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss. 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss. 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss. 651, et seq. ("OSHA"); any similar state statute or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority or Court to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

"Indemnified Party" has the meaning set forth in Section 9.3.

"Indemnifying Party" has the meaning set forth in Section 9.3.

"Instruments" has the meaning set forth in Section 2.7(c).

"Intellectual Property" means all patents, trademarks, copyrights and other proprietary rights.

"IRS" means the Internal Revenue Service.

"Knowledge" means the actual knowledge of the subject party, or any director or executive office of such party, as such knowledge has been or reasonably should have been obtained in the normal conduct of business.

"Law" means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

"LCS" means LCS Group, Inc., and all its successors from time to time.

"LCS Capital Stock" means the authorized, issued and outstanding common and preferred stock of LCS, as set forth in Section 5.4.

"LCS Indemnifiable Damages" has the meaning set forth in Section 9.2

"LCS Securities" has the meaning set forth in Section 2.7(b)(i).

"Licenses"   means  all   licenses,   certificates,   permits,   approvals   and
registrations.

"Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Law of any jurisdiction.

"Material Adverse Effect" means, with respect to a Person, a material adverse effect on the properties, assets, liabilities, financial condition, business or operating earnings of such Person and its Subsidiaries, taken as a whole, or an effect which is reasonably likely to prevent or materially delay or materially impair the ability of such Person to consummate the transactions contemplated by this Agreement.

"Material Contracts" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Material Leases" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Merger" has the meaning set forth in the Recitals.

"Non-Affiliated CSI Stockholders" means all holders of CSI Common Stock who are not Affiliated CSI Stockholders.

"Order" means any judgment, order or decree of any federal, foreign, state or local Court or Governmental Authority.

"Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

"Plans" has the meaning set forth in Section 3.14.

"Principal Market" has the meaning set forth in Section 5.19.

"Proxy Statement" has the meaning set forth in Section 3.28.

"Purchase Price" has the meaning set forth in Section 2.7(b)(i).

"Related Party Agreements" has the meaning set forth in Sections 3.23 and 5.26, as the case may be.

"Reports" means, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person with any Governmental Authority.

"SEC Documents" has the meaning set forth in Section 5.7.

"Securities Act" means the Securities Act of 1933 and the Rules and Regulations promulgated thereunder. "Stock Option Plan" has the meaning set forth in Section 7.10.

A "Subsidiary" of a specified Person is any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

"Surviving Corporation" has the meaning set forth in Section 2.1.

"Tax Returns" means all returns, reports and filings relating to Taxes.

"Taxes" means all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

"Transfer Taxes" means any and all state, local, foreign or provincial sales, use, real property, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any stockholder level taxes based upon net income) attributable to the transactions contemplated herein.

                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION

      This FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment"), dated as of November 28, 2003, is entered into by and among LCS Group, Inc., a Delaware corporation ("LCS"), LCS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LCS ("Merger Sub"), Conversion Services International, Inc., a Delaware corporation ("CSI") and the persons listed on the signature pages hereof under the caption "Affiliated CSI Stockholders" (the "Affiliated CSI Stockholders", and, together with LCS, Merger Sub and CSI, the "Parties").

      WHEREAS, the Parties are parties to that certain Agreement and Plan of Reorganization, dated as of August 21, 2003 (the "Agreement");

      WHEREAS, pursuant to Section 11.5 of the Agreement, amendments to the Agreement may be made only by the written agreement of all of the Parties; and

      WHEREAS, the Parties desire to enter into this Amendment in order to memorialize certain amendments to the Agreement that have been agreed to by the Parties.

      NOW, THEREFORE, in light of the foregoing and intending to be legally bound, the Parties hereby amend the Agreement as follows:

      1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed such terms in the Agreement.

      2. Amendment to Closing Date. To effect the extension of the Closing Date from December 31, 2003 to January 31, 2004, the Parties hereby agree to the following amendments to the Agreement:

      (a) Section 2.3 of the Agreement is hereby amended by deleting the date "December 31, 2003" appearing in the fourth line thereof and replacing such date with "January 31, 2004."

      (b) Section 11.1(b) of the Agreement is hereby amended by deleting the date "December 31, 2003" appearing in the first line thereof and replacing such date with "January 31, 2004."

      3. Amendment to LCS Certificate of Incorporation. Section 2.5(a) of the Agreement is hereby deleted in its entirety and replaced with the following provision in lieu thereof:

      "(a) LCS. The certificate of incorporation and bylaws of LCS in effect immediately prior to the Effective Time shall remain in full force and effect after the Effective Time; provided, however, that as of the Effective Time, LCS shall take all actions necessary to amend the certificate of incorporation of LCS in order to: (i) change the name of LCS to Conversion Services International, Inc., (ii) authorize an increase in the total number of shares of capital stock of LCS to one billion twenty million (1,020,000,000) shares; (iii) authorize an increase in the number of shares of Common Stock LCS is authorized to issue to one billion (1,000,000,000) (the


                                     AP-1A

"Authorization Increase"); (iv) authorize the issuance of twenty million (20,000,000) shares of "blank check" preferred stock, par value $0.001 per share; (v) amend the provisions thereof regarding director liability on terms agreed to by the parties; and (vi) add a provision for director and officer indemnification on terms agreed to by the parties (all such amendments, collectively, the "Amended COI Matters")."

      4. LCS Directors and Officers. Section 2.6(a) of the Agreement is hereby deleted in its entirety and replaced with the following provision in lieu thereof:

      "(a) LCS. As of the Effective Time, the parties hereto shall take all actions necessary to cause the following to be effected: (i) the directors of LCS shall be comprised of those persons nominated by CSI's principals and elected by the stockholders of LCS at the LCS Stockholders' Meeting and referenced as such in the Proxy Statement, and no other persons, (ii) the officers of CSI as of the Closing Date shall be appointed as the officers of LCS, and (iii) the officers and directors of LCS prior to the Effective Time shall resign."

      5. Amendment to Purchase Price. Section 2.7(b)(i) of the Agreement is amended by striking the words "four hundred and fifty million (450,000,000)" beginning in the tenth line thereof and replacing such words with "five hundred million (500,000,000)."

      6. Amendment to date of LCS' latest Form 10-QSB. Section 5.12 of the Agreement is hereby amended by deleting the date "May 31, 2003" appearing in the second and fifth lines thereof and replacing such date with "August 31, 2003."

      7. Capitalization of LCS at Closing. Section 7.11 of the Agreement is hereby deleted in its entirety and replaced with the following provision in lieu thereof:

      "7.11 LCS Capitalization After Closing. Immediately following the Effective Time (assuming the approval at the LCS Stockholders' Meeting of the Amended COI Matters), and by reason of the transactions contemplated by this Agreement and undertaken at the Closing, the Common Stock ownership of LCS shall be as follows:

--------------------------------------------------------------------------------
                                    Amount of             Percentage of Total
Holder(s)                      Common Stock Owned    Outstanding Common Stock(1)
--------------------------------------------------------------------------------
Scott Newman                      300,000,000(2)                50.6%
--------------------------------------------------------------------------------
Glenn Peipert                      150,000,000                  25.3%
--------------------------------------------------------------------------------
Former CSI Note Holders             50,000,000                  8.4%
--------------------------------------------------------------------------------
All LCS Stockholders Prior
to the Effective Time             93,000,000(3)                 15.7%
--------------------------------------------------------------------------------
TOTAL                             593,000,000(4)               100.00%
--------------------------------------------------------------------------------

1. Rounded to the nearest tenth. Subject to adjust as provided for in footnote 3.


                                     AP-2A

2.    Excludes 50,000 shares owned by Scott Newman as of the date hereof.

3. The Parties agree that this amount includes the maximum number of shares of LCS Common Stock to be issued on or prior to the Closing to certain creditors of LCS (the "LCS Creditors"), including but not limited to Michael Mitchell and Alex Bruni, LCS' two executive officers, and in accordance with commitments by LCS to issue shares of its Common Stock when the Authorization Increase has been approved by the LCS stockholders (the recipients thereof herein referred to as the "LCS Common Stock Recipients").

      The Parties further acknowledge and agree that: (i) anything to the contrary in the Agreement notwithstanding, (ii) assuming the Authorization Increase, and (iii) by reason of the issuance of Common Stock to the LCS Common Stock Recipients:

            (a) as of the Effective Date, no more than 43,779,824 shares of LCS Common Stock (the "Recipient Stock") shall be issued to the LCS Common Stock Recipients and no more than 93,000,000 shares of LCS Common Stock in the aggregate shall be issued and outstanding ;

            (b) LCS shall have no obligation to issue any additional shares of its Common Stock, except for the 500,000,000 shares to be issued to the CSI Stockholders as provided in this Agreement;

            (c) Michael Mitchell shall receive no more than 18,313,157 shares of Common Stock (the "Mitchell Stock") at the Closing;

            (d) the number of shares of Common Stock comprising the Recipient Stock shall be reduced, at a rate of $0.03 per share, for every dollar less than $650,000 that the LCS Creditors may advance to the Company prior to the Closing;

            (e) the number of shares of Common Stock comprising the Mitchell Stock shall be reduced (and the shares to the LCS Creditors shall be increased), at a rate of $0.03 per share, for every dollar over $650,000 that the LCS Creditors may advance to the Company prior to the Closing; and

            (f) all indebtedness of LCS and any Affiliates thereof to the LCS Creditors shall either be converted into LCS Common Stock or forgiven at or prior to the Closing.

3.    Subject to downward adjustment as provided for in footnote 4 above."

      8. Amendment to LCS Closing Conditions. Section 9.2 is amended to add the following subparagraph at the conclusion of such Section:

      "(h) Simultaneously with or prior to the Closing, CSI shall have lawfully effected the merger of its affiliate, Doorways, Inc., with and into CSI, with CSI remaining as the surviving corporation following such merger."


                                     AP-3A

      9. Amendment to CSI Closing Conditions. Section 9.3 is amended to add the following subparagraphs at the conclusion of such Section:

      "(j) Simultaneously with or prior to the Closing, LCS shall have liquidated, sold, merged, reorganized and/or otherwise disposed of its subsidiary, LCS Golf, Inc., or all of the outstanding indebtedness owed by such entity, such that all outstanding indebtedness owed by such entity shall no longer be owed, directly or indirectly, by such entity or LCS and would not appear on the consolidated financial statements of LCS if such statements were prepared in accordance with GAAP as of the Closing Date.

      (k) The directors nominated by the principals of LCS to serve on the board of directors of LCS following the Merger shall have been duly elected by the stockholders of LCS at the LCS Stockholders' Meeting and all of the actions contemplated by Section 2.6(a) hereof shall have been effected.

      (l) Simultaneously with or prior to the Closing, LCS and/or CSI shall have entered into registration rights agreements with the former CSI Note Holders, the LCS Creditors and the LCS Common Stock Recipients, the terms of such agreements to be agreed to in good faith by the applicable parties, it being understood and agreed that such registration rights agreements shall provide the former CSI Note Holders and Michael Mitchell with no less than one (1) demand registration right and unlimited "piggyback" registration rights and the other LCS Creditors and the LCS Common Stock Recipients with unlimited "piggyback" registration rights."

      10. Certain Conforming Amendments. The following sections of the Agreement are amended to reflect the amendments to the Agreement effected hereby:

      (a) Section 3.28 of the Agreement is amended by striking the words "Authorization Increase" in the fourth line thereof and replacing such words with "Amended COI Matters, the Stock Option Plan and the election of directors and other matters contemplated by Section 2.6(a) hereof."

      (b) Section 5.3 of the Agreement is hereby amended by striking the words "except to amend the certificate of incorporation of LCS to increase the number of shares of Common Stock it is authorized to issue to one billion (1,000,000,000) (the "Authorization Increase")" beginning in the fifth line there and replacing such words with "except to amend the certificate of incorporation of LCS to effect the Amended COI Matters."

      (c) Section 5.4 of the Agreement is amended by striking the words "Authorization Increase" in the third line thereof and replacing such words with "Amended COI Matters."

      (d) Section 5.31 of the Agreement is amended by striking the words "Authorization Increase" in the third line thereof and replacing such words with "Amended COI Matters."

      (e) Section 7.10 of the Agreement is hereby deleted in its entirety and replaced with the following:


                                     AP-4A

      "Section 7.10 Amended COI Matters and Approval of Stock Option Plan. LCS shall use its best efforts to effect the Amended COI Matters and obtain stockholder approval of a stock option plan (the "Stock Option Plan") acceptable to CSI and the Affiliated CSI Stockholders."

      (f) The first sentence of Section 8.1(a) of the Agreement is hereby deleted in its entirety and replaced in lieu thereof with the following: "As promptly as practicable after the date of this Agreement, LCS shall prepare and cause to be filed with the Commission the Proxy Statement with respect to the Amended COI Matters, the Stock Option Plan and the election of LCS directors nominated by CSI's principals as contemplated by Section 2.6 hereof."

      (g) Section 9.3(f) of the Agreement is hereby deleted in its entirety and replaced with the following provision in lieu thereof:

      "(f) At Closing, LCS shall have effected the Amended COI Matters and, excluding all treasury shares, it shall have 93,000,000 shares of LCS Common Stock issued and outstanding on a fully-diluted basis (subject to downward adjustment as provided for herein), excluding the shares of LCS Common Stock to be issued as part of the Purchase Price."

      (h) Section 11.1(e) of the Agreement is amended by striking the words "Authorization Increase is" in the seventh line thereof and replacing in lieu thereof such words with "Amended COI Matters are."

      (i) The definition of "Authorization Increase" appearing on Annex A to the
Agreement  is  deleted  and  replaced  in  lieu  thereof  with  the   following:
"Authorization Increase" has the meaning set forth in Section 2.5(a)."

      11. No Further Amendment. Except as amended hereby, the Agreement remains unchanged and in full force and effect.

                            [Signature Page Follows]


                                     AP-5A

      IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement and Plan of Reorganization to be duly executed as of the date first above written.

                                LCS GROUP, INC.

                                By: /s/ Michael Mitchell
                                    --------------------------------------------
                                    Name:  Michael Mitchell
                                    Title: President

                                LCS ACQUISITION CORP.

                                By: /s/ Michael Mitchell
                                    --------------------------------------------
                                    Name:  Michael Mitchell
                                    Title: President

                               CONVERSION SERVICES INTERNATIONAL, INC.

                                By: /s/ Scott Newman
                                    --------------------------------------------
                                    Name:  Scott Newman
                                    Title: President and Chief Executive Officer

AFFILIATED CSI STOCKHOLDERS:

     /s/ Scott Newman
--------------------------------
Scott Newman

     /s/ Glenn Peipert
--------------------------------
Glenn Peipert

                                                                      Schedule A

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                                 LCS GROUP, INC.

      Pursuant to Delaware Corporation Law Section 242, LCS Group, Inc., a corporation organized and existing under by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify:

      That pursuant to a written consent of the sole Director of the Corporation, the sole director recommended that the Corporation's stockholders approve the amendments to the Corporation's Certificate of Incorporation set forth below.

      That at a special meeting of the stockholders of the Corporations duly noticed and held on the _____ day of December, 2003, the stockholders of the Corporation holding a majority in interest of the outstanding shares of common stock of the Corporation present at such meeting approved the following amendments to the Corporation's Certificate of Incorporation:

FIRST: Article First of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

      "FIRST: the name of the corporation is Conversion Services International, Inc."

SECOND: Article FOURTH of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

      "FOURTH:

      A.    AUTHORIZED

      The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue shall be One Billion Twenty Million (1,020,000,000) shares, consisting of:

            (1) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"); and

            (2) One Billion (1,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock").

      B     PREFERRED STOCK

            1. Powers and Rights of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of

Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative. The voting rights, if any, of each series and the preferences and relative, participating, optional other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  (a) The rate and times at which,  and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

                  (b) The right,  if any, of the holders of  Preferred  Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions for such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;

                  (c) The  redemption  price or prices  and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may by redeemed; and

                  (d) The  rights  of the  holders  of  Preferred  Stock of such series upon the voluntary or involuntary dissolution, liquidation or winding up on the Corporation.

Shares of one or more series of Preferred Stock may be authorized or issued in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation, from time to time as the Board of Directors shall determine, and for such lawful consideration as shall be fixed by the Board of Directors.

            C. COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

                  (a) The powers,  preferences  and rights of the holders of the
            Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

                  (b) The  holders  of  shares of  Common  Stock  shall not have cumulative voting rights.

                  (c) Subject to the rights of the holders of  Preferred  Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (d) In the event of any liquidation, dissolution or winding up
            (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares held by them, the assets and funds of the Corporation available for distribution to holders of Common Stock after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding.

                  (e) No holder of shares of Common  Stock  shall be entitled to preemptive or subscription rights."

THIRD: Article SEVENTH of the Corporation's Certificate of Incorporation is amended in its entirety to read as follows:

      "SEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

      FOURTH: The Corporation's Certificate of Incorporation is amended to add the following Article EIGHTH thereto:

      "EIGHTH: (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

            (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

            (c) The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

            (d) Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification."

      IN  WITNESS  WHEREOF,   the  undersigned,   being  the  President  of  the
Corporation, has duly executed this Certificate of Amendment as of the _____ day of December 2003.

                                           LCS GROUP, INC.

                                           By:
                                               ----------------------------
                                                Michael Mitchell, President

                                 LCS GROUP, INC.

                               2003 INCENTIVE PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

      1.1 ESTABLISHMENT. The LCS Group, Inc. 2003 Incentive Plan (the "PLAN") is hereby established effective as of December 1, 2003, by adoption of the Board, provided it is approved within 12 months of this date by stockholders of the Company. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.

      1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by encouraging and facilitating the ownership of LCS Group, Inc.'s ("COMPANY") common stock by persons performing services for the Participating Company Group in order to enhance the ability of the Company to attract, retain and reward such persons and motivate them to contribute to the growth and profitability of the Participating Company Group.

      1.3 TERM OF PLAN. The Plan shall be effective from the date that the Plan is adopted by the Board of Directors of the Company and shall continue in effect thereafter until the earlier of (a) its termination by the Board, or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed, or (c) ten (10) years from its effective date. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.    DEFINITIONS AND CONSTRUCTION.

      2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

      (a) "AWARD" means any award or grant of Restricted Shares or Options under the Plan.

      (b) "BENEFICIARY" means the person, persons, trust, or trusts entitled by will or by the laws of descent, to exercise a Participant's Option or other rights under the Plan after the Participant's death.

      (c) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, the term "BOARD" also means such Committee(s).

      (d) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company, immediately before the Transaction, do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction involving the sale, exchange or transfer of all or substantially all of the Company's assets, the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

      (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

      (f) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

      (g) "COMPANY" means LCS Group, Inc., a Delaware corporation, or any successor corporation thereto.

      (h) "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an employee or a director) to a Participating Company.

      (i) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

      (j) "DISABILITY" means the inability of the Participant to perform the major duties of the Participant's position with the Participating Company Group because of the sickness or injury of the Participant. The Determination of whether or not a Participant is disabled for purposes of this Plan shall be made by, and at the sole discretion of, the Committee.

      (k) "EMPLOYEE" means any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a director nor payment of a director's fee shall alone be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the sole exercise of its discretion, whether an individual has become, or has ceased to be, an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

      (l) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. If the Stock is not trading over a public exchange, the "fair market value" shall take into account the latest private transaction in which the Company sold stock to an informed and willing buyer, if any such transaction exists. If the Stock is listed for trading over a public market, "fair market value" of the Stock on a given day shall be the mean between the highest and lowest quoted selling prices, regular way, of the Stock on the NASDAQ or the exchange on which the Stock is listed, and if no trading occurs on such date, the mean between the highest and lowest prices on the nearest trading day before such date.

      (m) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement), and which qualifies as, an incentive stock option within the meaning of Section 422(b) of the Code.

      (n) "NONQUALIFIED STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

      (o) "OFFICER" means any person designated by the Board as an officer of the Company.

      (p) "OPTION" means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option and may also, in the discretion of the Board, be structured and granted as a Stock Appreciation Right. For purposes of this Plan, a "STOCK APPRECIATION RIGHT" is the right of a holder thereof, on exercise of the Stock Appreciation Right, to receive from the Company in cash or Stock an amount equal to the excess of: (x) the Fair Market Value of the Stock covered by the exercised portion of the Stock Appreciation Right, as of the date of such exercise, over (y) the Fair Market Value of the Stock covered by the exercised portion of the Stock Appreciation Right as of the date on which the Stock Appreciation Right was granted.

      (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions pertaining to the Option granted to the Optionee and to any shares of Stock acquired upon the exercise thereof.

      (r)  "OPTIONEE"  means a  Participant  who has  been  awarded  one or more
Options.

      (s) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

      (t) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

      (u) "PARTICIPANT" means any employee, consultant or director to whom an Award has been made under the Plan.

      (v) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

      (w) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

      (x) "RESTRICTED SHARES" means shares awarded pursuant to a "RESTRICTED SHARE AGREEMENT" between the Company and Participant setting forth the terms, conditions or restrictions applicable to an Award of shares of Stock under the Plan.

      (y) "SERVICE" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an employee, a director or a consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant's Service shall be deemed to have terminated unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Participant's Option or Restricted Shares Agreement. The Participant's Service shall be deemed to have terminated either upon an actual termination of service or upon the corporation for which the Participant performs services ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

      (z) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2. Such Stock may be unrestricted or, at the sole discretion of the Board, be made subject to restrictions relating to employment and transferability.

      (aa) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

      (bb) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

      (cc) "VEST" or "VESTING", with respect to Options, means the date, event, or act prior to which an Award is not, in whole or in part, exercisable except at the sole discretion of the Board. With respect to Restricted Shares, "Vest" or "Vesting" shall mean the date, event, or act prior to which an Award is, in whole or in part, forfeitable.

      2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

      3. ADMINISTRATION.

      3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option, Restricted Share, or other right awarded hereunder shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or in such Option or right.

      3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of, or which is allocated to, the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

      3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion to:

      (a) determine the persons to whom, and the time or times at which Awards shall be granted, the types of Awards to be granted, and the number of shares of Stock to be subject to each Award;

      (b) determine the terms, conditions and restrictions applicable to Awards; approve one or more forms of Option, or Restricted Share Agreements;

      (c) amend, modify, extend, cancel or renew any Option or waive any restrictions or conditions applicable to any Option or applicable to any shares of Stock awarded or acquired upon the exercise thereof;

      (d) correct any defect, supply any omission, or reconcile any inconsistency in the and take such other actions with respect to the Plan as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

      4. SHARES SUBJECT TO PLAN.

      4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one hundred million (100,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares, or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise or Award of an Option or Restricted Share Agreement subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

      4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Share Issuance Limit set forth in Section 4.1, in the exercise price per share of any outstanding Options.

      5. ELIGIBILITY AND LIMITATIONS.

      5.1 PERSONS ELIGIBLE. Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees," "Consultants", and "Directors" shall include prospective Employees, prospective Consultants, and prospective Directors to whom Options and Restricted Shares may be awarded in connection with written offers of an employment or other service relationship with the Participating Company Group.

      5.2 OPTION AWARD RESTRICTIONS. Any person who is not an Employee on the effective date of the Award of an Option to such person may be awarded only a Nonqualified Stock Option. An Incentive Stock Option awarded to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company.

      5.3 FAIR MARKET VALUE LIMITATION. To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for Stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were awarded, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock was awarded. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

      6. TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED SHARES.

      6.1 AWARD AGREEMENTS. Options shall be evidenced by Option Agreements specifying the nature and number of shares of Stock covered thereby, and shall exist in such form as the Board shall from time to time establish. An Award of Restricted Shares shall be evidenced by a Restricted Share Agreement specifying the number of shares issued and the restrictions thereon, and shall exist in such form as the Board shall, from time to time, approve. Such Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions herein.

      6.2 OPTION VESTING AND EXERCISE PRICE. Each Option Agreement shall include a vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. Each Option Agreement shall also convey the exercise price for each Option or the means by which such price shall be established, with such exercise price or method of establishment being established in the discretion of the Board; provided, however, that: (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.

      6.3 EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that: (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option awarded to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, or (c) no Option awarded to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.

      6.4 PAYMENT OF OPTION EXERCISE PRICE

      (a) FORMS OF CONSIDERATION AUTHORIZED. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law.

      (b) LIMITATIONS ON FORMS OF CONSIDERATION.

            (i) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a cashless exercise.

            (ii) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.

      6.5 TAX WITHHOLDING. Upon the exercise of an Option or upon the vesting of Restricted Shares, the Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Restricted Stock, Option, or the Stock acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Restricted Stock, Option, or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to any Agreement entered hereunder until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

         6.6 STOCK RESTRICTIONS. Shares issued under the Plan shall be subject to a right of first refusal, one or more repurchase options, and such other conditions and restrictions as determined by the Board in its discretion at the time an Option or Restricted Share Award is made.

         (a) REPURCHASE RIGHTS. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

      (b) SERVICE VESTING AND TRANSFERABILITY. The Company shall have the right, at the time of the Award, to place restrictions on Awards including upon shares issued upon the exercise of an Option.

      (c) RESTRICTED SHARE AWARDS. Subject to and consistent with the provisions of this Plan, each Restricted Share shall be evidenced by a written Agreement setting forth the terms and conditions pertaining to such Award, including the number of shares awarded. Unless otherwise required by statute, Restricted Shares may be awarded with or without payment of consideration by the Participant. Each Restricted Share Agreement shall include a vesting schedule describing the date, event, or act upon which Restricted Shares shall vest, in whole or in part, with respect to all or a specified portion of the Shares covered by the Award. No Restricted Share not yet vested is assignable or transferable and any attempt at transfer or assignment of such Share, and any attempt by a creditor to attach such Share, shall be null and void. Until the date a Stock certificate is issued to a Participant, a Participant will have no rights as a stockholder of the Company. No adjustments shall be made for dividends of any kind or nature, distributions, or other rights for which the record date is prior to the date such stock certificate is issued. Consistent with the provisions of this Plan, the Board may in its discretion modify, extend, or renew any Restricted Share Agreement, or accept cancellation of same in exchange for the granting of a new Award. The preceding not withstanding, no modification of a Restricted Share Agreement which is not vested shall, absent the consent of the Participant, alter or impair any rights or obligations with respect to such Agreement.

      6.7 EFFECT OF TERMINATION OF SERVICE.

      (a) RESTRICTED SHARES. If a Participant's Service terminates for any reason other than as a result of a Change in Control, such Participant's Restricted Shares which are not vested at the time of Service termination shall be forfeited. If a Participant's service terminates because of a Change of Control and if an amount to be received by a Participant from this Plan would otherwise constitute a "parachute payment" as defined in section 280G(b)(2) of the Code, then any accelerated vesting due to a Change of Control or subsequent termination of the Participant's Service shall be limited to the amount of vesting that permits the Participant to receive, after application of the excise tax imposed by section 4999 of the Code, the greater of: (1) A total parachute payment that equals 2.99 times the Participant's base amount, as determined under section 280G of the Code; or (2) full vesting of all unvested Restricted Shares as of the date of the Participant's termination of employment.

      (b) OPTIONS. Subject to earlier termination of the Option as otherwise provided herein, and unless otherwise provided by the Board in an Award and set forth in the Agreement related thereto, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with the following provisions of this Section 6.10(b) and thereafter shall terminate:

            (i) DISABILITY. If the Participant's Service terminates because of the Disability of the Participant, an Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Agreement evidencing such Option (the "EXPIRATION DATE").

            (ii) DEATH. If the Participant's Service terminates because of the death of the Participant, an Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option or Right by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Participant's termination of Service.

            (iii) OTHER TERMINATION OF SERVICE. If the Participant's Service terminates for any reason, except Disability or death, an Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant's Service terminated, but in no event any later than the Expiration Date.

      (c) RESERVATION OF RIGHTS. The grant of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      6.8 TRANSFERABILITY OF OPTIONS. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its sole discretion, and as set forth in the Option Agreement evidencing such Option, a Nonqualified Stock Option shall be assignable or transferable.

      7. CHANGE IN CONTROL.

      7.1 EFFECT OF CHANGE IN CONTROL ON OPTIONS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING CORPORATION"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options or substitute for such outstanding Options substantially equivalent options or rights for, or in relation to, the Acquiring Corporation's stock.

      7.2 EFFECT OF CHANGE OF CONTROL ON RESTRICTED SHARE RIGHTS.

      (a) Restricted Shares outstanding under the Plan at the time of a Change in Control shall automatically Vest in full immediately prior to the effective date of such Change in Control and will no longer be subject to forfeiture risk or to any repurchase right. However, Restricted Shares shall not vest on an accelerated basis as a result of a Change in Control if and to the extent:

            (i) such Restricted Share Award, having been assumed by the successor corporation (or parent thereof), is replaced with shares of the capital stock of the successor corporation subject to substantially equivalent restrictions or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, and any repurchase rights of the Company with respect to any unvested Restricted Shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in effect; or

            (ii) such Restricted Shares are to be replaced with a cash incentive program of the Company or any successor corporation which preserves the value existing on the unvested Restricted Shares at the time of the Change in Control and provides for subsequent payout in accordance with the same Vesting schedule applicable to those unvested Restricted Shares; or

            (iii) the acceleration of such Restricted Share is subject to other limitations imposed by the Plan Administrator at the time of the Restricted Share grant.

      (b) Should, in the course of a Change in Control, the actual holders of the Company's outstanding Stock receive cash consideration in exchange for such Stock, the successor corporation may, in connection with the replacement of the outstanding Restricted Shares under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Stock in such Change in Control and subject to substantially equivalent restrictions as were in effect for the Restricted Shares immediately before the Change in Control.

      (c) The foregoing notwithstanding, the Board shall have the discretion, exercisable either at the time the Restricted Shares are granted or at any time while the Restricted Shares remain unvested, to structure one or more Restricted Shares so that those Restricted Shares shall automatically accelerate and Vest in full upon the occurrence of a Change in Control. The Board shall also have full power and authority, exercisable either at the time The Restricted Shares are granted or at any time while the Restricted Shares remain unvested, to structure such Restricted Share so that the shares will automatically Vest on an accelerated basis should the Participant's employment or service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the Restricted Shares do not otherwise Vest. In addition, the Plan Administrator may provide that one or more of the Company's outstanding repurchase rights with respect to Restricted Shares held by the Participant at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the Restricted Shares subject to those terminated rights shall accordingly Vest at that time.

            (i) For purposes of this Section 8.2(c), an "INVOLUNTARY TERMINATION" shall mean the termination of the Participant's service which occurs by reason of: (1) such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or (2) such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (3) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

            (ii) "MISCONDUCT" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Participant or other person in the Company's service.

      8. PROVISION OF INFORMATION.

      At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Participant.

      9. TERMINATION OR AMENDMENT OF PLAN.

      The Plan shall terminate ten (10) years from its effective date. The Board may terminate or amend the Plan at any time. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board.

      10. REPURCHASE AND FIRST REFUSAL RIGHTS.

      10.1 REPURCHASE RIGHTS. Should the Participant cease to be employed by or provide services to the Company while holding one or more shares of Stock issued pursuant to the exercise of an Option granted under this Plan or pursuant to a Stock Award under the Plan, then those shares, to the extent any Restricted Shares are no longer subject to forfeiture, shall be subject to repurchase by the Company, at the Company's sole discretion, at the Fair Market Value of such shares on the date of such repurchase and the Participant shall have no further stockholder rights with respect to those shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Board.

      10.2 FIRST REFUSAL RIGHTS. If imposed in the agreement, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by the holder of any shares of Stock issued pursuant to an Award granted under the Plan. Such right of first refusal shall be exercisable in accordance with terms and conditions established by the Board.

      11. MISCELLANEOUS PROVISIONS.

      11.1 NO RIGHTS OF STOCKHOLDER. Prior to the date on which an Option is exercised, neither the Participant, nor a Beneficiary or any other successor in interest will be, or will have any of the rights and privileges of, a stockholder with respect to any Stock issuable upon the exercise of such Option.

      11.2 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained herein shall be deemed to give any person any right to employment by the Company or by a Participating Company, or to interfere with the right of the Company or a Participating Company to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights a Participant may have against the Company or a Participating Company by reason of any employment or other agreement with the Company or a Participating Company.

      11.3 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision or provisions did not exist.

      IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Company certifies that the foregoing sets forth the LCS Group, Inc. 2003 Incentive Plan as duly adopted by the Board on November 21, 2003.

                         /s/ Michael Mitchell

                         Michael Mitchell, President and Chief Executive Officer

                                                                      Schedule C

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                  AND AFFILIATE

                                TABLE OF CONTENTS

                                                                            Page

Independent Auditor's Report                                                 C-2

Combined Balance Sheets                                                      C-3

Combined Statements of Operations                                            C-5

Combined Statements of Changes in Shareholders' Equity                       C-6

Combined Statements of Cash Flows                                            C-7

Notes to Combined Financial Statements                                       C-9

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Conversion Services International, Inc. and Affiliate
East Hanover, New Jersey

We have audited the accompanying combined balance sheets of Conversion Services International, Inc. and affiliate as of December 31, 2002 and 2001, and the related combined statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conversion Services
International, Inc. and affiliate as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Ehrenkrantz Sterling & Co. L.L.C.


Certified Public Accountants
February 27, 2003

              CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
                             COMBINED BALANCE SHEETS

                                                               December 31,         December 31,         September 30,
                                                                   2001                2002                 2003
                                                               ------------         ------------         -------------
                                                                                                          (Unaudited)
ASSETS
CURRENT ASSETS
  Cash                                                          $   21,674           $       --           $  135,473
  Accounts receivable, net of allowance for
    doubtful accounts of $125,000 in 2001,
    $50,000 in 2002 and $104,000 in 2003                         1,570,038            1,826,018            2,134,954
  Notes receivable                                                 212,100                2,100                   --
  Prepaid expenses                                                 136,332               63,192               89,573
                                                                ----------           ----------           ----------

    TOTAL CURRENT ASSETS                                         1,940,144            1,891,310            2,360,000
                                                                ----------           ----------           ----------

PROPERTY AND EQUIPMENT, at cost, net                               317,176              249,337              214,410
                                                                ----------           ----------           ----------

OTHER ASSETS
  Due from shareholders                                            182,023              182,023              182,023
  Goodwill                                                         733,167              733,167              733,167
  Deferred loan costs, net of accumulated
    amortization of $9,300 in 2001,
    $42,963 in 2002 and $47,870 in 2003                             69,805               59,383               54,476
  Intangible assets, net of accumulated
    amortization of $9,340 in 2003                                      --               82,277               72,937
  Security deposits                                                 15,971               14,721               16,791
                                                                ----------           ----------           ----------

                                                                 1,000,966            1,071,571            1,059,394
                                                                ----------           ----------           ----------

               TOTAL ASSETS                                     $3,258,286           $3,212,218           $3,633,804
                                                                ==========           ==========           ==========

See Notes to Combined Financial Statements.

               CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
                   COMBINED BALANCE SHEETS

                                                                December 31,         December 31,        September 30,
                                                                    2001                2002                2003
                                                                ------------         ------------        -------------
                                                                                                          (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Cash overdraft                                           $       --          $    5,660          $       --
        Line of credit                                              215,699             669,836             939,699
        Current portion of long-term debt                           318,014             284,534             251,454
        Accounts payable and accrued expenses                     1,574,236           1,020,990             902,577
        Deferred revenue                                             10,000                  --                  --
        Deferred taxes                                               78,700                  --                  --
                                                                 ----------          ----------          ----------

        TOTAL CURRENT LIABILITIES                                 2,196,649           1,981,020           2,093,730
                                                                 ----------          ----------          ----------

LONG-TERM DEBT, net of current portion                              740,313             464,965             290,766
                                                                 ----------          ----------          ----------

        TOTAL LIABILITIES                                         2,936,962           2,445,985           2,384,496
                                                                 ----------          ----------          ----------

COMMITMENTS                                                              --                  --                  --

SHAREHOLDERS' EQUITY
        Capital Stock                                                 1,900               1,900               2,000
        Additional paid-in capital                                  139,800             139,800           1,247,308
        Retained earnings                                           179,624             624,533                  --
                                                                 ----------          ----------          ----------

        TOTAL SHAREHOLDERS' EQUITY                                  321,324             766,233           1,249,308
                                                                 ----------          ----------          ----------

        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $3,258,286          $3,212,218          $3,633,804
                                                                 ==========          ==========          ==========

See Notes to Combined Financial Statements.

              CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
                        COMBINED STATEMENTS OF OPERATIONS

                                                         Years ended December 31            Nine months ended September 30
                                                     -------------------------------       -------------------------------
                                                         2001               2002               2002               2003
                                                     ------------       ------------       ------------       ------------
                                                                                            (Unaudited)        (Unaudited)
REVENUE                                              $ 24,316,925       $ 16,244,790       $ 12,477,842       $ 10,596,057

COST OF SERVICES                                       16,880,983         10,677,526          8,048,178          7,303,997
                                                     ------------       ------------       ------------       ------------

GROSS PROFIT                                            7,435,942          5,567,264          4,429,664          3,292,060
                                                     ------------       ------------       ------------       ------------

OPERATING EXPENSES
  Selling, general and administrative                   6,438,536          4,644,496          3,765,976          3,390,265
  Depreciation and amortization                           183,592            142,552            119,235             87,189
                                                     ------------       ------------       ------------       ------------

                                                        6,622,128          4,787,048          3,885,211          3,477,454
                                                     ------------       ------------       ------------       ------------

INCOME (LOSS) FROM
OPERATIONS                                                813,814            780,216            544,453           (185,394)
                                                     ------------       ------------       ------------       ------------

OTHER EXPENSES
  Interest expense                                        216,599            134,567            111,958             86,501
  Write-off of interest in closely-held
  business                                                140,000                 --                 --                 --
                                                     ------------       ------------       ------------       ------------

                                                          356,599            134,567            111,958             86,501
                                                     ------------       ------------       ------------       ------------

INCOME (LOSS) BEFORE TAXES                                457,215            645,649            432,495           (271,895)
                                                     ------------       ------------       ------------       ------------

INCOME TAXES (BENEFIT)
  Current                                                 191,200            101,100             97,373                 --
  Deferred                                               (135,000)           (78,700)           (78,700)                --
                                                     ------------       ------------       ------------       ------------

                                                           56,200             22,400             18,673                 --
                                                     ------------       ------------       ------------       ------------

NET INCOME (LOSS)                                    $    401,015       $    623,249       $    413,822       $   (271,895)
                                                     ============       ============       ============       ============

See Notes to Combined Financial Statements.

              CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                    Additional            Retained              Total
                                                    Capital           Paid-in              Earnings          Shareholders'
                                                     Stock            Capital             (Deficit)         Equity (Deficit)
                                                    ------          -----------           ---------         ----------------
Balance, January 1, 2001                            $1,900          $   139,800           $(221,391)          $   (79,691)

    Net income                                          --                   --             401,015               401,015

    Distributions to shareholders                       --                   --                  --                    --
                                                    ------          -----------           ---------           -----------

Balance, December 31, 2001                           1,900              139,800             179,624               321,324

    Net income                                          --                   --             623,249               623,249

    Distributions to shareholders                       --                   --            (178,340)             (178,340)
                                                    ------          -----------           ---------           -----------

Balance, December 31, 2002                           1,900              139,800             624,533               766,233

    Net loss (unaudited)                                --                   --            (271,895)             (271,895)

    Issuance of 100,000 shares of
    Common Stock of Conversion
    Services International, Inc.
    (unaudited)                                        100            1,499,900                  --             1,500,000

    Distributions to shareholders
    (unaudited)                                         --             (414,830)           (352,638)             (767,468)
                                                    ------          -----------           ---------           -----------

Balance, September 30, 2003
    (unaudited)                                     $2,000          $ 1,224,870           $      --           $ 1,226,870
                                                    ======          ===========           =========           ===========

See Notes to Combined Financial Statements.

              CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS

                                                                 Years ended December 31      Nine months ended September 30
                                                               ---------------------------    ------------------------------
                                                                  2001             2002           2002              2003
                                                               -----------       ---------    -------------     ------------
                                                                                               (Unaudited)       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                          $   401,015       $ 623,249       $ 413,822       $(271,895)

    Adjustments to reconcile net
    income (loss) to net cash provided
    by (used in) operating activities:

      Depreciation and amortization                                183,592         142,552         119,235          87,189
      Deferred tax benefit                                        (135,000)        (78,700)        (78,700)             --
      Allowance for doubtful accounts                              (25,000)        (75,000)         19,715          54,000
      Write-off of interest in closely-held
      business                                                     140,000              --              --              --
      Conversion of accrued interest to
      additional paid in capital                                        --              --              --          22,438

    (Increase) decrease in operating assets:

      Accounts receivable                                        1,756,935        (180,980)       (215,824)       (362,936)
      Prepaid expense                                              (15,978)         73,140          68,719         (26,381)
      Security deposits                                             (1,250)          1,250             913          (2,070)

    Increase (decrease) in operating
    liabilities:

      Accounts payable and accrued expenses                         34,289        (553,246)       (592,566)       (118,413)
      Deferred revenue                                              10,000         (10,000)        (10,000)             --
                                                               -----------       ---------       ---------       ---------

      Net cash provided by (used in)
      operating activities                                       2,348,603         (57,735)       (274,686)       (618,068)
                                                               -----------       ---------       ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                          (42,172)        (41,050)        (21,204)        (25,528)
    Collection (issuance) of note receivable                      (212,100)        210,000         110,000           2,100
    Advances to shareholders                                            --              --        (544,021)             --
    Acquisition of intangible assets                                    --         (82,277)             --              --
                                                               -----------       ---------       ---------       ---------

      Net cash provided by (used in) investing activities         (254,272)         86,673        (455,225)        (23,428)
                                                               -----------       ---------       ---------       ---------

See Notes to Combined Financial Statements.

              CONVERSION SERVICES INTERNATIONAL, INC. AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                                                                     Years ended December 31     Nine months ended September 30
                                                                   --------------------------    ------------------------------
                                                                      2001             2002           2002              2003
                                                                   -----------      ---------    --------------     -----------
                                                                                                   (Unaudited)      (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Cash overdraft                                                    (145,305)         5,660               --         (5,660)
    Net advances (repayments) under line of credit                  (1,310,727)       454,137        1,111,000        269,863
    Principal payments on long-term debt                              (703,746)      (308,828)        (245,006)      (219,766)
    Deferred loan costs in connection with long-term debt              (52,679)       (23,241)              --             --
    Issuance of convertible debt                                            --             --               --      1,500,000
    Contributions of capital                                           139,800             --               --             --
    Distributions to shareholders                                           --       (178,340)        (133,755)      (767,468)
                                                                   -----------      ---------      -----------      ---------

      Net cash provided by (used in)
      financing activities                                          (2,072,657)       (50,612)         732,239        776,969
                                                                   -----------      ---------      -----------      ---------

NET INCREASE (DECREASE) IN CASH                                         21,674        (21,674)           2,328        135,473

CASH, beginning of year/ period                                             --         21,674           21,674             --
                                                                   -----------      ---------      -----------      ---------

CASH, end of year / period                                         $    21,674      $      --      $    24,002      $ 135,473
                                                                   ===========      =========      ===========      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                         $   229,290      $ 135,066      $   111,958      $  66,622
    Cash paid for income taxes                                          35,379        229,007          215,515         27,026

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:

  During 2001 and 2002, the Company entered into various capital lease arrangements for computer equipment in the amount of $63,427 and $2,928, respectively.

  During the nine month period ended September 30, 2002 and 2003, the Company entered into various capital lease arrangements for computer equipment in the amount of $10,725 and $12,487, respectively. (unaudited)

  On September 30, 2003, Convertible debt with outstanding principal of $1,500,000 and accrued interest of $22,438 was converted into 100,000 shares of common stock of Conversion Services International. (unaudited)

See Notes to Combined Financial Statements.

                     CONVERSION SERVICES INTERNATIONAL, INC.
                                  AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            ORGANIZATION AND BUSINESS
            Conversion Services International, Inc. ("CSI") was incorporated in the State of Delaware and has been conducting business since 1990. CSI and Doorways, Inc. (together the "Company") are principally engaged in the information technology services industry in the following areas: Data Warehousing, Business Intelligence, Management consulting and professional services, on credit, to its customers principally located in New Jersey and New York.

            The accompanying combined financial statements include the accounts of CSI and Doorways, Inc. which is owned by the two principal shareholders of CSI. All intercompany transactions and balances have been eliminated.

            REVENUE RECOGNITION
            Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable.

            ACCOUNTS RECEIVABLE
            The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and changes the allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections, contractual terms and current credit conditions.

            PROPERTY AND EQUIPMENT
            Property and equipment are stated at cost and includes equipment held under capital lease agreements. Depreciation, which includes amortization of leased equipment, is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

            Expenditures for maintenance and repairs have been charged to operations. Major renewals and betterments have been capitalized.

            AMORTIZATION
            The Company amortizes deferred loan costs on a straight-line basis over the term of the related loan instrument. The Company amortizes acquired customer lists and contracts over an estimated useful life of 5 years.

            GOODWILL
            Goodwill represents the amounts paid in connection with a settlement agreement with the Elligent Consulting Group to re-acquire the ownership rights to the Company. The Company adopted FASB Statement 142 as of January 1, 2002 for all goodwill recognized in the
            Company"s balance sheet as of December 31, 2001. This statement changes the accounting for goodwill from an amortization method to an impairment-only approach, and introduces a new model for determining impairment charges.

                                          Notes to Combined Financial Statements

            GOODWILL
            The new impairment model requires performance of a two step test for operations that have goodwill assigned to them. First, it requires a comparison of the book value of net assets to the fair value of the related operation. If fair value is determined to be less than book value, a second step is performed to compute the amount of impairment. No impairment was determined at December 31, 2002 and September 30, 2003.

            The Company realized through the non-amortization of goodwill an increase of income of $55,333 in 2002, the year of adoption. Net income would have been $456,348 for the year ended December 31, 2001 had the statement been adopted in 2001.

            USE OF ESTIMATES
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            CONCENTRATIONS OF CREDIT RISK
            Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers, based upon factors surrounding their credit risk, establishes an allowance for doubtful accounts, and as a consequence believes that its accounts receivable credit risk exposure beyond such allowances is limited.

            The Company  maintains its cash with a high credit quality financial
            institution.   Each  account  is  secured  by  the  Federal  Deposit
            Insurance Corporation up to $100,000.

            ADVERTISING
            The Company expenses advertising costs as incurred. Advertising costs amounted to approximately $6,400 and $5,700 for the years ended December 31, 2001 and 2002, respectively and approximately $3,000 and $2,700 for the nine months ended September 30, 2002 and 2003, respectively (unaudited).

            INCOME TAXES
            The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates.

            On January 1, 2001, CSI elected to be an "S" Corporation whereby, the shareholders account for their share of CSI"s earnings, losses, deductions and credits on their Federal and various state income tax returns. CSI is subject to New York City and various state income taxes. On September 30, 2003, CSI's "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into common shares.

                                          Notes to Combined Financial Statements

            DERIVATIVES
            In September 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 " Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which requires the recognition of all derivatives as either assets or liabilities measured at fair value, with changes in value reflected as current period income
            (loss) unless specific hedge accounting criteria are met. The effective date of SFAS No. 133, as amended by SFAS No. 138, is for fiscal years beginning after September 15, 2000. The Company adopted SFAS No. 133 as of January 1, 2001, resulting in no material impact upon adoption. SFAS No. 133 did not have a material impact on the financial results for the years ended December 31, 2002 and 2001 or for the nine months ended September 30, 2003 and 2002 (unaudited).

            INTERIM FINANCIAL INFORMATION
            The information presented for September 30, 2003, and for the nine-month periods ended September 30, 2003 and 2002, are unaudited, but, in the opinion of management, the accompanying unaudited combined interim financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the Company's financial position as of September 30, 2003 and the results of its operations and its cash flows for the nine-month periods ended September 30, 2003 and 2002 in accordance with generally accepted accounting principles. Results for the interim period are not necessarily indicative of results that may be expected for the entire year.

Note 2:     RECENT PRONOUNCEMENTS

            In January 2002, the Company adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and indefinite-lived intangibles will not be amortized into results of operations, but instead will be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and indefinite-lived intangibles is more than its fair value.

            SFAS 142 requires, among other things, that goodwill not be amortized but should be subject to impairment testing at the "reporting unit level" at least annually and more frequently upon the occurrence of certain events, as defined by SFAS 142. A reporting unit is the same level as or one level below an operating segment, as defined by Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information."

                                          Notes to Combined Financial Statements

            In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 establishes standards for long-lived assets to be disposed of, and redefines the valuation and presentation of discontinued operations. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of SFAS 144 did not have a material effect on the Company's financial position, results of operations, and cash flows.

            In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Previous accounting guidance was provided by EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 replaces EITF 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS No. 146 as of January 1, 2003 and this adoption had no material impact on the Company's combined financial statements for the nine months ended September 30, 2003 (unaudited).

Note 3:     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                        December 31,   December 31,     Sept 30,
                                           2001           2002           2003
                                        ----------     ------------  -----------
                                                                     (Unaudited)

            Computer equipment          $ 482,382      $ 518,816      $ 551,831
            Furniture and fixtures        103,777        103,777        103,777
            Automobiles                    42,173         46,789         51,789
            Leasehold Improvements         87,546         87,546         87,546
                                        ---------      ---------      ---------

                                          715,878        756,928        794,943
            Accumulated depreciation)    (398,702)      (507,591)      (580,533)
                                        ---------      ---------      ---------

                                        $ 317,176      $ 249,337      $ 214,410
                                        =========      =========      =========

            During 2001, the Comapony retired approximately $592,000 of fully depreciated assets.

                                          Notes to Combined Financial Statements

Note 4:     RELATED PARTY TRANSACTIONS

            Due from shareholders of $182,023 at December 31, 2001 and 2002 and at September 30, 2003 (unaudited) consists of loans receivable from the shareholders of the Company. The loans are non-interest bearing and have no stated terms of repayment.

Note 5:     INTANGIBLES

            As part of the asset purchase agreement with Scosys, Inc. executed in November 2002, the Company acquired intangible assets of $82,277. The intangibles acquired have been assigned as follows:


                                             December 31,   December 31,  Sept. 30,
                                                2001           2002         2003
                                             ------------   ------------  ---------
                                                                        (Unaudited)
            Customer lists and contracts      $     --       $62,277      $62,277
            Proprietary rights and rights to
            the name of Scosys Inc.                 --        20,000       20,000

                                              --------       -------      -------

                                                              82,277       82,277
            Accumulated amortization                --            --
                                              --------       -------      -------

                                              $     --       $82,277      $72,937
                                              ========       =======      =======


            Intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist or at least annually. The Company assesses the recoverability of its assets, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The Company determined that there is no impairment of the assets at December 31, 2002 and September 30, 2003 (unaudited).

Note 6:     LINE OF CREDIT

            The credit facility provides for a maximum borrowing of $2,250,000, based on eligible accounts receivable. The interest rate is at the bank"s prime rate plus one (5.25% at December 31, 2002). The line is collateralized by all corporate assets, guaranteed by the Company"s shareholders, and expires on June 30, 2004. (See Note 14)

                                          Notes to Combined Financial Statements

Note 7:     LONG-TERM DEBT

Long-term debt consisted of the following:

                                              December 31,         December 31,       September 30,
                                                  2001                 2002                2003
                                              -----------          ------------       -------------
                                                                                       (Unaudited)
Note payable to a bank requiring monthly
installments of $8,333, plus interest at
the bank's  prime  rate plus  1/4%,  due
November     2005.     The    note    is
collateralized  by all corporate  assets
and  is   guaranteed  by  the  Company's
shareholders. (See Note 14)                   $  391,667           $ 291,667            $ 216,667

Note payable to a bank requiring monthly
installments  of $11,667,  plus interest
at LIBOR  plus  200  basis  points,  due
November     2005.     The    note    is
collateralized  by all corporate assets,
pledged   securities   of   one  of  the
shareholders,  and is  guaranteed by the
Company's  shareholders.  The LIBOR rate
at  December  31,  2002 was 1.45%.  (See
Note 14)                                         548,333             408,333              303,334

Notes   payable   under   capital  lease
obligations  payable to various  finance
companies for equipment at varying rates
of interest and maturity  dates  through
2006.                                            118,327              49,499               22,219
                                              ----------           ---------            ---------

                                               1,058,327             749,499              542,220

Less: Current portion of long-term debt,
including   obligations   under  capital
leases of $44,534.                              (318,014)           (284,534)            (251,454)
                                              ----------           ---------            ---------

                                              $  740,313           $ 464,965            $ 290,766
                                              ==========           =========            =========

                                          Notes to Combined Financial Statements

            Future annual principal payments of long-term debt is as follows:

         Years Ending December 31
         ------------------------

                  2003                          $284,534
                  2004                           242,977
                  2005                           221,371
                  2006                               617
                                                --------

                                                $749,499
                                                ========

Note 8:     OBLIGATIONS UNDER CAPITAL LEASES

            The  Company  has  entered  into  various  capital  leases  that are
            collateralized   by   computer    equipment    originally    costing
            approximately $365,000.

            The following is a schedule of future minimum payments required under the leases together with their present value as of December 31, 2002:

         Years Ending December 31
         ------------------------

                  2003                          $ 46,009
                  2004                             3,018
                  2005                             1,386
                  2006                               619
                                                --------

                                                  51,032
    Less: Amount representing interest            (1,533)
                                                --------

                                                $ 49,499
                                                ========

                                          Notes to Combined Financial Statements

Note 9:     SHAREHOLDERS" EQUITY

            Capital stock consisted of the following:

                                                         December 31,         December 31,      September 30,
                                                            2001                 2002                2003
                                                         ------------         ------------      -------------
                                                                                                 (Unaudited)
            CSI:
              Common stock, $.001 par value,
              1,000,000  shares  authorized,
              900,000   shares   issued  and
              outstanding  in 2001 and 2002,
              1,000,000  shares  issued  and
              outstanding in 2003                          $   900             $   900             $  1,000

            Doorways Inc.:
              Common  stock,  no par  value,
              3,000 shares authorized, 1,000
              shares issued and outstanding                  1,000               1,000                1,000
                                                           -------             -------             --------

                                                           $ 1,900             $ 1,900             $  2,000
                                                           =======             =======             ========

            During 2001, the Companies" shareholders contributed $139,800 in additional paid in capital.

            In July 2003, CSI issued $1,500,000 of 7% Convertible Promissory Notes due January 1, 2006. On September 30, 2003, these notes were converted into 100,000 shares of CSI's common stock (unaudited).

Note 10:    INCOME TAXES

            The  Company   provides  for  federal  and  state  income  taxes  in
            accordance with current rates applied to accounting income before taxes. The provision for income taxes is as follows:


                                     Years ended December 31           Nine months ended September 30
                                  ----------------------------         ------------------------------
                                    2001                2002               2002               2003
                                  ---------           --------         -----------         ----------
                                                                       (Unaudited)         (Unaudited)
            Current- Federal      $  96,200           $ 63,300           $ 63,300           $    --
            Current - State          95,000             37,800             34,073                --
            Deferred tax benefit   (135,000)           (78,700)           (78,700)               --
                                  ---------           --------           --------           -------

                                  $  56,200           $ 22,400           $ 18,673           $    --
                                  =========           ========           ========           =======


            Deferred tax liabilities consists of the temporary difference caused by the conversion of cash-basis tax accounting to accrual-basis tax accounting pursuant to Internal Revenue Code section 481(a) which allows up to a 4 year spreading of the income and expenses caused by the change in accounting method that ended during 2002.

                                          Notes to Combined Financial Statements

Note 11:    MAJOR CUSTOMERS

            During 2001 and 2002, the Company had sales to two major customers which totaled approximately $15,892,000 and $9,540,000, respectively. Amounts due from these customers included in accounts receivable were approximately $1,056,000 and $726,000 at December 31, 2001 and 2002, respectively.

            During the nine months ended September 30, 2002, the Company had sales to two major customers which totaled approximately $7,641,000 and amounts due from these customers included in accounts receivable of approximately $1,156,000. During the nine months ended September 30, 2003, the Company had sales to one major customer which totaled approximately $3,212,000 and amounts due from this customer included in accounts receivable of approximately $398,000 (unaudited).

Note 12:    EMPLOYEE BENEFIT PLAN

            The Company has a defined  contribution  profit  sharing  plan under
            Section 401(k) of the Internal Revenue Code that covers substantially all employees. Eligible employees may contribute on a tax deferred basis a percentage of compensation up to the maximum allowable amount. Although the plan does not require a matching contribution by the Company, the Company may make a contribution. The Company"s contributions to the plan for the years ended December 31, 2001 and 2002 was approximately $43,000 and $20,000, respectively. During the nine months ended September 30, 2003, Company's contributions to the plan were approximately $20,000 (unaudited).

Note 13:    COMMITMENTS

            LEASE COMMITMENTS
            The Company's corporate headquarters are located in East Hanover, New Jersey, where it operates under an amended lease agreement expiring December 31, 2005. In addition to minimum rentals, the Company is liable for its proportionate share of real estate taxes and operating expenses, as defined.

            Rent expense, including automobile rentals, totaled $402,654 and $415,791 in 2001 and 2002, respectively. Rent expense, including automobile rentals, totaled $315,438 and $231,295 for the nine months ended September 30, 2002 and 2003, respectively (unaudited).

            The  Company  is  committed  under  several   operating  leases  for
            automobiles that expire during 2004.

                                          Notes to Combined Financial Statements

Note 13:    COMMITMENTS

            LEASE COMMITMENTS (Continued)

            Future  minimum  lease  payments  due  under  all  operating   lease
            agreements as of December 31, 2002 are as follows:

              Years Ending December 31             Office         Automobiles           Total
                                                  --------        -----------         --------
                    2003                          $172,546          $ 40,702          $213,248
                    2004                           172,546             9,668           182,214
                    2005                           172,546                --           172,546
                                                  --------          --------          --------

                                                  $517,638          $ 50,370          $568,008
                                                  ========          ========          ========

            LETTER OF CREDIT
            The Company is committed under an outstanding letter of credit with a bank to secure the security deposit on the office space in the amount of $212,618 and $191,356 as of December 31, 2001 and 2002,
            respectively and $83,375 at September 30, 2003 (unaudited).

            AGREEMENTS
            During 2002, the Company executed a twelve month employment agreement with one of it"s officers. This agreement expires in November 2003. In addition, the Company executed an independent contractor agreement which runs through May 2004 and is automatically renewed for additional one year periods unless either party chooses to cancel the agreement.

Note 14:    SUBSEQUENT EVENTS (unaudited)

            On August 21, 2003, LCS Group, Inc., LCS Acquisition Corp., a wholly owned subsidiary of LCS Group, Inc., CSI and CSI's executive officers and principal stockholders, executed an Agreement and Plan of Reorganization to merge CSI into LCS Acquisition Corp. If the transaction is consummated, CSI will become the operating entity, LCS Group will change its name to CSl and the CSI shareholders will control approximately between 85% and 90% of the shares of the combined company. The transaction is subject, among other things, to the approval of the CSI shareholders, the approval by the LCS Group stockholders to an increase in the authorized LCS Group shares to one billion and appropriate due diligence by the parties.

            In October 2003, CSI informed its lending institution it was in violation of certain financial covenants in connection with the Company's Line of Credit and Note payable facilities. The Company has requested that the bank provide a waiver to the credit agreement. It is uncertain if the bank will take any action regarding the default. On October 29, 2003, CSI made arrangements with another financial institution and has obtained a $2,000,000 Unsecured Convertible Line of Credit Note. The terms of this new note provide for interest accruing on advances at 7% per annum with a maturity date of October 28, 2008, unless converted into Common Stock at CSI or the financial institution's option.

                                                                      Schedule D

                        LCS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       August 31, 2003       February 28, 2003
                                                                                       ---------------       -----------------
                                                                                         (Unudited)
ASSETS                                                                                   $         0            $          0
                                                                                         ===========            ============
LIABILITIES
Current liabilities:
   Cash overdraft                                                                        $         0            $     23,300
   Accounts payable                                                                          598,926                 618,135
   Accrued Expenses                                                                        3,084,702               2,796,442
   Liabilities to be paid with Common Stock                                                   98,250                  98,250
   Debt in default                                                                           262,500                 262,500
   Debt not in compliance with terms                                                         301,445                 301,445
   Notes payable                                                                              25,000                 100,000
   Convertible Debt                                                                          261,987                       0
   Loans from stockholder/president                                                          910,497                 930,707
   Other current liabilities                                                                  52,879                  53,902
                                                                                         -----------            ------------

      Total current liabilities                                                            5,596,186               5,184,681
                                                                                         -----------            ------------

CAPITAL DEFICIT
Common stock - $.001 par value,  50,000,000  shares  authorized;
   49,120,176 and 49,120,176 shares issued and outstanding, respectively                      49,120                  49,120
Additional paid-in capital                                                                15,311,781              15,311,781
Accumulated deficit                                                                      (20,957,087)            (20,545,582)
                                                                                         -----------            ------------

      Total capital deficit                                                               (5,596,186)             (5,184,681)
                                                                                         -----------            ------------
                                                                                         $         0            $          0
                                                                                         ===========            ============

See notes to consolidated financial statements

                        LCS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED AUGUST 31,          SIX MONTHS ENDED AUGUST 31,
                                                              -------------------------------       -------------------------------
                                                                  2003               2002               2003               2002
                                                              ------------       ------------       ------------       ------------
                                                               (UNAUDITED)        (UNAUDITED)        (UNAUDITED)        (UNAUDITED)
NET REVENUES                                                  $         --       $     11,543       $         --       $     31,908

COST OF REVENUES                                                        --                 --                 --                 --
                                                              ------------       ------------       ------------       ------------

                                                                        --             11,543                 --             31,908

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
  (INCLUDES $0, $37,000, $0 AND $57,000,
  respectively OF EXPENSES PAID WITH
  COMMON STOCK)                                                    156,169            123,355            361,641            271,298
                                                              ------------       ------------       ------------       ------------

LOSS FROM OPERATIONS                                              (156,169)          (111,812)          (361,641)          (239,390)

Interest expense                                                   (23,088)          (530,516)           (49,864)          (604,766)
                                                              ------------       ------------       ------------       ------------

NET LOSS                                                      $   (179,257)      $   (642,328)      $   (411,505)      $   (844,156)
                                                              ============       ============       ============       ============

NET LOSS PER SHARE - BASIC AND DILUTED                        $        .00       $       (.01)      $       (.01)      $       (.02)
                                                              ============       ============       ============       ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                   49,120,176         45,709,320         49,120,176         41,044,626
                                                              ============       ============       ============       ============

See notes to consolidated financial statements.

                        LCS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      SIX MONTHS ENDED AUGUST 31,
                                                    ------------------------------
                                                       2003                2002
                                                    -----------         ----------
                                                     (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                            $  (411,505)        $(844,156)
Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization                                           6,917
    Issuance of common stock for services - net                            57,000
    Financing Charge - Non Cash                                           483,460
  Changes in:
    Accounts receivable                                                       496
    Security deposits and other assets                                      9,293
    Accounts payable and accrued expenses               269,051           196,096
    Other current liabilities                            (1,023)            2,999
                                                    -----------         ---------

NET CASH USED IN OPERATING ACTIVITIES                  (143,477)          (87,895)
                                                    -----------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                   --                --
                                                    -----------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash Overdraft                                        (23,300)            6,968
  Proceeds from note issued                                  --            75,000
  Proceeds from convertible debt                        261,987                --
  Repayment of note                                     (75,000)          (10,000)
  Proceeds from major stockholder/president loans            --            15,927
  Repayment of major stockholder/president loans        (20,210)               --
                                                    -----------         ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES               143,477            87,895
                                                    -----------         ---------

NET INCREASE (DECREASE) IN CASH                               0                 0

CASH - BEGINNING OF PERIOD                                    0                 0
                                                    -----------         ---------

CASH - END OF PERIOD                                $         0        $        0
                                                    ===========       ===========


NONCASH ACTIVITY:
Liabilities paid with common stock                                     $  390,000
                                                                       ==========

See notes to consolidated financial statements.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]   The Company:

      On October 28, 1997, LCS Golf, Inc. (the "Company"), an inactive New York corporation, was merged in a reverse merger transaction into an inactive Delaware corporation with the same name ("LCS Delaware") in exchange for 980,904 shares of LCS Delaware's common stock. The Company paid $50,000 as a finder's fee in connection with the merger which was charged to expense. In addition, 3,916,360 shares with a value of $25,000 were issued to certain existing shareholders of the Company for services rendered in connection with the merger. For financial accounting purposes, the merger on October 28, 1997 has been treated as the acquisition of LCS Delaware by the Company in the form of a recapitalization. Therefore, no value has been ascribed to the common stock held by the LCS Delaware shareholders.

      The Company was formed under the laws of the State of New York on March 8, 1994. On October 26, 1994, the Company commenced business operations with the purchase of substantially all of the assets and the assumption of specific liabilities of Bert Dargie Golf, Inc., a Tennessee corporation engaged in the business of designing, assembling and marketing golf clubs and related accessories.

      In August 1996, the Company conveyed, assigned, transferred and delivered substantially all of its business assets to Dargie Golf Co. (the "Purchaser") in exchange for the: i) cancellation of the remaining debt owed to the Purchaser arising from the October 26, 1994 purchase, ii) sale by Herbert A. Dargie III of his 5 percent ownership interest in the Company to the Company and, iii) the assumption of certain liabilities of the Company by the Purchaser.

      The Company was engaged in the acquisition and operation of companies which provided products and services to the golf playing public and marketed the database information obtained from its websites. These products and services included discounted green fees and other services, and a golf website (http://www.golfuniverse.com) which provided various golf-related hyperlinks to other golf websites and golf course previews.

      The Company formerly designed and manufactured consumer products, but ceased its manufacturing operations in November of 1999. It does not intend to renew its operations.

      During the fiscal year ended February 28, 2003, the Company had lost its websites and domain names, and its database had become obsolete. Some of these websites and domain names are being used by a company owned by the Company's Chief Operating Officer. It is unlikely that the Company will be able to recover any of these websites and/or domain names and the Company may not be able to adequately update its database. The Company does not intend to resume its prior activities.

      The Company generated minimal revenues in fiscal 2003 and currently has no revenue generating operations.

[2]   Principles of consolidation:

      The consolidated  financial  statements include the accounts of LCS GROUP,
      Inc.  and  its  subsidiaries.   All  material  intercompany  accounts  and
      transactions have been eliminated in consolidation.

[3]   Basis of presentation:

      The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[3]   Basis of presentation: (continued)

      Through August 31, 2003, the Company has not generated revenues from its operations to cover its costs and operating expenses and has incurred significant recurring losses. In addition, the Company has a significant working capital deficiency and a capital deficit. Although the Company has been able to issue its common stock for a significant portion of its expenses and has had to rely on loans from its major stockholder/president and others, it is not known whether the Company will be able to continue this practice. It is also not known if the Company will be able to meet its operating expense requirements.

      These circumstances raise substantial doubt about the Company's ability to continue as a going concern. If the Company is not able to raise sufficient additional capital or debt financing, the Company will be forced to cease operations. In addition, the Company is investigating potential merger candidates that have or may be able to generate additional capital or obtain debt financing. No assurances can be given to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

      During the six months ended August 31, 2003, the Company issued $261,987 of non-interest bearing convertible promissory notes payable on demand and convertible at $0.03 per share (See Note E).

      Certain accounts have been reclassified for comparative purposes.

[4]   Interim Financial Data

      Those condensed consolidated financial statements have been prepared by the Company, without audit by independent public accountants, pursuant to the rules and regulations of the United States Securities and Exchange Commission. In the opinion of management, the accompanying condensed consolidated financial statements include all normal recurring adjustments necessary for the information presented not to be misleading. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in the Company's fiscal year 2003 Annual Report on Form 10-KSB. Operating results for the three and six months ended August 31, 2003 and 2002 are not necessarily indicative of the results that may be expected for the full year or any other period.

      There have been no significant changes in the accounting policies of the Company. There were no significant changes in the Company's commitments and contingencies as previously described in the fiscal year 2003 Annual Report on Form 10-KSB.

[5]   Deferred income taxes:

      Deferred income taxes are reported using the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[6]   Loss per share:

      Loss per share has been computed by dividing the net loss by the weighted average number of common shares outstanding, including shares with respect to liabilities to be paid with common stock, during each period. The effect of outstanding potential common shares, including stock options, warrants and convertible debt is not included in the per share calculations as it would be anti-dilutive.

[7]   Use of estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, which are subject to impairment considerations, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE B - DEBT IN DEFAULT

On February 16, 2000, the Company borrowed from Traffix, Inc. (formerly Quintel Communications, Inc.) ("Traffix"), an internet marketing and development company, $500,000 in the form of a convertible promissory note ("Note"). The Note was due on demand at any time after August 16, 2000 and is convertible into 500,000 shares of common stock of the Company at any time prior to repayment. Any shares issued by the Company will have registration and piggyback registration rights and are subject to anti-dilution adjustments in certain cases. If any additional shares are issued under the anti-dilution provisions, the Company will have a one-time repurchase right at a $1.00 per share during the twelve-month period following the date of conversion of the Note. The Note was without interest until the earlier of August 17, 2000 or an event of default under the Note. Interest is being charged at prime plus 4%, not to exceed 14%. The Note may be prepaid at anytime after giving 15 days prior written notice. The Note is collateralized by the Company's database and all related records, contract rights and intangibles which has been delivered to the lender and must be updated upon request, until the obligation has been paid.

The Company entered into a ten-year licensing agreement with Traffix for the use of its database for a monthly payment of $5,000 which can be used to offset the remaining balance owed to Traffix. During the quarter and six months ended August 31, 2003, no such payments were made.

On the same date, the Company also entered into a two-year marketing agreement with Traffix to develop programs to market products and services and send promotional e-mails to the visitors and customers of the Company's websites. Traffix is to pay the Company $.25 for each individual who "opts in" to be registered with Traffix at its site. Revenues generated from these programs (less direct "out-of-pocket" costs, including royalties, cost of producing the marketing materials and other expense directly related to the programs) is to be divided equally and distributed quarterly less any required reserves. There have been no revenues recognized from these programs.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE B - DEBT IN DEFAULT  (CONTINUED)

In connection with the marketing agreement, the Company issued two-year options to purchase 100,000 shares of the Company's common stock at $1.00 a share and 100,000 shares at $2.00 per share. The value of these options at grant date, utilizing the Black-Scholes option-pricing model, was $139,000. The assumptions used in determining the value was an expected volatility of 155%, an average interest rate of 6.68% per annum and an expected holding period of two years. The estimated value of these options was expensed in the year ended February 28, 2001. These options are subject to certain anti-dilution provisions and provide registration rights for the underlying shares. The agreement can be terminated in the event of a default under the agreement by either party which is not corrected within 30 days after notice is given.

On August 8, 2000, following certain disagreements concerning Traffix's use of the Company's database, the Company entered into a Forbearance Agreement and amended the security agreement with Traffix. The Company made a $50,000 payment against the $500,000 convertible note which was funded personally by its major stockholder/president. The Note was amended to provide for payment on demand. The amended security agreement requires the Company to remit to Traffix, 50% of collections on the outstanding accounts receivable as of August 10, 2000 and 25% of all subsequent accounts receivable collected, within five days. Payments are to be credited, first to interest and then to principal. Traffix is also to receive 50% of all other cash receipts, including additional loans, until the
Note is paid. The amended security agreement also includes all accounts of the Company and all security, or guarantees held with respect to the accounts and all account proceeds. In addition, the Company's major stockholder/president personally guaranteed up to $250,000 of the Note of which $160,000, (including the two payments of $50,000 each discussed below) has been paid against this guaranty.

Due to the above amendment, Traffix agreed not to demand payment on the Note or commence any action against the Company, as long as it receives payments for interest and principal of at least $10,000 per month or collection of the Company's accounts receivable or money from the guarantor, the Company's major stockholder/president, and the Company generates gross revenues of at least $75,000 per month.

On August 8, 2000, the Company received $300,000 from American Warrant Partners, LLC ("AWP") evidenced by an 8% convertible subordinated promissory note (see below). The Company did not remit 50% of the cash proceeds of this note, as required by the Forbearance Agreement, which put the Company into default under its agreement with Traffix. The Company has not obtained a waiver of the default, however, the major stockholder/president personally made two payments of $50,000 each towards the principal and interest on the Traffix Note. The Company recorded these payments as a loan from its stockholder/president. In addition, the Company agreed to remit 50% (formerly 25%) of cash received from new accounts receivable.

On May 16, 2001, the Company entered into an agreement Traffix, Inc. which amended the aforementioned Forbearance Agreement dated August 8, 2000. The Company agreed to pay $10,000 on signing. Upon the closing of the AWP financing (see Note G), Traffix was to be paid an additional $10,000. Commencing on June 1, 2001, the Company agreed to a payment schedule of a minimum of $10,000 per month. Since May 16, 2001 the Company has not made all of the required $10,000 monthly payments to Traffix, as called for by the amended Forebearance Agreement. As a result, as of August 31, 2002, the Company is in default of its amended Forbearance Agreement with Traffix.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE C - DEBT NOT IN COMPLIANCE WITH TERMS

      [1] On August 8, 2000, AWP loaned the Company $300,000 evidenced by 8% convertible subordinated promissory note with a maturity date of August 8, 2002. The note is convertible, at the option of AWP, into common stock at $.25 per share (market price of $.4375 per share), subject to adjustment which resulted in a discount of the note of approximately $201,000. This discount was immediately recognized as interest expense due to the ability of AWP to convert the note at any time. Interest is payable quarterly commencing on September 30, 2000. The Company also issued a five-year warrant expiring on August 8, 2005 to purchase 600,000 shares of common stock, exercisable at $.40 per share, subject to adjustment, to be exercised in whole or in part. The value of this warrant at grant date, utilizing the Black-Scholes option-pricing model, was approximately
      $260,000. The assumptions used in determining the value was an expected volatility of 227%, an average interest rate of 6.06% per annum and an expected holding period of five years. The allocated value of the warrant is $99,000. This amount is to be amortized over the life of the two-year note, or shorter if exercised earlier. Based upon the values ascribed to the convertibility feature of the note and the warrant, the Company has recorded additional interest expense of approximately $228,000 during the year ended February 28, 2001. The Company also entered into a registration rights agreement whereby a Registration Statement for the shares is to be filed as soon as reasonably practicable but not later than September 15, 2000. The Company did not file the Registration Statement by September 15, 2000 and since a Registration Statement was not declared effective by November 15, 2000, the terms of the agreement are that for each 30-day period that the Registration Statement is not declared effective, the conversion price of $0.25 of the convertible note and the warrant exercise price of $0.40 will each be reduced by 2% per 30-day period, until the exercise price reaches $0.05. Pursuant to this provision, at Feburary 28, 2002, the reduced conversion price and the exercise prices were each $0.04 respectively. In addition, the interest rate on the convertible note will increase 2% for each 30-day period, not to exceed 15%. Pursuant to this provision, the Company has recorded interest expense of $2,000 and $8,000 for the three and six momths ended August 31, 2002, respectively. As of August 31, 2002, the interest rate was 15%. Certain officers and directors agreed to a lock-up agreement restricting their right to sell, transfer, pledge or hypothecate or otherwise encumber their shares until the earlier of 1) the one year anniversary of the agreement, 2) the effective date of the Registration Statement or 3) until the Company raises $1,000,000 in equity or debt financing. The Company agreed to recommend and use its best efforts to elect a representative of AWP to the Board of Directors until one year from the date of the agreement or until the Company raises $1,000,000 in equity or debt financing.

      On May 16, 2001, the Company entered into an amendment, waiver and consent relating to the 8% convertible subordinated promissory note, warrant, and registration rights agreement revising the conversion price of the promissory note and the exercise price of the warrant to the lower of $0.12 or 80% of the current market price on the date immediately preceding the date of the exercise or conversion. The Company is required to register the underlying common stock in a registration statement to be filed in connection with a proposed new investment no later than 60 days from June 15, 2001, in consideration for which, AWP has agreed to waive any penalty provisions with respect to the filing of the registration statement and consent to the issuance of common stock below the then applicable conversion or exercise price of the promissory note and warrant relating to the financing received on May 24, 2001.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE C - DEBT NOT IN COMPLIANCE WITH TERMS  (CONTINUED)

[1]   (continued)

      Pursuant to this amendment of the Conversion and Exercise price, the Company recorded a charge of approximately $239,000 during the quarter ended May 31, 2001, which represents the beneficial conversion feature resulting from the difference between the fair market value of the shares at the effective date of the amendment and the effective conversion rate of the note.

[2] On May 24, 2001, the Company entered into an agreement with Private Capital Group, LLC ("PCG") (an entity related to AWP) for the sale of $200,000 of 8% convertible debentures with Private Capital Group, LLC ("PCG") ( an entity related to American Warrant Partners) which can be converted at any time by the holder or will automatically convert into common stock in five years, at the lower of $0.12 per share or 80% of the market price as defined. The $200,000 Note has been personally guaranteed by the Company's major stockholder/president with 750,000 of his shares of the Company's stock being held in escrow. The Company also agreed to file a registration statement for the shares but no later than sixty calendar days from June 15, 2001. The Company did not file the registration statement within the sixty-day period. The lenders waived this noncompliance. At February 28, 2002, the Company had received $175,000 of proceeds from this note. The Company has recorded a charge of $175,000 for the year ended February 28, 2002. The charge represents the beneficial conversion feature resulting from the differences between the fair market value of the shares at the date of issuance of the debt and the effective conversion rate for the convertible debentures.

On January 31, 2002, the Company was notified that it was in default of its convertible debentures agreements with Private Capital Group, LLC ("PCG") and its 8% convertible subordinated promissory note to American Warrant.

As of January 31, 2002 the Company had not filed its quarterly report on Form 10-QSB for the period ending November 30, 2001 within the time required pursuant to Rule 13a-13 of the Securities Exchange Act of 1934. PCG considered this to be an event of default as defined in the debenture agreement and demanded that the Company cure this default within thirty business days in accordance with the debenture agreement. The Company believed that it cured this default with the filing of this Form 10-QSB for the period ending November 30, 2001 on February 11, 2002.

The Company has not paid the interest due on the promissory note, which American Warrant considers this to be an event of default under the note. This default was not cured within twenty calendar days therefore, the principal and accrued interest are payable immediately.

On June 28, 2002, the Company entered into an Agreement and Release with AWP and PCG, the holders of the Company's 8% convertible promissory notes. The Agreement and Release addresses the Company's noncompliance with the terms of the 8% convertible promissory notes.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE C - DEBT NOT IN COMPLIANCE WITH TERMS  (CONTINUED)

Pursuant to the Agreement and Release, AWP and PCG in the aggregate converted $200,000 of the 8% convertible promissory notes at a price of $0.04 per share, as adjusted, for an aggregate of 5,000,000 shares of the Company's common stock. Should the price of the Company's stock not reach and remain at $0.50 per share for a minimum period of thirty trading days within 120 days of a merger with an operating company, at an average volume of 150,000 shares per day, then the Company will issue a total of an additional 6,000,000 shares of its common stock to AWP and PCG. Since a merger with an operating company did not occur within thirty days of the aforementioned agreement and release, AWP and PCG have the option to receive immediate repayment of their notes or to receive the additional 6,000,000 shares of common stock. On November 26, 2002, the Company issued the aforementioned 6,000,000 shares of common stock to AWP and PCG.

Also pursuant to the Agreement and Release described above, AWP exercised the warrants that were issued in conjunction with the 8% convertible promissory notes. These warrants were exercised on a cashless basis into 512,951 shares of the Company's common stock.

The 800,000 shares that had been held in escrow as security for the promissory notes were released and returned to the Company's president and chief executive officer.

LCS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (unaudited)
August 31, 2003

NOTE D - Bridge Note

      On May 28, 2002, the Company entered into a loan agreement with a third party for $75,000. In conjunction with this loan the Company also granted the third party 200,000 shares of the Company's common stock. The Company's president, chief executive officer and principal stockholder had personally pledged 2,000,000 shares of the Company common stock as collateral for the loan. The Company defaulted on the aforementioned loan when it was not able to make the required repayment of $75,000 on June 11, 2002. Pursuant to the loan agreement, the Company was required to issued 10,000 shares of the Company's Common Stock ("Penalty Shares") to the third party for each day the loan is past due.

      On May 1, 2003 the Company repaid the $75,000 loan from the third party. In addition the Company has agreed to issue 1 million shares of it's common stock in full settlement of the default provisions under the note. In order to issue these shares the Company must amend its certificate of incorporation to increase the number of shares it is authorized to issue. The Company has also agreed to issue and additional 100,000 shares of common stock to the third party if the certificate of incorporation is not amended within six months. The third party also received piggyback registration rights with respect it the aforementioned shares. Concurrent with the repayment of the loan, the third party has also released 2 million shares of the Company's stock to the Company's major stockholder/president that the third party had been holding as collateral for the loan.

NOTE E - Convertible Debt

      During May, 2003, the Company entered into an agreement to borrow funds, payable on demand, with no interest, and will be convertible into common stock of the Company at $.03 per share. Since the current loan agreement provides that the authorized number of shares required to convert the loan is subject to shareholder approval, a commitment date has not occurred. Upon approval for an increase in the authorized number of shares, a substantial charge may be incurred representing the beneficial conversion feature on the difference between the stated conversion of $.03 per share and the market price. At August 31, 2003, such charge could amount to the full loan proceeds under this agreement. As of October 21, 2003, shareholder approval for such change in authorized shares has not been effectuated.

      As of October 22, 2003, $381,853 has been borrowed under this agreement.

NOTE F - Settlement of Litigation

      On May 1, 2003 a complaint naming the Company and its two officers was filed by a third party in Palm Beach County, Florida. The complaint alleged a breach of contract and contained allegations of losses of $1,625,000 plus securities and other compensation. The Company entered into a settlement agreement on September 5, 2003. The settlement calls for the issuance of 100,000 shares of the Company's common stock and payment of $10,000 in cash. The Company accrued this settlement as of August 31, 2003, the common stock being valued at $12,000 based upon the market price on the settlement date.

                                 LCS GROUP, INC.


Special Meeting of Stockholders January 23, 2004


             THIS PROXY IS SOLICITED ON BEHALF OF OUR SOLE DIRECTOR


      By signing below you appoint Michael Mitchell with power of substitution, as proxy to represent you at the special meeting of stockholders to be held at the Baci Pizzeria and Trattoria, 957 Route 6, Mahopac, New York 10541, on January 23, 2004 at 11:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock you would be entitled to vote if personally present, as indicted on the reverse side of this proxy card.


      The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR all five Proposals.

      Passage of Proposal 1 and 5 is contingent upon approval of the consummation of the merger with Conversion Services International, Inc. within seven (7) days after the special meeting. In the event that Proposal 1, 2 and/or 6 are not approved or that the director nominees are not elected, or the merger with Conversion Services International, Inc. is not consummated within the above timeframe, Proposals 1 and 5 will not pass, none of the director nominees will be elected and Dr. Mitchell will remain as our sole director.

      Please mark boxes in blue or black ink.

1. Proposal No. 1 for approval of the amendment to LCS' Certificate of Incorporation changing its name to Conversion Services International, Inc.

      FOR                           AGAINST                              ABSTAIN
     /  /                           /   /                                  /  /

2. Proposal No. 2 for approval of the amendment to LCS' Certificate of Incorporation increasing the number of shares of common stock LCS is authorized to issue from 50,000,000 to 1,000,000,000.

      FOR                           AGAINST                              ABSTAIN
     /  /                           /   /                                  /  /

3. Proposal No. 3 for approval of the amendment to LCS' Certificate of Incorporation authorizing LCS to issue up to 20 million shares of preferred stock in such series, each with different rights, preferences and designations and qualifications, limitations and restrictions as may be determined by LCS' board of directors without the approval of LCS' stockholders.

      FOR                           AGAINST                              ABSTAIN
     /  /                           /   /                                  /  /

4. Proposal No. 4 for approval of the amendment to LCS' Certificate of Incorporation limiting liability of its directors and providing for director and officer indemnification.

      FOR                           AGAINST                              ABSTAIN
     /  /                           /   /                                  /  /

5. Proposal No. 5 Electing the following nominees as directors of LCS: Scott Newman, Glenn Peipert and Lawrence K. Reisman.

                                                               AUTHORITY
                         FOR                                    withheld
                         all                                   as to all
                      nominees                                 nominees
                        /   /                                   /   /

      / / For, except authority withheld as to the following nominee(s):
                                                                        --------

------------------------------------------------------------------------

6. Proposal No. 6 for adoption of LCS' 2003 Stock Incentive Plan.

      FOR                           AGAINST                              ABSTAIN
     /  /                           /   /                                  /  /

      In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items, or before any postponements or adjournments thereof.

      Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the proxy statement.

Dated:
       --------------------                 --------------------------------
                                                     (Signature)

                                            --------------------------------
                                                     (Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE


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